UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

Nevada	1381	35-2302128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

5330 South 900 East, Suite 280

Murray, UT 84117

(801) 312-8113

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Trent D’Ambrosio, CEO

5330 South 900 East, Suite 280

Murray, UT 84117

(801) 312-8113

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy To:

BRUNSON CHANDLER & JONES PLLC

Walker Center

175 South Main Street

Suite 1410

Salt Lake City, Utah 84111

(801) 303-5721

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock, par value $0.00001 per share (4)	25,846,154	0.26	6,720,000.04	814.46
Total	25,846,154		$6,720,000.04	$814.46

(1)	The shares of common stock being registered hereunder are being registered for resale by the selling stockholder named in the accompanying prospectus.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder shall be deemed to cover additional securities to be offered to prevent dilution and thus includes such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or other similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), using the closing price as reported on the OTCQB marketplace on May 28, 2019.

(4)	Represents shares of common stock issuable to the selling stockholder upon the conversion of the Senior Secured Redeemable Convertible Note and the exercise of the Warrant in connection with that certain Note Purchase Agreement dated May 20, 2019.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated May __, 2019

PROSPECTUS

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INCEPTION MINING INC.

25,846,154 SHARES

COMMON STOCK

This prospectus relates to the sale, from time to time, by the Selling Stockholder of up to 25,846,154 shares of our common stock, par value $0.00001 per share (the “Resale Shares”) issuable to the Selling Stockholder upon (i) conversion of an outstanding Senior Secured Redeemable Convertible Note (the “Note”) issued by the Company in favor of the Selling Stockholder and (ii) exercise of a common stock purchase warrant (the “Warrant”) to purchase 9,250,000 shares of common stock. Both the Note and the Warrant were purchased by the Selling Stockholder pursuant to that certain Note Purchase Agreement, dated May 20, 2019 (the “Note Purchase Agreement”).

The Selling Stockholder may sell some or all of the Resale Shares from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholder. The Resale Shares may be sold by the Selling Stockholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” beginning on page 14 of this prospectus.

We will bear all costs relating to the registration of the Resale Shares. All selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

Our common stock is quoted on the OTC Link, LLC alternative trading system operated by OTC Markets Group Inc. at the OTCQB level (the “OTCQB”) under the symbol “IMII”. The closing price of our common stock on the OTCQB on May 28, 2019, was $0.26 per share.

These securities involve a high degree of risk. See the caption “Risk Factors” beginning on page 4 of this Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The Date of This Prospectus Is: May __, 2019

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholder has not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is the Selling Stockholder seeking an offer to buy, securities in any state where the offer or solicitation is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial condition, results of operations, and prospects may have changed since such date.

The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. All references in this Prospectus to Shares are as of May 28, 2019, unless otherwise specified. We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, the “Company,” “Inception,” “Inception Mining,” “we,” “us,” and “our,” refer to Inception Mining Inc., a Nevada corporation.

Company Overview

We are a mining company that was formed in Nevada on July 2, 2007. As a mining company, we are engaged in the production of precious metals. Our activities are not limited to production and they also include production, acquisition, exploration, and development of mineral properties, primarily for gold, from owned mining properties. Inception Mining has acquired two projects, the UP and Burlington mine and the Clavo Rico mine, as further described below. Our target properties are those that have been the subject of historical exploration. We have generated revenue and are generating revenue from mining operations.

UP and Burlington Gold Mine

On February 25, 2013, the Company acquired certain real property and the associated exploration permits and mineral rights commonly known as the UP and Burlington Gold Mine (“UP and Burlington” or the “Mine”) pursuant to that certain asset purchase agreement entered between the Company, its majority shareholder (the “Majority Shareholder”), and its wholly-owned subsidiary, Inception Development Inc. (the “Subsidiary”) on one hand, and Inception Resources on the other hand, dated February 25, 2013 (the “Asset Purchase Agreement”). Accordingly, the Company owns and controls this property exclusively; there are no third parties who impose conditions of any kind on operations at this location. We are presently in the exploration stage at UP and Burlington. UP and Burlington contain two federal patented mining claims which Inception Resources acquired for the purpose of the exploration and potential development of gold on the 40 acres which comprises UP and Burlington. Production at this mine is subject to a 3% net smelter royalty, which may increase or decrease depending on the amount of gold produced.

Discovered in 1892, UP and Burlington is a private gold property that has been held unused in a family trust for the past 75 years. UP and Burlington is located in Lemhi County, Northwest of Salmon, Idaho, at an elevation of 7,994 feet. The UP and Burlington site is located six miles from the city of Salmon; is 0.6 miles away from the closest major road (Ridge Rd.); and is 1.56 miles away from the closest major power line. We believe Salmon, along with the surrounding County of Lemhi, provides an excellent infrastructure for our mine. Salmon has a population of 3,122 and Lemhi County has a population of 7,806. In 2014-2015, heavy maintenance and right-of-way repair was completed and a new road to UP and Burlington mine site was constructed.

UP and Burlington’s two gold mining claims were brought to patent in 1900, which covers the Mine’s 40 acres. Subsequently, in 1989, a U.S. Forest Survey was performed on the UP and Burlington site confirming that the patented claims cover an area which is six hundred feet by three thousand feet (600‘x3000’). The Mine’s patented claims remove the challenges associated when working on U.S. Forest lands, Bureau of Land Management (“BLM”), state or other property types. With our purchase of UP and Burlington, we have the benefit of working on private land, which requires only a hauling / road permit to commence significant operations.

The Company has obtained the necessary permitting, cut additional access roads, made surface improvements, and initiated surface mining on a 2,500 foot per day lighted vein for bulk sampling, vein definition and ore valuation. In Phase II, we plan to contract an underground mining and operations plan, expand portal development leveraging existing underground access, and implement underground mining to a depth based on optimizing costs versus processed ore value. There is no guarantee that we will be successful in implementing any stage of our plans.

Our plan includes the continuation of obtaining a Lemhi County Conditional Use Permit and an Idaho Department of Lands Surface Reclamation Bond. Since receiving the permitting for the U.S. Forest Service Access Road, the access road is now complete. In addition, we have contracts such as geotechnical contracts, mining contracts, toll processing contracts, and underground mine plan contracts.

The Company and its independent consultants are in the process of developing a detailed exploration-drilling program to confirm and expand mineralized zones in the Mine and collect additional environmental and technical data. The first phase began in 2013. The Company intends to continue drilling, metallurgical testing, engineering and environmental programs and studies and has updated the historic feasibility study and environmental permit applications.

We also plan to review opportunities and acquire additional mineral properties with current or historic precious and base metal mineralization with meaningful exploration potential.

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Clavo Rico Mine

On October 2, 2015, the Company consummated a merger with Clavo Rico Ltd. (“Clavo Rico”). Clavo Rico is a privately held Turks and Caicos company with principal operations in Honduras, Central America. Clavo Rico operates the Clavo Rico mining concession through its subsidiaries Compañía Minera Cerros del Sur, S.A de C.V. and Compañía Minera Clavo Rico, S.A. de C.V. and holds other mining concessions. Its workings include several historical underground mining operations dating back to the early Mayan and Spanish occupation.

The Company’s primary mine is located on the 200-hectare Clavo Rico Concession, located in southern Honduras. This mine was originally explored and exploited in the 16th century by the Spanish, and more recently has been operated by Compañía Minera Cerros del Sur, S. de R.L. as a small family business. In 2003, Clavo Rico’s predecessor purchased a 20% interest and later increased its ownership to 99.9%. This company has since invested over five million dollars in the expansion and development of the mine and surrounding properties. Today, the Company operates this mine through exploration of surface-level material.

Mining operations begin by crushing extracted material to approximately 3/8-inch size pebbles, which is then mixed with additional material and loaded on the recovery pad for processing. The pebble material is sprinkled with a solution that leaches the gold from the rock, and the solution is collected and processed on-site at Clavo Rico’s own ADR plant. The doré bars that result from this process are shipped to the USA for refining.

Prior to the expansion, the mine had only been processing approximately less than 500 tons of extracted material per day. The current recovery operational increase has been sized to handle from 500 to 750 tons of extracted material per day on a recovery bed that has the capacity to receive up to 750,000 tons of material. The Company commenced full operations on January 1, 2012 and believes that sufficiently high gold content ore bodies have been located and blocked out to load the leach pad to capacity by the end of June 30, 2023. The Company has engaged in preliminary drilling of this area.

The Business

Inception Mining, Inc. (formerly known as Gold American Mining Corp.) was incorporated under the name of Golf Alliance Corporation and under the laws of the State of Nevada on July 2, 2007. Inception Mining, Inc. is a precious metal mineral acquisition, exploration and development company. Inception Development, Inc., its wholly owned subsidiary, was incorporated under the laws of the State of Idaho on January 28, 2013.

Golf Alliance Corporation pursued its original business plan to provide opportunities for golfers to play on private golf courses normally closed to them due to the membership requirements of the private clubs. During the year ended July 31, 2010, the Company decided to redirect its business focus toward precious metal mineral acquisition and exploration.

On March 5, 2010, the Company amended its articles of incorporation to (1) to change its name to Silver America, Inc. and (2) increased its authorized common stock from 100,000,000 to 500,000,000.

On June 23, 2010 the Company amended its articles of incorporation to change its name to Gold American Mining Corp.

On February 25, 2013, Gold American Mining Corp. and its majority shareholder (the “Majority Shareholder”), and its wholly-owned subsidiary, Inception Development Inc. (the “Subsidiary”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Inception Resources, LLC, a Utah corporation (“Inception Resources”), pursuant to which the Company purchased the U.P. and Burlington Gold Mine in consideration of 16,000,000 shares of common stock of the Company, the assumption of promissory notes in the amount of $950,000 and the assignment of a 3% net royalty.. This transaction is deemed an asset purchase by entities under common control. The Asset Purchase Agreement closed on February 25, 2013 (the “Closing”). The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of the gold mine pursuant to the terms of the Asset Purchase Agreement. As a result of such acquisition, the Company’s operations shifted to focus on the ownership and operation of the mine acquired from Inception Resources.

On May 17, 2013, the Company amended its articles of incorporation to change its name to Inception Mining, Inc. (“Inception,” “Inception Mining,” or the “Company”).

On October 2, 2015, the Company consummated an Agreement and Plan of Merger with Clavo Rico Ltd. (“Clavo Rico”). Clavo Rico is a privately held Turks and Caicos company with principal operations in Honduras, Central America. Clavo Rico operates the Clavo Rico mining concession through its subsidiaries Compañía Minera Cerros del Sur, S.A de C.V. and Compañía Minera Clavo Rico, S.A. de C.V. and holds other mining concessions. Pursuant to the agreement, the Company issued of 240,225,901 shares of common stock of Inception and assumed promissory notes in the amount of $5,488,980 and accrued interest of $3,434,426. Under this merger agreement, there was a change in control and it has been treated for accounting purposes as a reverse recapitalization with Clavo Rico, Ltd. being the surviving entity. Clavo Rico’s workings include several historical underground operations dating back to the early Mayan and Spanish occupation.

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The Company’s primary mine is located on the 200 hectare Clavo Rico Concession, located in southern Honduras. This mine was originally explored and exploited in the 16th century by the Spanish, and more recently has been operated by Compañía Minera Cerros del Sur, S.A. de C.V. as a small family business. In 2003, Clavo Rico’s predecessor purchased a 20% interest and later increased its ownership to 99.9%.

Recent Developments

May 20, 2019 Financing

On May 20, 2019, we entered into a Note Purchase Agreement (“NPA”) with the Selling Stockholder, pursuant to which we issued (i) a Senior Secured Redeemable Convertible Note (the “Note”) with an aggregate face value of $4,250,000 (of which $1,250,000 was retained by the Selling Stockholder as an original issue discount) and (ii) a common stock purchase warrant (the “Warrant”) to purchase 9,250,000 shares of common stock in exchange for $3,000,000 cash consideration. As long as a Trigger Event (as defined in the Note) has not occurred, the Note is subject to interest at a rate of 10.0% per annum and may be converted into shares of the Company’s common stock at a price equal to 100% of the average of the five lowest individual daily volume weighted average prices of the shares of common stock, less $0.01 per share (the “Conversion Price”), during the period beginning on the issuance date of the Note and ending on May 20, 2021, the Maturity Date of the Note. For each Trigger Event that occurs, the interest rate of the Note will increase by 10% and the discount to the market price will increase by 10%. The Conversion Price shall not be less than $0.01 per share of common stock (the “Floor Price”), unless an event of default has occurred, in which case the Floor Price is not applicable. In no event will the Conversion Price be less than the par value per share of the common stock of the Company. The Selling Stockholder transaction closed on May 20, 2019. “Trigger Events” that will result in less favorable financial terms for the Company include delays in receiving the conversion shares, the issuance of restricted shares if investor provides a legal opinion that shares may be issued without a restrictive legend, the issuance of a certificate if investor requests electronic delivery via DTC, the failure to timely perform obligations in the Transaction Documents, inaccurate representations in the NPA, events of default over $250,000, bankruptcy, insolvency, or reorganization, a lapse in the effectiveness of a registration statement, the suspension from trading on the trading market, the failure to meet the listing requirements of the trading market, notice that the Company intends not to comply with a conversion notice, the admission of the Company of its inability to pay its debts as they become due or appointment of a custodian or receiver, a judgment or judgments in excess of $250,000, delays in filing public reports, the initiation of an administrative or enforcement proceeding, and the Company’s common stock is under chill or freeze by DTC.

THE OFFERING

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of Securities” on page 15.

Common Stock offered by the Selling Stockholder	25,846,154 shares of common stock, par value $0.00001 per share.

Common Stock outstanding before this offering:	57,848,505

Common Stock to be outstanding immediately after this offering:	83,694,659 (assuming the Note is fully converted and the Warrant is fully exercised).

Use of proceeds

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholder pursuant to this prospectus. However, we will receive proceeds for any exercise of warrants, but not for the subsequent sale of the shares underlying the warrants, which we are hereby registering.

Offering Price	Market prices prevailing at the time of sale, at prices related to the prevailing market prices. The Selling Stockholder will determine when and how they will sell the common stock offered in this prospectus.

Transfer Agent	Colonial Stock Transfer Co., Inc., 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111
OTCQB Ticker Symbol:	IMII

We have agreed to pay all costs and expenses relating to the registration of our common stock. The selling stockholder will only be responsible for any commissions, taxes, attorney’s fees and other charges relating to the offer or sale of these securities. The selling stockholder may sell their common stock through one or more broker/dealers, and these broker/dealers may receive customary compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder as they shall agree.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following risks, along with all of the other information included in this report, before deciding to buy our common stock. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business may suffer.

RISKS RELATED TO OUR COMPANY

We have incurred losses since our inception in 2007 and may never be profitable, which raises doubt about our ability to continue as a going concern.

Since our inception in 2007 and until the Merger in 2015, we had nominal operations and incurred operating losses. As of March 31, 2019, our accumulated deficit since inception was $25,795,942. We have substantial current obligations and at March 31, 2019, we had $22,150,053 of current liabilities compared to only $490,818 of current assets. Since inception, we have been able to raise only minimal additional capital, and we have minimal cash on hand. Accordingly, the Company does not have sufficient cash resources or current assets to pay its current obligations, and we have been meeting many of our obligations through the issuance of our common stock to our employees, consultants and advisors as payment for the goods and services.

Our management continues to search for additional financing; however, considering the difficult U.S. and global economic conditions along with the substantial turmoil in the capital and credit markets, there is a significant possibility that we will be unable to obtain financing to continue our operations.

As we are in the beginning stages of our exploration activities on UP and Burlington, and such property has not generated revenue in the recent past, we expect to incur additional losses in the foreseeable future, and such losses may continue to be significant. To become profitable, we must be successful in raising capital to continue with our mining efforts, exploration activities, meet the work commitment requirements on UP and Burlington and Clavo Rico, discover economically feasible mineralization deposits and establish reserves, successfully develop the properties and finally realize adequate prices on our minerals in the marketplace.

These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent registered public accounting firm’s report on our audited financial statements as of and for the year ended December 31, 2018. If we are unable to continue as a going concern, investors will likely lose all of their investment in our company.

We have a limited operating history.

As an early stage company that has made acquisitions in only the past several years, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications, and delays inherent in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability. Additionally, the Company’s merger with the operating foreign entity was based on a review of all historical data and potential revenue streams and resources as could be ascertained from the submission of documents and a thorough review of all data made available. We believe the materials to be accurate and have attempted to discount the valuations due to perceived risks of foreign operations and the tasks of incorporating a non-public operating entity into Inception Mining Inc.

The feasibility of mineral extraction from UP and Burlington has not yet been established, as we have not completed exploration or other work necessary to determine if it is commercially feasible to develop the properties.

UP and Burlington does not have any proven or probable reserves. A “reserve,” as defined by the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced. We have not yet completed our feasibility study with regard to UP and Burlington. As a result, we currently have no reserves and there are no assurances that we will be able to prove that there are reserves on UP and Burlington.

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Exploring for gold is an inherently speculative business.

Natural resource exploration, and exploring for gold in particular, is a business that by its nature is very speculative. There is a strong possibility that we will not discover gold or any other resources that can be mined or extracted at a profit at our UP and Burlington project. Even if we do discover gold or other deposits at that project, the deposit may not be of the quality or size necessary for us to make a profit after extracting it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides, and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits. At our Clavo Rico mine, the resources may become scarce or more difficult to obtain.

We will require significant additional capital to continue our exploration activities, and, if warranted, to develop mining operations.

We will be required to raise significantly more capital in order to develop UP and Burlington for mining production, assuming economically viable reserves exist. There is no assurance that our investments in UP and Burlington will be financially productive. We will also be required to raise significantly more capital in order to fund our Clavo Rico operations. Our ability to obtain necessary funding depends upon a number of factors, including the price of gold, base metals, and other minerals we are able to mine, the status of the national and worldwide economy, and the availability of funds in the capital markets. If we are unable to obtain the required financing in the near future for these or other purposes, our exploration activities would be delayed or indefinitely postponed, we would likely may lose our lease and options to acquire an ownership interest in UP and Burlington and be unable to fund our operations at the Clavo Rico mine in Honduras. This would likely lead to failure of our Company. Even if financing is available, it may be on terms that are not favorable to us, in which case, our ability to become profitable or to continue operating would be adversely affected. If we are unable to raise funds, the market value of our securities will likely decline, and our investors may lose some or all of their investment.

The global financial conditions may have an impact on our business and financial condition in ways that we currently cannot predict.

The continued pressure on commodities markets and related turmoil in the global financial system may have an impact on our business and financial position. The recent high costs of consumables may negatively impact costs of our operations. In addition, current financial market conditions may limit our ability to raise capital through credit and equity markets. As discussed further below, the prices of the metals that we may produce are affected by a number of factors, and it is unknown how these factors will be impacted by a continuation of the financial crisis.

Fluctuating gold and mineral prices could negatively impact our business plan.

The potential for profitability of our gold and mineral mining operations and the value of any mining properties we may acquire will be directly related to the market price of gold and minerals that we mine. Historically, gold and other mineral prices have widely fluctuated, and are influenced by a wide variety of factors, including inflation, currency fluctuations, regional and global demand, and political and economic conditions. Fluctuations in the price of gold and other minerals that we mine may have a significant influence on the market price of our common stock and a prolonged decline in these prices will have a negative effect on our results of operations and financial condition.

Our business is subject to extensive environmental regulations which may make exploring for or mining prohibitively expensive, and which may change at any time.

All of our operations are subject to extensive environmental regulations, which could make exploration expensive or prohibit it altogether. We may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on our properties. We may have to pay to remedy environmental pollution, which may reduce the amount of money that we have available to use for exploration. This may adversely affect our financial position, which may cause you to lose your investment. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine our properties and we retain any operational responsibility for doing so, our potential exposure for remediation may be significant, and this may have a material adverse effect upon our business and financial position. We have not yet purchased insurance for potential environmental risks (including potential liability for pollution or other hazards associated with the disposal of waste products from our exploration activities). However, if we mine one or more of our properties and retain operational responsibility for mining, then such insurance may not be available to us on reasonable terms or at a reasonable price. All of our exploration and, if warranted, development activities may be subject to regulation under one or more local, state and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if we are in full compliance with all substantive environmental laws.

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We may be denied the government licenses and permits which we need to explore on our properties. In the event that we discover commercially exploitable deposits, we may be denied the additional government licenses and permits which we will need to mine our properties.

Exploration activities usually require the granting of permits from various governmental agencies. For example, exploration drilling on unpatented mineral claims requires a permit to be obtained from the United States Bureau of Land Management, which may take several months or longer to grant the requested permit. Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Indian graveyards, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence. As with all permitting processes, there is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted at all. Delays in or our inability to obtain necessary permits will result in unanticipated costs, which may result in serious adverse effects upon our business.

The values of our properties are subject to volatility in the price of gold and any other deposits we may seek or locate.

Our ability to obtain additional and continuing funding, and our profitability in the event we ever commence mining operations or sell our rights to mine, will be significantly affected by changes in the market price of gold. Further, the gold deposits that are recovered from our Clavo Rico mine with also be subject to the volatility in the price of gold. Gold prices fluctuate widely and are affected by numerous factors, all of which are beyond our control. Some of these factors include the sale or purchase of gold by central banks and financial institutions; interest rates; currency exchange rates; inflation or deflation; fluctuation in the value of the United States dollar and other currencies; speculation; global and regional supply and demand, including investment, industrial and jewelry demand; and the political and economic conditions of major gold or other mineral producing countries throughout the world, such as Russia and South Africa. The price of gold or other minerals have fluctuated widely in recent years, and a decline in the price of gold could cause a significant decrease in the value of our properties, limit our ability to raise money, and render continued exploration and development of our properties impracticable. If that happens, then we could lose our rights to our properties and be compelled to sell some or all of these rights. Additionally, the future development of our properties beyond the exploration stage is heavily dependent upon the level of gold prices remaining sufficiently high to make the development of our properties economically viable. You may lose your investment if the price of gold decreases. The greater the decrease in the price of gold, the more likely it is that you will lose money.

Our property titles may be challenged. We are not insured against any challenges, impairments or defects to our mineral claims or property titles. We have not fully verified title to our properties.

Our future unpatented claims will be created and maintained in accordance with the federal General Mining Law of 1872. Unpatented claims are unique U.S. property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the General Mining Law. Defending any challenges to our future property titles may be costly and may divert funds that could otherwise be used for exploration activities and other purposes. In addition, unpatented claims are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting our discovery of commercially extractable gold. Challenges to our title may increase our costs of operation or limit our ability to explore on certain portions of our properties. We are not insured against challenges, impairments or defects to our property titles, nor do we intend to carry extensive title insurance in the future. Potential conflicts to our mineral claims are discussed in detail elsewhere herein.

Honduran mining operations have increased exposure.

Sustaining foreign mining operations, such as those in Honduras, comes with increased uncertainty, due to less stable governments, political interruptions, volatility in taxes and fees, implementation of new laws and regulations, and more. The effect of this exposure can lead to closure of operations, nationalization, and strikes, all of which are beyond the company’s control. Granting and maintaining concessions is highly subject to political whim and maintaining the concessions is subject to a number of factors and variables beyond the company’s control. We do not currently insure against these interruptions but have chosen to structure our operations to minimize exposure to capital assets by subcontracting major areas of work, and to otherwise keep our financial exposure limited even at the expense of operation costs and our bottom line.

Foreign operations involve numerous risks associated with fluctuating exchange rates and other financial risks.

Foreign operations involve numerous risks associated with fluctuating exchange rates and with increasing taxes and fees associated with importing of necessary goods, equipment and services not adequately found in country and with exporting of the finished gold doré. Recent enactment of the Honduran mining laws has helped stabilize the fees, but continual review by the various government operations, and central bank subject the historical operations to review and could impact our ability to export on a timely basis and/or face possible fines etc. associated with repatriation of past revenues, etc.

Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

The U.S. Congress has considered proposals to amend the General Mining Law of 1872 that would have, among other things, permanently banned the sale of public land for mining. The proposed amendment would have expanded the environmental regulations to which we might be subject and would have given Indian tribes the ability to hinder or prohibit mining operations near tribal lands. The proposed amendment would also have imposed a royalty of 8% of gross revenue on new mining operations located on federal public land, which might have applied to our future properties. The proposed amendment would have made it more expensive or perhaps too expensive to recover any otherwise commercially exploitable gold deposits which we might find on our future properties. While at this time the proposed amendment is no longer pending, this or similar changes to the law in the future could have a significant impact on our business model.

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Market forces or unforeseen developments may prevent us from obtaining the supplies and equipment necessary to explore for gold and other resources.

Gold exploration, and resource exploration in general, demands contractors available for such work, and unforeseen shortages of supplies and/or equipment could result in the disruption of our planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for our exploration program. Fuel prices are extremely volatile as well. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in our activities may adversely affect our exploration activities and financial condition.

We may not be able to maintain the infrastructure necessary to conduct exploration activities.

Our exploration activities depend upon adequate infrastructure. Reliable roads, bridges, power sources, and water supply are important factors that affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our exploration activities and financial condition.

Our exploration activities may be adversely affected by the local climates, which could prevent or impair us from exploring our properties year-round.

The local climate in our area of operations may impair or prevent us from conducting exploration activities on our properties year round. Because of its rural location and limited infrastructure in this area, our property is generally impassible for several weeks each year as a result of significant rain or snow events. Earthquakes, heavy rains, snowstorms, and floods could result in serious damage to or the destruction of facilities, equipment or means of access to our properties, or may otherwise prevent us from conducting exploration activities on our properties.

We do not currently carry any property or casualty insurance.

Our business is subject to a number of risks and hazards generally, including but not limited to, adverse environmental conditions, industrial accidents, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment, and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to our properties, equipment, infrastructure, personal injury or death, environmental damage, delays, monetary losses and possible legal liability. You could lose all or part of your investment if any such catastrophic event occurs. We do not carry any property or casualty insurance at this time (but we will carry all insurances that we are required to by law, such as motor vehicle and workers’ compensation, plus other coverage that may be in the best interest of the Company). Even if we do obtain insurance, it may not cover all of the risks associated with our operations. Insurance against risks such as environmental pollution or other hazards as a result of exploration and operations are often not available to us or to other companies in our business on acceptable terms. Should any events against which we are not insured actually occur, we may become subject to substantial losses, costs and liabilities, which will adversely affect our financial condition.

Reclamation obligations could require significant additional expenditures.

We are responsible for the reclamation obligations related to any exploratory and mining activities. The satisfaction of current and future bonding requirements and reclamation obligations will require a significant amount of capital. There is a risk we will be unable to fund these additional bonding requirements, and further, increases to our bonding requirements or excessive actual reclamation costs will negatively affect our financial position and results of operation.

Title to mineral properties can be uncertain, and we are at risk of loss of ownership of our property.

Our ability to explore and mine future leased and optioned properties depends on the validity of title to that property. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, failure to meet statutory guidelines, assessment work and possible conflicts with other claims not determinable from descriptions of record. Since a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. Thus, there may be challenges to the title to future properties, which, if successful, could impair development and/or operations.

The probability of a mining claim having the necessary quantity and quality to result in a profitable mining operation is uncertain, and our claims, even with large investments by us, may never generate a profit.

We are dependent upon the successful exploration of our mining property and the discovery of valuable mineralization on the property. All anticipated future revenues would come directly or indirectly from the UP and Burlington and Clavo Rico projects. Should we fail to locate economically extractable mineralization on our property or enter into an agreement to option and sell our interests to some other mining operation, we will have no revenue and our business will fail.

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Our ongoing operations and past mining activities of others are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations.

Mining exploration and exploitation activities are subject to federal, state and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Exploration and exploitation activities are also subject to federal, state and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of exploration methods and equipment.

Environmental and other legal standards imposed by federal, state or local authorities are constantly evolving, and typically in a manner which will require stricter standards and enforcement, and increased fines and penalties for non-compliance. Such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages that we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Unknown environmental hazards may exist on UP and Burlington and/or on Clavo Rico, or we may acquire properties in the future that have unknown environmental issues caused by previous owners or operators, or that may have occurred naturally.

We could be exposed to significant liability for violations of hazardous substances laws because of the use or presence of such substances at our project.

Our mining operations are subject to numerous federal, state, and local statutory and regulatory standards relating to the use, storage, and disposal of hazardous substances. We use cyanide, propane and industrial lubricants and other substances at our mining locations, which are or could become classified as hazardous substances. If it is discovered that any hazardous substances have been released into the environment at or by the project in concentrations that exceed regulatory limits, we could become liable for the investigation and removal of those substances, regardless of their source and time of release. If we fail to comply with these laws, ordinances or regulations (or any change thereto), we could be subject to civil or criminal liability, the imposition of liens or fines, and large expenditures to bring the project into compliance. Furthermore, we may be held liable for the cleanup of releases of hazardous substances at other locations where we arranged for disposal of those substances, even if we did not cause the release at that location. The cost of any remediation activities in connection with a spill or other release of such substances could be significant.

Our industry is highly competitive, attractive mineral lands are scarce, and we may not be able to obtain quality properties.

We compete with many companies in the mining industry, including large, established mining companies with capabilities, personnel and financial resources that far exceed our limited resources. In addition, there is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in the United States, and other areas where we may conduct exploration activities. We are at a competitive disadvantage in acquiring mineral properties, since we compete with these larger individuals and companies, many of which have greater financial resources and larger technical staffs. Likewise, our competition extends to locating and employing competent personnel and contractors to prospect, develop and operate mining properties. Many of our competitors can offer attractive compensation packages that we may not be able to meet. Such competition may result in our company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.

We depend on our Chief Executive Officer and Chief Financial Officer and the loss of these individuals could adversely affect our business.

Our company is completely dependent on Trent D’Ambrosio, our Chief Executive Officer and Chief Financial Officer. Mr. D’Ambrosio is also a member of our Board of Directors. The loss of Mr. D’Ambrosio could significantly and adversely affect our business and could even result in a complete failure of the Company. We do not carry any life insurance on the life of Mr. D’Ambrosio.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.

Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of economically feasible mineralization. Few properties that are explored are ultimately advanced to the stage of producing mines. We are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties such as, but not limited to:

●	economically insufficient mineralized material;

●	fluctuations in production costs that may make mining uneconomical;

●	labor disputes;

●	unanticipated variations in grade and other geologic problems;

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●	environmental hazards;

●	water conditions;

●	difficult surface or underground conditions;

●	industrial accidents, such as personal injury, fire, flooding, cave-ins, and landslides;

●	metallurgical and other processing problems;

●	mechanical and equipment performance problems; and

●	decreases in revenues and reserves due to lower gold and mineral prices.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures and production commencement dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses in relation to amounts spent that are not recoverable.

Our operations are subject to permitting requirements that could require us to delay, suspend or terminate our operations on our mining property.

Our operations and exploration activities require permits from the local, state and federal governments. We may be unable to obtain these permits in a timely manner, on reasonable terms or at all. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for Inception will be adversely affected.

We may never find commercially viable gold or other reserves on UP and Burlington.

Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. We cannot assure you that any future mineral exploration and development activities will result in any discoveries of proven or probable reserves as defined by the SEC since such discoveries are remote. Nor can we provide any assurance that, even if we discover commercial quantities of mineralization, a mineral property will be brought into commercial production. Development of our mineral properties will follow only upon obtaining sufficient funding and satisfactory exploration results.

Mineral deposit estimates are imprecise and subject to error.

Mineral deposit estimation calculations may prove unreliable. Assumptions made regarding the supporting data may prove inaccurate and unforeseen events may lead to further inaccuracies. Sample variability, mining and processing adjustments, environmental changes, metal price fluctuations, and law and regulation changes are all factors that could lead to deviances from any original estimations. Despite future investment in exploration activities, there is no guarantee we will locate additional commercially viable ore deposits or reserves. Most exploration projects do not result in discovery of commercially viable and mineable ore deposits. With little capital available, we will have to limit our exploration, which decreases the chances of finding a commercially viable ore body. Even if potentially promising mineralization is identified at UP and Burlington, we may choose to not begin production due to high extraction costs, low gold prices, or inadequate amount and reduced recovery rates. Further, we may cease our production operations at Clavo Rico due to high extraction costs, low gold prices, or inadequate amount and reduced recovery rates. If exploration activities do not suggest a commercially successful prospect, then we may altogether abandon plans to pursue efforts to further develop these properties.

Historical production of gold at UP and Burlington and Clavo Rico may not be indicative of the potential for future development or revenue.

Historical production of gold and minerals from UP and Burlington and Clavo Rico cannot be relied upon as an indication that these mines will have commercially feasible reserves. Investors in our securities should not rely on historical operations of UP and Burlington and Clavo Rico as an indication that we will be able to place them into commercial production again. We expect to incur losses unless and until such time as the properties enter into commercial production and generate sufficient revenue to fund our continuing operations.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

In their audit opinion issued in connection with our consolidated balance sheets as of December 31, 2018 and our related consolidated statements of operations, deficiency in stockholders’ deficit, and cash flows for the year ended December 31, 2018, our auditors have expressed substantial doubt about our ability to continue as a going concern given our recurring net losses, negative cash flows from operations and the limited amount of funds on our balance sheet. We have prepared our financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue in existence. This could make it more difficult to raise capital in the future.

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Risks Associated with Our Common Stock

Trading on the Over the Counter markets may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB tier of the over-the-counter alternative trading system administered by OTC Markets Group, Inc. under the symbol “IMII”. Trading in stock quoted on over the counter markets is often thin, volatile, and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the over the counter markets are not a stock exchange, and trading of securities on the over the counter markets is often more sporadic than the trading of securities listed on other stock exchanges such as the NASDAQ Stock Market, New York Stock Exchange or American Stock Exchange. Accordingly, our shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a stockholders’ ability to buy and sell our stock.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines penny stock to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The term accredited investor refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customers’ account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability or willingness of broker-dealers to trade our securities. We believe that the penny stock rules discourage broker-dealer and investor interest in, and limit the marketability of, our common stock.

Our common stock may be affected by limited trading volume and price fluctuation which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

FINRA sales practice requirements may also limit a stockholders’ ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on broker-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

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A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, or convertible debt instruments, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Our stock price may be volatile.

The stock market in general has experienced volatility that often has been unrelated to the operating performance of any specific public company. The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have never paid a cash dividend on our common stock and we do not anticipate paying any in the foreseeable future.

We have not paid a cash dividend on our common stock to date, and we do not intend to pay cash dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully develop one or more properties and generate revenue from operations. Notwithstanding, we will likely elect to retain any earnings, if any, to finance our growth. Future dividends may also be limited by bank loan agreements or other financing instruments that we may enter into in the future. The declaration and payment of dividends will be at the discretion of our Board of Directors.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002 and the Jumpstart our Business Startups Act of 2012, among others, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors’ independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

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Difficulties we may encounter managing our growth could adversely affect our results of operations.

As our business needs expand, we may need to hire a significant number of employees. This expansion may place a significant strain on our managerial and financial resources. To manage the potential growth of our operations and personnel, we will be required to:

●	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;

●	install enhanced management information systems; and

●	train, motivate, and manage our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

If we lose key personnel or are unable to attract and retain additional qualified personnel, we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, primarily Mr. D’Ambrosio, our Chief Executive Officer and Chief Financial Officer. We may not be successful in attracting, assimilating and retaining our employees in the future.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity related securities in the future at a time and price that we deem reasonable or appropriate.

FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements. These statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “likely,” “believe,” “intend,” “expect,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in this section and other cautionary statements throughout this prospectus and any prospectus supplement. You should also keep in mind that all forward-looking statements are based on management’s existing beliefs about present and future events outside of management’s control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus, a prospectus supplement, or any applicable filings materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or intended.

USE OF PROCEEDS

We will not receive any part of the proceeds from sale of the common stock registered herein, including the common stock of the Selling Stockholder underlying the Note and the Warrant. The Selling Stockholder may sell all or any part of its shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of our common stock at the time of negotiation.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the NPA. The Selling Stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our Selling Stockholders pursuant to the NPA.

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SELLING STOCKHOLDER

On May 20, 2019, we closed a Note Purchase Agreement (“NPA”) with an accredited investor (the “Selling Stockholder” or “Investor”) by which the accredited investor purchased for consideration of $3,000,000:

(i)	a Senior Secured Redeemable Convertible Note (the “Note”) with an aggregate face value of $4,250,000 (of which $1,250,000 was retained by the Selling Stockholder as an original issue discount), and
(ii)	a common stock purchase warrant (the “Warrant”) to purchase 9,250,000 shares of common stock.

As of the closing date of these transactions and the filing date of this Registration Statement, the Note has not been converted in whole or in part and the Warrant has not been exercised in full or in part.

The Note bears interest at the rate of 10% per annum and may be converted into shares of the Company’s common stock at a price equal to 100% of the average of the five lowest individual daily volume weighted average prices of the shares of common stock, less $0.01 per share (the “Conversion Price”), during the period beginning on the issuance date of the Note and ending on May 20, 2021, the maturity date of the Note. The Conversion Price shall not be less than $0.01 per share of common stock (the “Floor Price”), unless an event of default has occurred, in which case the Floor Price is not applicable. In no event will the Conversion Price be less than the par value per share of the common stock of the Company. In no event will the Conversion Price be less than the par value of the Company’s common stock per share. The conversion amounts will be subject to adjustment as a result of stock dividends, stock splits and the like.

If a “Trigger Event” occurs then the interest rate and the conversion price will be adjusted. For each Trigger Event that occurs, the interest rate of the Note will increase by 10% and the discount to the conversion price will increase by 10%. “Trigger Events” that will result in less favorable financial terms for the Company include delays in receiving the conversion shares, the issuance of restricted shares if investor provides a legal opinion that shares may be issued without a restrictive legend, the issuance of a certificate if investor requests electronic delivery via DTC, the failure to timely perform obligations in the Transaction Documents, inaccurate representations in the NPA, events of default over $250,000, bankruptcy, insolvency, or reorganization, a lapse in the effectiveness of a registration statement, the suspension from trading on the trading market, the failure to meet the listing requirements of the trading market, notice that the Company intends not to comply with a conversion notice, the admission of the Company of its inability to pay its debts as they become due or appointment of a custodian or receiver, a judgment or judgments in excess of $250,000, delays in filing public reports, the initiation of an administrative or enforcement proceeding, and the Company’s common stock is under chill or freeze by DTC.

The Company shall not effect any conversion of the Note, and the Investor will not have the right to convert any portion thereof, to the extent that such conversion would result in the Investor owning more than 4.99% of the number of shares of common stock outstanding immediately after such conversion (the “Note Beneficial Ownership Limitation”). Upon no less than 61 days’ notice to the Company, the Investor may increase Note Beneficial Ownership Limitation to 9.99%.

If the Company fails for any reason to deliver to the Investor the Conversion Shares within one trading day following receipt of any Delivery Notice (the “Share Delivery Date”), the Company shall pay to the Investor liquidated damages in the amount of 2% of the product of (i) the aggregate number of Conversion Shares not issued to the Investor on a timely basis and to which the Investor is entitled and (ii) the highest Closing Price of the Common Stock between the date on which the Company should have issued such shares to the Investor and the actual date of receipt of Conversion Shares by Investor.

The Warrant shall be exercisable until the three year anniversary of the Warrant. The “Exercise Price” applicable under the Warrant shall be a price per share equal to $0.40 with respect to 3,750,000 shares, $0.50 with respect to 3,000,000 shares, and $0.60 with respect to 2,500,000 shares of Common Stock. The Company shall not effect any exercise of the Warrant, and the Investor will not have the right to exercise any portion thereof, to the extent that such conversion would result in the Investor owning more than 4.99% of the number of shares of common stock outstanding immediately after such conversion (the “Warrant Beneficial Ownership Limitation”). Upon no less than 61 days’ notice to the Company, the Investor may increase or decrease the Warrant Beneficial Ownership Limitation, provided that it may in no event exceed 9.99%.

In connection with the Note Purchase Agreement, the Company agreed to register for sale all of the shares of the Company’s common stock that are issuable (i) upon conversion in full of the Note; (ii) as interest or principal on the Note; (iii) upon exercise of the Warrant. Such registration statement shall be filed by the Company within 30 days of the NPA and the Company shall use its reasonable best efforts to have it declared effective within 75 days of the NPA. The Company intends to comply fully with its registration obligations under the Registration Rights Agreement. We believe that we will be able to meet the deadlines with respect to the filing date and the effective date of the Registration Statement of which this Prospectus is a part, but we cannot provide any assurance in this regard. If we were to default on any of our registration obligations, we will incur additional penalties under the Note as a Trigger Event.

This prospectus relates to the resale, from time to time, by the Selling Stockholder identified in this prospectus, of up to an aggregate of 25,846,154 shares of our common stock, par value $0.00001 per share (the “ Resale Shares ”). We are registering the shares hereby pursuant to the terms of our agreement with the Selling Stockholder. The Selling Stockholder identified in the table below may offer all or part of the Resale Shares from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Stockholder obligated to sell any Resale Shares immediately upon effectiveness of this prospectus.

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The table below sets forth certain information regarding the Selling Stockholder and the Resale Shares offered by them in this prospectus. The Selling Stockholder has not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

	Number of Shares			Number of		Number of Shares
	Beneficially Owned			Shares		Beneficially Owned
	Prior to this Offering			Being Sold		After this Offering*
Selling Stockholder	Number		Percent (1)	Offered		Number		Percent (1)
Discover Growth Fund, LLC	0	(2)	0%	25,846,154	(2)	25,846,154	(2)	30.88%

*	Assumes that all the shares underlying the Note are converted and sold and all the shares underlying the Warrant are exercised and sold.

(1)	Applicable percentage ownership is based on 57,848,505 shares of common stock outstanding as of May 28, 2019. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Represents shares of common stock issuable upon exercise of that certain Warrant or conversion of that certain Note in connection with the NPA dated May 20, 2019. The Note may be converted at a conversion price equal to 100% of the average of the five lowest individual daily volume weighted average prices of the shares of common stock, less $0.01 per share, during the period beginning on the issuance date of the Note and ending on the maturity date of the Note. The Note and NPA contain a 4.99% Blocker. John Kirkland, president of the general partner of its managing member, holds sole dispositive power over these shares. The Note Purchase Agreement prohibits the Selling Stockholder from voting any shares held by it except in accordance with the recommendations of the Company’s Board of Directors. Mr. Kirkland is not affiliated with any FINRA members. This Selling Stockholder acquired the securities in the ordinary course of business, and at the time of the purchase of the securities to be resold, the Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of an aggregate of 25,846,154 shares of our common stock, par value $0.00001 per share.

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of our common stock covered by this prospectus on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholder may sell all or a portion of their respective shares of common stock covered by this prospectus from time to time at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

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Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as may be set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The Selling Stockholder might not sell any, or all, of the shares of our common stock offered pursuant to this prospectus. In addition, we cannot assure you that the Selling Stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

The Selling Stockholder and any brokers, dealers, agents or underwriters that participate with the Selling Stockholder in the distribution of our common stock pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the Selling Stockholder may be deemed to be underwriting commissions. If the Selling Stockholder and any brokers, dealers, agents or underwriters that participate with the Selling Stockholder in the distribution of our common stock pursuant to this prospectus are deemed to be an underwriter, the Selling Stockholder and such other participants in the distribution may be subject to certain statutory liabilities and would be subject to the prospectus delivery requirements of the Securities Act in connection with sales of shares of our common stock.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and will inform them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our common stock and preferred stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Nevada law.

We have authorized capital stock of 510,000,000 shares, consisting of 500,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share, including 51 shares designated as of Series A Preferred Stock.

Common Stock

We currently have 57,848,505 shares of our common stock issued and outstanding. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to designate and issue up to 10,000,000 shares of preferred stock, par value of $0.00001. On August 30, 2016, the Board of Directors of the Company, pursuant to Article II of the Company’s Articles of Incorporation, approved the designation of fifty-one (51) shares of its authorized capital stock as “Series A Preferred Stock”. The Certificate of Designation for the Series A Preferred Stock was filed on August 31, 2016. These shares have preferential voting rights and no conversion rights.

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Warrants

On July 1, 2017, the Company issued 400,000 warrants associated with an investor relations agreement to Red Cloud Klondike Strike, Inc. The warrants have a two year life and are exercisable at 100,000 warrants at $0.55 per share, 100,000 warrants at $0.65 per share and 200,000 warrants at $0.75 per share.

During the year ended December 31, 2017, 34,048 three year warrants expired without being exercised. These warrants had an exercise price of $4.95.

On January 1, 2018, the Company issued 100,000 warrants associated with the issuance of a convertible note payable to Crown Bridge Partners, LLC. The warrants have a five year life and are exercisable at $0.75 per share.

On May 11, 2018, the Company issued 100,000 warrants associated with the issuance of a convertible note payable to Crown Bridge Partners, LLC. The warrants have a five year life and are exercisable at $0.75 per share.

On October 25, 2018, the Company issued 100,000 warrants associated with the issuance of a convertible note payable to Crown Bridge Partners, LLC. The warrants have a five year life and are exercisable at $0.75 per share.

On March 8, 2019, 100,000 warrants expired and were forfeited without being exercised.

The following tables summarize the warrant activity during the three months ended March 31, 2019 and the year ended December 31, 2018:

Stock Warrants	Number of Warrants	Weighted Average Exercise Price
Balance at December 31, 2017	743,637	$1.28
Granted	300,000	0.75
Exercised	-	-
Forfeited	-	-
Balance at December 31, 2018	1,043,637	1.12
Granted	-	-
Exercised	-	-
Forfeited	(100,000)	0.75
Balance at March 31, 2019	943,637	$1.16

2019 Outstanding Warrants				Warrants Exercisable
Range of Exercise Price	Number Outstanding at March 31, 2019	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at March 31, 2019	Weighted Average Exercise Price
$0.50 - 6.88	943,637	1.52 years	$1.16	943,637	$1.16

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On May 20, 2019, the Company issued 9,250,000 warrants to the Selling Stockholder in connection with a Note Purchase Agreement. The warrants have a three year life. The exercise price applicable under this Warrant shall be a price per share equal to $0.40 with respect to 3,750,000 shares, $0.50 with respect to 3,000,000 shares, and $0.60 with respect to 2,500,000 shares of common stock.

Convertible Notes

Convertible notes payable were comprised of the following as of March 31, 2019 and December 31, 2018:

Convertible Notes Payable	March 31, 2019	December 31, 2018
Adar Alef LLC	$105,000	$105,000
Antczak Polich Law LLC	430,000	430,000
Auctus Fund	125,000	125,000
Coolidge Capital	75,000	75,000
Coventry Enterprises	50,000	-
Crossover Capital	-	82,894
Crown Bridge Partners	55,000	55,000
Selling Shareholder	-	150,000
Eagle Equities	103,000	103,000
Ema Financial	75,000	75,000
GS Capital Partners	300,000	300,000
JS Investments	200,000	100,000
Labrys Funding	582,000	300,000
LG Capital Funding	100,000	100,000
Morningview Financial	55,000	55,000
One 44 Capital	100,000	-
Power Up Lending	116,000	116,000
SBI Investments	110,000	110,000
Scotia International	400,000	-
Total Convertible Notes Payable	2,981,000	2,281,894
Less Unamortized Discount	(1,028,583)	(1,112,499)
Total Convertible Notes Payable, Net of Unamortized Debt Discount	1,952,417	1,169,395
Less Short-Term Convertible Notes Payable	(1,636,365)	(1,169,395)
Total Long-Term Convertible Notes Payable, Net of Unamortized Debt Discount	$316,052	$-

Adar Alef, LLC – On November 19, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Adar Alef, LLC (“Adar Alef”), in the principal amount of $105,000 (the “Note”) due on November 19, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $5,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $25,890 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $105,000 and accrued interest was $3,038.

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Antczak Polich Law, LLC – On July 1, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Antczak Polich Law, LLC (“Antczak”), in the principal amount of $300,000 (the “Note”) due on August 1, 2019 and bears 8% per annum interest, due at maturity. This Note was issued for $300,000 in legal fees due to Antczak for its services related to several legal issues handled for the Company. The Note is convertible into common stock, at holder’s option, at a fixed conversion price of $0.75 per share. As of March 31, 2019, the gross balance of the note was $300,000 and accrued interest was $17,951.

Antczak Polich Law, LLC – On December 1, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Antczak Polich Law, LLC (“Antczak”), in the principal amount of $130,000 (the “Note”) due on December 1, 2019 and bears 8% per annum interest, due at maturity. This Note was issued for $1300,000 in legal fees due to Antczak for its services related to several legal issues handled for the Company. The Note is convertible into common stock, at holder’s option, at a fixed conversion price of $0.75 per share. As of March 31, 2019, the gross balance of the note was $130,000 and accrued interest was $3,419.

Auctus Fund – On December 4, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Auctus Fund (“Auctus”), in the principal amount of $125,000 (the “Note”) due on September 4, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $112,250 (less an original issue discount (“OID”) of $12,750). The Note is convertible into common stock, at holder’s option, at a 50% discount of the lowest trading price of the common stock during the 25 trading day period prior to conversion. At any time after the closing date, if the Company’s common stock is not deliverable by DWAC, then an additional 10% discount will apply to all future conversions on this note. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 15% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $41,058 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $125,000 and accrued interest was $4,808.

Coolidge Capital, LLC – On November 7, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Coolidge Capital, LLC. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $75,000. The total net proceeds the Company received was $70,500 (less an original issue discount (“OID”) of $4,500). The Note has a maturity date of August 7, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $4,500 which will be amortized over the life of the note. For the three months ended March 31, 2019, the Company amortized $1,484 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $75,000 and accrued interest was $3,551.

Coventry Enterprises, LLC – On February 12, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to Coventry Enterprises, LLC (“Coventry”), in the principal amount of $50,000 (the “Note”) due on February 12, 2020 and bears 10% per annum interest, due at maturity. The total net proceeds the Company received was $47,500 (less an original issue discount (“OID”) of $2,500). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $6,438 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $50,000 and accrued interest was $644.

Crossover Capital Fund II, LLC – On July 10, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Crossover Capital Fund II, LLC (“Crossover Capital”), in the principal amount of $82,894 (the “Note”) due on April 10, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $75,000 (less an original issue discount (“OID”) of $7,894). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. On January 4, 2019, the Company paid $118,750 to pay off the principal balance of $82,894 and $35,856 in accrued interest and prepayment penalty. For the three months ended March 31, 2019, the Company amortized $30,253 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $0 and accrued interest was $0.

Crown Bridge Partners – On October 25, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Crown Bridge Partners (“Crown Bridge”), in the principal amount of $55,000 (the “Note”) due on May 11, 2019 and bears 5% per annum interest, due at maturity. The total net proceeds the Company received was $47,000 (less an original issue discount (“OID”) of $8,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. If the conversion price drops below $0.15 per share, then the conversion price will be 50% of the trading price. The Company issued 100,000 warrants to purchase shares of common stock.in connection with this note. The warrants have a five year life and an exercise price of $0.75 per share. For the three months ended March 31, 2019, the Company amortized $13,562 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $55,000 and accrued interest was $1,183.

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Selling Shareholder – On August 2, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to the Selling Shareholder, in the principal amount of $150,000 (the “Note”) due on August 2, 2020 and bears 10% (24% default) per annum interest, due at maturity. The total net proceeds the Company received was $150,000. The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. If at any time while the note is outstanding, an event of default occurs, then an additional discount of 10% shall be factored into the variable conversion price until the note is no longer outstanding. On January 23, 2019, the Company paid $210,000 to pay off the principal balance of $150,000 and $60,000 in accrued interest and prepayment penalty. For the three months ended March 31, 2019, the Company amortized $119,015 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $0 and accrued interest was $0.

Eagle Equities, LLC – On December 12, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Eagle Equities, LLC (“Eagle Equities”), in the principal amount of $103,000 (the “Note”) due on December 12, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $3,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $25,397 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $103,000 and accrued interest was $2,461.

EMA Financial – On October 23, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to EMA Financial, in the principal amount of $75,000 (the “Note”) due on July 23, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $67,500 (less an original issue discount (“OID”) of $7,500). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. However, if the Company’s share price at any time loses the bid, then the conversion price may, in the Holder’s sole and absolute discretion, be reduced to a fixed conversion price of $0.00001 (if lower than the conversion price otherwise), and provided, that if on the date of delivery of the conversion shares to the Holder, or any date thereafter while conversion shares are held by the Holder, the closing bid price per share of common stock on the principal market on the trading day on which the common shares are traded is less than the sale price used to calculate the conversion price, then such conversion price shall be automatically reduced using the new low closing bid price and additional shares issued to the Holder. In the event the Company experiences a DTC “Chill” on its shares, or if the closing sale price at any time falls below $0.047, then the conversion price shall be decreased an additional 15% discount. At any time after the closing date, if the Company’s common stock is not deliverable by DWAC, then an additional 15% discount will apply to all future conversions on this note. For the three months ended March 31, 2019, the Company amortized $24,725 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $75,000 and accrued interest was $3,921.

GS Capital Partners – On August 1, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to GS Capital Partners (“GS Capital”), in the principal amount of $100,000 (the “Note”) due on August 1, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $95,000 (less an original issue discount (“OID”) of $5,000). The Note is convertible into common stock, at holder’s option, at a 42% discount of the lowest closing price of the common stock during the 12 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. On January 22, 2019, the Company paid $133,814 to pay off the principal balance of $100,000 and $33,814 in accrued interest and prepayment penalty. For the three months ended March 31, 2019, the Company amortized $57,515 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $0 and accrued interest was $0.

GS Capital Partners – On November 28, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to GS Capital Partners (“GS Capital”), in the principal amount of $200,000 (the “Note”) due on November 28, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $190,000 (less an original issue discount (“OID”) of $10,000). The Note is convertible into common stock, at holder’s option, at a 42% discount of the lowest closing price of the common stock during the 12 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $49,315 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $200,000 and accrued interest was $5,392.

GS Capital Partners – On January 23, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to GS Capital Partners (“GS Capital”), in the principal amount of $100,000 (the “Note”) due on February 23, 2020 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $95,000 (less an original issue discount (“OID”) of $5,000). The Note is convertible into common stock, at holder’s option, at a 42% discount of the lowest closing price of the common stock during the 12 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $16,919 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $100,000 and accrued interest was $1,468.

JSJ Investments – On November 9, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to JSJ Investments (“JSJ”), in the principal amount of $100,000 (the “Note”) due on November 9, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $98,000 (less an original issue discount (“OID”) of $2,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. For the three months ended March 31, 2019, the Company amortized $24,658 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $100,000 and accrued interest was $4,668.

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JSJ Investments – On February 5, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to JSJ Investments (“JSJ”), in the principal amount of $100,000 (the “Note”) due on February 5, 2020 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $98,000 (less an original issue discount (“OID”) of $2,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. For the three months ended March 31, 2019, the Company amortized $14,795 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $100,000 and accrued interest was $1,775.

Labrys Fund LP – On October 26, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with LABRYS FUND, LP (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $300,000. The Note has a maturity date of April 26, 2018 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The total net proceeds the Company received was $270,000 (less an original issue discount (“OID”) of $30,000). The Company has the right to prepay the Note, provided it makes a payment to the Purchaser as set forth in the Note within 180 days of its Issue Date. The transactions described above closed on October 26, 2018. In connection with the issuance of the Note, the Company issued to the Purchaser 1,362,398 shares of its common stock (the “Returnable Shares”) that shall be returned to the Company’s treasury if the Note is fully repaid and satisfied. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of $0.11 as set forth in the Note, subject to adjustment as set forth in the Note if the Note is in Default. The Default Note Conversion Price is a 45% discount of the lowest trading price of the common stock during the 30 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 15% discount on all future conversions. The Company issued 235,000 shares of common stock in connection with this note, which were valued at $28,200 and recorded as part of the debt discount. The Company recognized a debt discount on this note of $85,473 which will be amortized over the life of the note. For the three months ended March 31, 2019, the Company amortized $42,267 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $300,000 and accrued interest was $15,386.

Labrys Fund LP – On January 14, 2019, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with LABRYS FUND, LP (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $282,000. The Note has a maturity date of July 14, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The total net proceeds the Company received was $250,000 (less an original issue discount (“OID”) of $32,000). The Company has the right to prepay the Note, provided it makes a payment to the Purchaser as set forth in the Note within 180 days of its Issue Date. The transactions described above closed on January 14, 2019. In connection with the issuance of the Note, the Company issued to the Purchaser 1,000,000 shares of its common stock (the “Returnable Shares”) that shall be returned to the Company’s treasury if the Note is fully repaid and satisfied. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of $0.11 as set forth in the Note, subject to adjustment as set forth in the Note if the Note is in Default. The Default Note Conversion Price is a 45% discount of the lowest trading price of the common stock during the 30 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 15% discount on all future conversions. The Company issued 130,000 shares of common stock in connection with this note, which were valued at $17,550 and recorded as part of the debt discount. The Company recognized a debt discount on this note of $113,641 which will be amortized over the life of the note. For the three months ended March 31, 2019, the Company amortized $41,717of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $282,000 and accrued interest was $7,046.

LG Capital Funding – On December 7, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to LG Capital Funding (“LG Cap”), in the principal amount of $100,000 (the “Note”) due on December 7, 2019 and bears 10% per annum interest, due at maturity. The total net proceeds the Company received was $85,000 (less an original issue discount (“OID”) of $15,000). The Note is convertible into common stock, at holder’s option, for the first 6 months at a fixed price of $0.18 per share and after that date at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount on all future conversions. The Company issued 39,473 shares of common stock in connection with this note, which were valued at $7,500 and recorded as part of the debt discount. The Company recognized a debt discount on this note of $22,500 which will be amortized over the life of the note. For the three months ended March 31, 2019, the Company amortized $5,548 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $100,000 and accrued interest was $3,123.

Morningview Financial – On November 26, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Morningview Financial (“Morningview”), in the principal amount of $55,000 (the “Note”) due on November 26, 2019 and bears 10% per annum interest, due at maturity. The total net proceeds the Company received was $47,500 (less an original issue discount (“OID”) of $7,500). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. For the three months ended March 31, 2019, the Company amortized $13,562 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $55,000 and accrued interest was $1,884.

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One 44 Capital, LLC – On January 28, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to One 44 Capital, LLC (“One 44”), in the principal amount of $100,000 (the “Note”) due on December 12, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $95,000 (less an original issue discount (“OID”) of $5,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $16,986 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $100,000 and accrued interest was $1,699.

Power Up Lending Group – On July 12, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $53,000. The total net proceeds the Company received was $50,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of April 30, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of the greater of the fixed conversion price of or a variable conversion price as set forth in the Note. The fixed conversion price is $0.00009. The variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $3,000 which will be amortized over the life of the note. On January 14, 2019, the Company paid $75,855 to pay off the principal balance of $53,000 and $22,855 in accrued interest and prepayment penalty. For the three months ended March 31, 2019, the Company amortized $1,233 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $0 and accrued interest was $0.

Power Up Lending Group – On October 22, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $63,000. The total net proceeds the Company received was $60,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of July 30, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of the greater of the fixed conversion price of or a variable conversion price as set forth in the Note. The fixed conversion price is $0.00009. The variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $3,000 which will be amortized over the life of the note. For the three months ended March 31, 2019, the Company amortized $961 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $63,000 and accrued interest was $3,314.

Power Up Lending Group – On January 11, 2019, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $53,000. The total net proceeds the Company received was $50,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of October 30, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of the greater of the fixed conversion price of or a variable conversion price as set forth in the Note. The fixed conversion price is $0.00009. The variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $3,000 which will be amortized over the life of the note. For the three months ended March 31, 2019, the Company amortized $812 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $53,000 and accrued interest was $1,377.

SBI Investments – On December 17, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to SBI Investments, LLC (“SBI”), in the principal amount of $110,000 (the “Note”) due on June 17, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $10,000). The Note is convertible into common stock, at holder’s option, at a 50% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. At any time after the closing date, if the Company’s common stock is not deliverable by DWAC, then an additional 10% discount will apply to all future conversions on this note. If at any time while the note is outstanding, an event of default occurs, then an additional discount of 15% shall be factored into the variable conversion price until the note is no longer outstanding. For the three months ended March 31, 2019, the Company amortized $54,396 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $110,000 and accrued interest was $2,507.

Scotia International of Nevada, Inc. – On January 10, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to Scotia International of Nevada, Inc. (“Scotia”), in the principal amount of $400,000 (the “Note”) due on January 10, 2022 and bears 6% per annum interest, due at maturity. The Note was issued as part of a buyout agreement on the net smelter royalty due Scotia on the precious metals mined from the Company’s mining operation in Honduras. The Note is convertible into common stock, at holder’s option, at $0.50 per share as long as the Company’s common stock’s bid price is less than $0.75 per share. If the bid price is more than $0.75 per share, then Scotia may elect to convert at the average bid price of the common stock during the 10 trading day period prior to conversion. For the three months ended March 31, 2019, the Company amortized $6,610 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $400,000 and accrued interest was $5,261.

Subsequent Notes

Since March 31, 2019, the Company has entered into the following convertible notes:

On April 3, 2019, the Company issued a secured promissory note with WOC Energy, LLC for $60,000 with an interest rate of 5.00 % and matures on May 10, 2019. The Company received $60,000 in cash. This note was collateralized by a specific lot of precious metals being shipped from the mining operation in Honduras to the US for refining.

On April 9, 2019, the Company issued a secured promissory note with Debra D’Ambrosio for $100,000 with an interest rate of 5.00 % and matures on May 15, 2019. The Company received $100,000 in cash. This note was collateralized by all open lots of precious metals being shipped from the mining operation in Honduras to the US for refining.

On April 16, 2019, the Company issued a secured promissory note with WOC Energy, LLC for $57,750 with an interest rate of 5.00 % and matures on May 23, 2019. The Company received $57,750 in cash. This note was collateralized by a specific lot of precious metals being shipped from the mining operation in Honduras to the US for refining.

On April 16, 2019, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $63,000. The total net proceeds the Company received was $60,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of February 20, 2020 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The accounting for this note is still being determined by the Company.

On April 18, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to Crown Bridge Partners (“Crown Bridge”), in the principal amount of $55,000 (the “Note”) due on April 18, 2020 and bears 5% per annum interest, due at maturity. The total net proceeds the Company received was $47,000 (less an original issue discount (“OID”) of $8,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. If the conversion price drops below $0.15 per share, then the conversion price will be 50% of the trading price. The accounting for this note is still being determined by the Company.

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Scotia International of Nevada, Inc. – On January 10, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to Scotia International of Nevada, Inc. (“Scotia”), in the principal amount of $400,000 (the “Note”) due on January 10, 2022 and bears 6% per annum interest, due at maturity. The Note was issued as part of a buyout agreement on the net smelter royalty due Scotia on the precious metals mined from the Company’s mining operation in Honduras. The Note is convertible into common stock, at holder’s option, at $0.50 per share as long as the Company’s common stock’s bid price is less than $0.75 per share. If the bid price is more than $0.75 per share, then Scotia may elect to convert at the average bid price of the common stock during the 10 trading day period prior to conversion. For the three months ended March 31, 2019, the Company amortized $6,610 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $400,000 and accrued interest was $5,261.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Certain provisions of Nevada law, our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company by means of a tender offer, proxy contest or otherwise, or by changing its Board of Directors and management. According to our articles of incorporation and bylaws, neither the holders of our common stock nor the holders of any preferred stock have cumulative voting rights in the election of our directors. The lack of cumulative voting and the combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding capital stock makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of the Company by replacing its Board of Directors.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status or the combination is approved by the Board of Directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the Board of Directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board of Directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc. The transfer agent’s address is 66 Exchange Place, Suite 100, Salt Lake City, UT 84111, and its telephone number is (801) 355-5740.

Market Listing

Our common stock is listed for quotation on the OTCQB Tier of the OTC Markets Group, Inc. under the symbol “IMII.”

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements of Inception Mining, Inc. as of and for the periods ended December 31, 2018 and December 31, 2017 included in this prospectus have been audited by Sadler, Gibb & Associates, LLC, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. No other person is connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Brunson Chandler & Jones, PLLC has provided an opinion on the validity of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can request copies of the registration statement by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. In addition, the SEC maintains a website, which is located at www.sec.gov , that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s website.

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We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.beyondcommerceinc.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on such website is not incorporated by reference and is not a part of this prospectus.

INFORMATION WITH RESPECT TO THE REGISTRANT

Business

Inception Mining, Inc. (formerly known as Gold American Mining Corp.) was incorporated under the name of Golf Alliance Corporation and under the laws of the State of Nevada on July 2, 2007. Inception Mining, Inc. is a precious metal mineral acquisition, exploration and development company. Inception Development, Inc., its wholly owned subsidiary, was incorporated under the laws of the State of Idaho on January 28, 2013.

Golf Alliance Corporation pursued its original business plan to provide opportunities for golfers to play on private golf courses normally closed to them due to the membership requirements of the private clubs. During the year ended July 31, 2010, the Company decided to redirect its business focus toward precious metal mineral acquisition and exploration.

On March 5, 2010, the Company amended its articles of incorporation to (1) to change its name to Silver America, Inc. and (2) increased its authorized common stock from 100,000,000 to 500,000,000.

On June 23, 2010 the Company amended its articles of incorporation to change its name to Gold American Mining Corp.

On February 25, 2013, Gold American Mining Corp. and its majority shareholder (the “Majority Shareholder”), and its wholly-owned subsidiary, Inception Development Inc. (the “Subsidiary”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Inception Resources, LLC, a Utah corporation (“Inception Resources”), pursuant to which Inception purchased the U.P. and Burlington Gold Mine in consideration of 16,000,000 shares of common stock of Inception, the assumption of promissory notes in the amount of $950,000 and the assignment of a 3% net royalty. Inception Resources was an entity owned by and under the control of the majority shareholder. This transaction is deemed an asset purchase by entities under common control. The Asset Purchase Agreement closed on February 25, 2013 (the “Closing”). Inception was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of the gold mine pursuant to the terms of the Asset Purchase Agreement. As a result of such acquisition, the Company’s operations are now focused on the ownership and operation of the mine acquired from Inception Resources. Consequently, the Company believes that acquisition has caused us to cease to be a shell company as it no longer has nominal operations.

On May 17, 2013, the Company amended its articles of incorporation to change its name to Inception Mining, Inc. (“Inception” or the “Company”).

On October 2, 2015, the Company consummated a merger with Clavo Rico Ltd. (“Clavo Rico”). Clavo Rico is a privately held Turks and Caicos company with principal operations in Honduras, Central America. Clavo Rico operates the Clavo Rico mining concession through its subsidiaries Compañía Minera Cerros del Sur, S.A de C.V. and Compañía Minera Clavo Rico, S.A. de C.V. and holds other mining concessions. Pursuant to the agreement, the Company issued of 240,225,901 shares of common stock of Inception and assumed promissory notes in the amount of $5,488,980 and accrued interest of $3,434,426. Under this merger agreement, there was a change in control and it has been treated for accounting purposes as a reverse recapitalization with Clavo Rico, Ltd. being the surviving entity. Its workings include several historical underground operations dating back to the early Mayan and Spanish occupation.

The Company’s primary mine is located on the 200 hectare Clavo Rico Concession, located in southern Honduras. This mine was originally explored and exploited in the 16th century by the Spanish, and more recently has been operated by Compañía Minera Cerros del Sur, S.A. de C.V. as a small family business. In 2003, Clavo Rico’s predecessor purchased a 20% interest and later increased its ownership to 99.9%.

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Business Strategy

The Company’s business strategy is focused on creating value for stakeholders through the ownership and advancement of the Clavo Rico mine and other exploration opportunities for gold-focused projects. Since the Merger in 2015, the Company has implemented many upgrades and efficiencies at the Clavo Rico mine, and continues to focus on making the mining operations in Honduras more efficient and transparent. The Company plans to accelerate its exploration program at the Clavo Rico mine through additional drilling and studies with the intent of identifying mineralized material. The Company may pursue acquisitions and joint ventures that are value accretive to its stockholders through the pursuit of similarly attractive gold-focused projects.

Industry Operating Environment

In 2013, the Government of Honduras instituted the Ley General de Minería (“General Mining Law”) Decreto No. 32‒2013 and created the Instituto Hondureño de Geología y Minas (INHGEOMIN). INHGEOMIN has the legal authority to execute the national mining policy, develop plans, programs, and projects related to mining and to create administrative, operational, and technical units within the mining sector. Article 6 of the Mining Law implements the system of concession permits for mining, except for artisanal and small-scale mining, which require participation in a registration system. Inception Mining obtained the Clavo Rico concession in 2015, which provides indefinite exclusive mining rights under the Ley General de Minería of 2013, in exchange for demonstration of geologic activity and an annual fee. The government encourages mining enterprises to conduct value-added processing in the country and to engage a local workforce, which Inception Mining supports.

Competition

We compete with many companies in the mining business, including larger, more established mining companies with substantial capabilities, personnel and financial resources. There is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in the United States, Honduras, and other areas where we may conduct exploration activities. Because we compete with individuals and companies that have greater financial resources and larger technical staffs, we may be at a competitive disadvantage in acquiring desirable mineral properties. From time to time, specific properties or areas that would otherwise be attractive to us for exploration or acquisition are unavailable due to their previous acquisition by other companies or our lack of financial resources. Competition in the mining industry is not limited to the acquisition of mineral properties but also extends to the technical expertise to find, advance, and operate such properties; the labor to operate the properties; and the capital needed to fund the acquisition and operation of such properties. Competition may result in our company being unable not only to acquire desired properties, but to recruit or retain qualified employees, to obtain equipment and personnel to assist in our exploration activities or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business. The mineral exploration industry is highly fragmented, and we are a very small participant in this sector. Many of our competitors explore for a variety of minerals and control many different properties around the world. Many of them have been in business longer than we have and have established strategic partnerships and relationships and have greater financial resources than we do.

There is significant competition for properties suitable for gold exploration. As a result, we may be unable to continue to acquire interests in attractive properties on terms that we consider acceptable. We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as drill rigs, bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to secure them.

Marketing and Customers

Readily available commodities markets exist in the U.S. and around the world for the sale of minerals. Therefore, we will likely be able to sell minerals that we are able to recover.

Governmental Regulation and Environmental Matters

Mining Operations

UP and BURLINGTON (Lemhi County, Idaho)

The mine operations in Idaho are governed by both federal and state law. We are required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally. Federal laws, such as those governing the purchase, transport or storage of explosives, and those governing mine safety and health, also apply. The Company plans to obtain a Lemhi County Conditional Use Permit, an Idaho Department of Lands Surface Reclamation Bond and permitting for the U.S. Forest Service Access Road.

When this mine comes into production, we will also be subject to the rules and regulations of the Mine Safety and Health Administration, a Division of the United States Department of Labor.

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CLAVO RICO (Honduras, Central America)

The mining operations in Honduras are governed by the national entities Honduran Institute of Geology and Mines (INHGEOMIN) and Ministry of Natural Resources and Environment (SERNA). The Clavo Rico mine has operated under a grandfathered concession granted many years ago and has now complied with all regulatory requirements of the above agencies and the recently adopted Honduran Mining laws (The General Mining Law was approved by Legislative Decree No. 238-2012, dated January 23, 2013), including employee health and safety regulations, Environmental requirements, water discharge requirements, and potential reclamation requirements. As the above ministries have only limited operational experience and the new mining law has only recently been adopted, the interpretation, adoption and enforcement of many regulations are evolving. Other local ordinances (municipality of El Corpus) minor and most regulatory efforts are as a result of interaction between the mine and the local populace, (examples include use of the mine haul road for local traffic, restricting mine operations to daylight hours for noise considerations, watering for dust control, etc.). Where no regulation or law exists, we have attempted to duplicate best practices as required in other business climates.

These laws and regulations are continually changing and, as a general matter, are becoming more restrictive. The Company’s policy is to conduct our business in a manner that safeguards public health and mitigates the environmental effects of our business activities. To comply with these laws and regulations, we have made, and in the future may be required to make, capital and operating expenditures.

Environmental Laws

Mining activities at the Company’s properties are also subject to various environmental laws, both federal and state, including but not limited to the federal National Environmental Policy Act, CERCLA (as defined below), the Resource Recovery and Conservation Act, the Clean Water Act, the Clean Air Act and the Endangered Species Act, and certain Idaho state laws governing the discharge of pollutants and the use and discharge of water. Various permits from federal and state agencies are required under many of these laws. Local laws and ordinances may also apply to such activities as construction of facilities, land use, waste disposal, road use and noise levels.

These laws and regulations are continually changing and, as a general matter, are becoming more restrictive. The Company’s policy is to conduct our business in a manner that safeguards public health and mitigates the environmental effects of our business activities. To comply with these laws and regulations, we have made, and in the future may be required to make, capital and operating expenditures.

The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (CERCLA), imposes strict, joint, and several liabilities on parties associated with releases or threats of releases of hazardous substances. Liable parties include, among others, the current owners and operators of facilities at which hazardous substances were disposed or released into the environment and past owners and operators of properties who owned such properties at the time of such disposal or release. This liability could include response costs for removing or remediating the release and damages to natural resources. Our properties, because of past mining activities, could give rise to potential liability under CERCLA.

Under the Resource Conservation and Recovery Act (RCRA) and related state laws, mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous or solid wastes associated with certain mining-related activities. RCRA costs may also include corrective action or cleanup costs.

Mining operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, such as crushers and storage facilities, and from mobile sources such as trucks and heavy construction equipment. All of these sources are subject to review, monitoring, permitting, and/or control requirements under the federal Clean Air Act and related state air quality laws. Air quality permitting rules may impose limitations on our production levels or create additional capital expenditures in order to comply with the permitting conditions.

Under the federal Clean Water Act and the delegated Colorado water-quality program, point-source discharges into waters of the State are regulated by the National Pollution Discharge Elimination System (NPDES) program. Storm water discharges also are regulated and permitted under that statute. Section 404 of the Clean Water Act regulates the discharge of dredge and fill material into Waters of the United States, including wetlands. All of those programs may impose permitting and other requirements on our operations.

The National Environmental Policy Act (NEPA) requires an assessment of the environmental impacts of major federal actions. The federal action requirement must be satisfied if the project involves federal land or if the federal government provides financing or permitting approvals. NEPA does not establish any substantive standards, but requires the analysis of any potential impacts. The scope of the assessment process depends on the size of the project. An Environmental Assessment (EA) may be adequate for smaller projects. An Environmental Impact Statement (EIS), which is much more detailed and broader in scope than an EA, is required for larger projects. NEPA compliance requirements for any of our proposed projects could result in additional costs or delays.

The Endangered Species Act (ESA) is administered by the U.S. Fish and Wildlife Service of the U.S. Department of Interior. The purpose of the ESA is to conserve and recover listed endangered and threatened species and their habitat. Under the ESA, endangered means that a species is in danger of extinction throughout all or a significant portion of its range. The term threatened under such statute means that a species is likely to become endangered within the foreseeable future. Under the ESA, it is unlawful to take a listed species, which can include harassing or harming members of such species or significantly modifying their habitat. Future identification of endangered species or habitat in our project areas may delay or adversely affect our operations.

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U.S. federal and state reclamation requirements often mandate concurrent reclamation and require permitting in addition to the posting of reclamation bonds, letters of credit or other financial assurance sufficient to guarantee the cost of reclamation. If reclamation obligations are not met, the designated agency could draw on these bonds or letters of credit to fund expenditures for reclamation requirements. Reclamation requirements generally include stabilizing, contouring and re-vegetating disturbed lands, controlling drainage from portals and waste rock dumps, removing roads and structures, neutralizing or removing process solutions, monitoring groundwater at the mining site, and maintaining visual aesthetics.

Capital Equipment and Research & Development Expenditures

During the year ended December 31, 2018, we did not incur any expense related to research and development. Additionally, we are not currently conducting any research and development activities other than those relating to the possible acquisition of new gold and/or silver properties or projects of which there is no guarantee. As we proceed with our exploration programs, we may need to engage additional contractors and consider the possibility of adding additional permanent employees, as well as the possible purchase or lease of equipment.

Employees

As of the date of this filing, we currently employ ninety-nine (99) full-time employees and generally around twelve (12) temporary employees in the United States and Honduras. We have contracts with various independent contractors and consultants to fulfill additional needs, including investor relations, exploration, development, permitting, and other administrative functions, and may staff further with employees as we expand activities and bring new projects on line.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

We do not currently own any patents or trademarks. Also, we are not a party to any license or franchise agreements, concessions, or labor contracts arising from any patents or trademarks. As part of our purchase of UP and Burlington, we granted a net smelter royalty (“NSR”) of 3% of production in the UP and Burlington mine.

Existing and Probable Government Regulation to Our Current and Intended Business

Exchange Act

We are subject to the following regulations of the Exchange Act, and applicable securities laws, rules and regulations promulgated under the Exchange Act by the SEC. Compliance with these requirements of the Exchange Act increases our legal and accounting costs.

Smaller Reporting Company

We are subject to the reporting requirements of Section 13 of the Exchange Act, and subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.” That designation will relieve us of some of the informational requirements of Regulation S-K.

Sarbanes/Oxley Act

We are also subject to the Sarbanes-Oxley Act of 2002 (the “Sarbanes/Oxley Act”). The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence. It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in SEC Regulation 14A. Matters submitted to shareholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our shareholders with the information outlined in Schedules 14A (where proxies are solicited) or 14C (where consents in writing to the action have already been received or are anticipated to be received) of SEC Regulation 14, as applicable; and preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies are forwarded to our shareholders.

We are also required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in Current Reports on Form 8-K.

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Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act, and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our Company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

DESCRIPTION OF PROPERTY

UP and Burlington Gold Mine, Salmon, Lemhi County, Idaho

On February 25, 2013, the Company acquired certain real property and mineral rights commonly known as the UP and Burlington Gold Mine (“UP and Burlington”) pursuant to an asset purchase agreement. We are presently in the exploration stage at UP and Burlington. The UP and Burlington project consists of two federal patented mining claims, which Inception Resources Mining acquired for the purpose of the exploration and potential development of gold on the 40 acres that comprise this property.

Discovered in 1892, UP and Burlington is a private gold property that has been held unused for the past 75 years. UP and Burlington is located in Lemhi County, northwest of Salmon, Idaho, at an elevation of 7,994 feet. The UP and Burlington site is located six miles from the city of Salmon; 0.6 miles from the closest major road (Ridge Rd.); and 1.56 miles from the closest major power line. We believe Salmon, along with the surrounding County of Lemhi, provides an excellent infrastructure for our mine. Salmon has a population of 3,122 and Lemhi County has a population of 7,806.

UP and Burlington’s two gold mining claims were brought to patent in 1900, which covers the Mine’s 40 acres. Subsequently, in 1989, a U.S. Forest Survey was performed on the UP and Burlington site confirming that the patented claims cover an area that is six hundred feet by three thousand feet (600’ x 3000’). The Mine’s patented claims remove the challenges associated when working on U.S. Forest lands, Bureau of Land Management (“BLM”), state or other property types. With our purchase of UP and Burlington, we have the benefit of working on private land, which requires only a hauling/road permit to commence significant operations.

The Company has obtained the necessary permitting, cut additional access roads, made surface improvements, and initiated surface mining on a 2,500 foot per day lighted vein for bulk sampling, vein definition and material evaluation. In Phase II, we plan to contract with an underground mining contractor to expand portal development leveraging existing underground access, and implement an underground mining operation. There is no guarantee that we will be successful in implementing any stage of our plans.

Our plan includes the continuation of obtaining a Lemhi County Conditional Use Permit and an Idaho Department of Lands Surface Reclamation Bond. Since receiving the permitting for the U.S. Forest Service Access Road, the access road is now complete. In addition, we have contracts such as geotechnical contracts, mining contracts, toll processing contracts, and underground mine plan contracts.

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UP and Burlington as located in Idaho.

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Clavo Rico Gold Mine, Honduras, Central America

On October 2, 2015, the Company consummated a merger with Clavo Rico Ltd. (“Clavo Rico”). Clavo Rico is a privately held Turks and Caicos company with principal operations in Honduras, Central America. Clavo Rico operates the Clavo Rico mining concession through its subsidiary Compañía Minera Cerros del Sur, S.A de C.V. Its workings include several historical underground mining operations dating back to the early Mayan and Spanish occupation.

The Company’s primary mine is a surface operation, located on the 200-hectare Clavo Rico Concession, located in southern Honduras. This mine was originally explored and exploited in the 16th century by the Spanish, and more recently has been operated by Compañía Minera Cerros del Sur, S.A. de C.V as a small family business. In 2003, Clavo Rico’s predecessor purchased a 20% interest and later increased its ownership to 99.5%. This company has since invested over five million dollars in the expansion and development of the mine and surrounding properties. Today, the Company operates this mine through exploration of surface-level material.

Prior to the expansion of the Mine, the mine had only been processing approximately less than 500 tons of extracted material per day. The current recovery operational increase has been sized to handle from 500 to 750 tons of extracted material per day on a recovery bed that has the capacity to receive up to 750,000 tons of material. The Company commenced full operations on January 1, 2012 and believes that sufficiently high gold content ore bodies have been located and blocked out to load the leach pad to capacity by the end of June 30, 2023.

At this property and during the period covered under this registration statement, the Company extracted 91,932 tons of material through surface operations, with an average grade of 2.46 grams of gold per ton and 0.84 grams of silver per ton. After processing this material using the on-site leach pad, the Company produced 2,932 ounces of gold for a gold recovery percentage of 40.20% and 998 ounces of silver for refining, for a silver recovery percentage of 40.19%

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The Company utilizes four distinct properties located at the Clavo Rico Concession: the main Clavo Rico property, where extraction, leaching, and processing occurs, and the Modesto, Loli, and Juan Carlos Williams properties, which are used as extraction sites. The Modesto location was acquired by the Company pursuant to a real estate purchase agreement in March 2016. The Company is permitted access to the Loli and Juan Carlos Williams properties pursuant to informal oral agreements.

Clavo Rico as located in Honduras.

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The Clavo Rico Concession in relation to the town of El Corpus.

Parcels of the Clavo Rico Concession that are currently explored or otherwise used by the Company.

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The current water supply utilized at the mine is from rain water. During the rainy season (October through February), the Company captures and stores water in on-site collection ponds. The power supply is from the Honduran power grid, although the Company maintains generators on site in the event of loss of power supply or inconsistent power supply.

Other Projects

The Company had previously disclosed exploration in the Northern Nevada Rift through a partner. Any exploration in these areas has ceased and the Company has no plans to pursue exploration in this area at this time.

Corporate Headquarters

We currently maintain our corporate offices at 5330 South 900 East, Suite 280, Murray, Utah 84117. During the three months ended March 31, 2019, we paid monthly rent of approximately $1,000 for use of a corporate office, which we anticipate will be sufficient in the short term.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

Except for historical information, the following Management’s Discussion and Analysis contains forward-looking statements based upon current expectations that involve certain risks and uncertainties. Such forward-looking statements include statements regarding, among other things, (a) discussions about mineral resources and mineralized material, (b) our projected sales and profitability, (c) our growth strategies, (d) anticipated trends in our industry, (e) our future financing plans, (f) our anticipated needs for working capital, (g) our lack of operational experience and (h) the benefits related to ownership of our common stock. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” as well as in this Report generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Report generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Report will in fact occur as projected.

Overview

On February 25, 2013, Inception Mining, Inc. (“Inception” or the “Company”) and its majority shareholder (the “Majority Shareholder”), and its wholly-owned subsidiary, Inception Development Inc. (the “Subsidiary”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Inception Resources, LLC, a Utah corporation (“Inception Resources”), pursuant to which Inception purchased the UP and Burlington Gold Mine in consideration of 16,000,000 shares of common stock of Inception, the assumption of promissory notes in the amount of $950,000 and the assignment of a 3% net smelter royalty, which may increase or decrease depending on the amount of gold produced. Inception Resources was an entity owned by and under the control of a shareholder. This transaction is deemed an asset purchase by entities under common control. The Asset Purchase Agreement closed on February 25, 2013 (the “Closing”). We were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of the gold mine pursuant to the terms of the Assert Purchase Agreement. As a result of such acquisition, our operations are now focused on the ownership and operation of the mine acquired from Inception Resources. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations.

We are a mining company engaged in the production, acquisition, exploration, and development of mineral properties, primarily for gold, from owned mining properties. Inception Resources has acquired two projects, as described below. Our target properties are those that have been the subject of historical exploration.

UP and Burlington Gold Mine

On February 25, 2013, the Company acquired certain real property and the associated exploration permits and mineral rights commonly known as the UP and Burlington Gold Mine (“UP and Burlington” or the “Mine”) pursuant to that certain asset purchase agreement entered between the Company, its majority shareholder (the “Majority Shareholder”), and its wholly-owned subsidiary, Inception Development Inc. (the “Subsidiary”) on one hand, and Inception Resources on the other hand, dated February 25, 2013 (the “Asset Purchase Agreement”). Accordingly, the Company owns and controls this property exclusively; there are no third parties who impose conditions of any kind on operations at this location. We are presently in the exploration stage at UP and Burlington. UP and Burlington contains two federal patented mining claims which Inception Resources acquired for the purpose of the exploration and potential development of gold on the 40 acres which comprises UP and Burlington. Production at this mine is subject to a 3% net smelter royalty, which may increase or decrease depending on the amount of gold produced.

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Discovered in 1892, UP and Burlington is a private gold property that has been held unused in a family trust for the past 75 years. UP and Burlington is located in Lemhi County, Northwest of Salmon, Idaho, at an elevation of 7,994 feet. The UP and Burlington site is located six miles from the city of Salmon; is 0.6 miles away from the closest major road (Ridge Rd.); and is 1.56 miles away from the closest major power line. We believe Salmon, along with the surrounding County of Lemhi, provides an excellent infrastructure for our mine. Salmon has a population of 3,122 and Lemhi County has a population of 7,806. In 2014-2015, heavy maintenance and right-of-way repair was completed and a new road to UP and Burlington mine site was constructed.

UP and Burlington’s two gold mining claims were brought to patent in 1900, which covers the Mine’s 40 acres. Subsequently, in 1989, a U.S. Forest Survey was performed on the UP and Burlington site confirming that the patented claims cover an area which is six hundred feet by three thousand feet (600’x3000’). The Mine’s patented claims remove the challenges associated when working on U.S. Forest lands, Bureau of Land Management (“BLM”), state or other property types. With our purchase of UP and Burlington, we have the benefit of working on private land, which requires only a hauling / road permit to commence significant operations.

The Company has obtained the necessary permitting, cut additional access roads, made surface improvements, and initiated surface mining on a 2,500 foot per day lighted vein for bulk sampling, vein definition and ore valuation. In Phase II, we plan to contract an underground mining and operations plan, expand portal development leveraging existing underground access, and implement underground mining to a depth based on optimizing costs versus processed ore value. There is no guarantee that we will be successful in implementing any stage of our plans.

Our plan includes the continuation of obtaining a Lemhi County Conditional Use Permit and an Idaho Department of Lands Surface Reclamation Bond. Since receiving the permitting for the U.S. Forest Service Access Road, the access road is now complete. In addition, we have contracts such as geotechnical contracts, mining contracts, toll processing contracts, and underground mine plan contracts.

The Company and its independent consultants are in the process of developing a detailed exploration-drilling program to confirm and expand mineralized zones in the Mine and collect additional environmental and technical data. The first phase began in 2013. The Company intends to continue drilling, metallurgical testing, engineering and environmental programs and studies and has updated the historic feasibility study and environmental permit applications.

We also plan to review opportunities and acquire additional mineral properties with current or historic precious and base metal mineralization with meaningful exploration potential.

Clavo Rico Mine

On October 2, 2015, the Company consummated a merger with Clavo Rico Ltd. (“Clavo Rico”). Clavo Rico is a privately held Turks and Caicos company with principal operations in Honduras, Central America. Clavo Rico operates the Clavo Rico mining concession through its subsidiaries Compañía Minera Cerros del Sur, S.A de C.V. and Compañía Minera Clavo Rico, S.A. de C.V. and holds other mining concessions. Its workings include several historical underground mining operations dating back to the early Mayan and Spanish occupation.

The Company’s primary mine is located on the 200-hectare Clavo Rico Concession, located in southern Honduras. This mine was originally explored and exploited in the 16th century by the Spanish, and more recently has been operated by Compañía Minera Cerros del Sur, S. de R.L. as a small family business. In 2003, Clavo Rico’s predecessor purchased a 20% interest and later increased its ownership to 99.9%. This company has since invested over five million dollars in the expansion and development of the mine and surrounding properties. Today, the Company operates this mine through exploration of surface-level material.

Mining operations begin by crushing extracted material to approximately 3/8-inch size pebbles, which is then mixed with additional material and loaded on the recovery pad for processing. The pebble material is sprinkled with a solution that leaches the gold from the rock, and the solution is collected and processed on-site at Clavo Rico’s own ADR plant. The doré bars that result from this process are shipped to the USA for refining.

Prior to the expansion, the mine had only been processing approximately less than 500 tons of extracted material per day. The current recovery operational increase has been sized to handle from 500 to 750 tons of extracted material per day on a recovery bed that has the capacity to receive up to 750,000 tons of material. The Company commenced full operations on January 1, 2012 and believes that sufficiently high gold content ore bodies have been located and blocked out to load the leach pad to capacity by the end of June 30, 2023. The Company has engaged in preliminary drilling of this area.

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Recent Developments

On April 3, 2019, the Company issued a secured promissory note with WOC Energy, LLC for $60,000 with an interest rate of 5.00 % and matures on May 10, 2019. The Company received $60,000 in cash. This note was collateralized by a specific lot of precious metals being shipped from the mining operation in Honduras to the US for refining.

On April 9, 2019, the Company issued a secured promissory note with Debra D’ambrosio for $100,000 with an interest rate of 5.00 % and matures on May 15, 2019. The Company received $100,000 in cash. This note was collateralized by all open lots of precious metals being shipped from the mining operation in Honduras to the US for refining.

On April 16, 2019, the Company issued a secured promissory note with WOC Energy, LLC for $57,750 with an interest rate of 5.00 % and matures on May 23, 2019. The Company received $57,750 in cash. This note was collateralized by a specific lot of precious metals being shipped from the mining operation in Honduras to the US for refining.

On April 16, 2019, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $63,000. The total net proceeds the Company received was $60,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of February 20, 2020 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The accounting for this note is still being determined by the Company.

On April 18, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to Crown Bridge Partners (“Crown Bridge”), in the principal amount of $55,000 (the “Note”) due on April 18, 2020 and bears 5% per annum interest, due at maturity. The total net proceeds the Company received was $47,000 (less an original issue discount (“OID”) of $8,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. If the conversion price drops below $0.15 per share, then the conversion price will be 50% of the trading price. The accounting for this note is still being determined by the Company.

On May 20, 2019, we entered into a Note Purchase Agreement (“NPA”) with the Selling Stockholder, pursuant to which we issued (i) a Senior Secured Redeemable Convertible Note (the “Note”) with an aggregate face value of $4,250,000 (of which $1,250,000 was retained by the Selling Stockholder as an original issue discount) and (ii) a common stock purchase warrant (the “Warrant”) to purchase 9,250,000 shares of common stock in exchange for $3,000,000 cash consideration. As long as a Trigger Event (as defined in the Note) has not occurred, the Note is subject to interest at a rate of 10.0% per annum and may be converted into shares of the Company’s common stock at a price equal to 100% of the average of the five lowest individual daily volume weighted average prices of the shares of common stock, less $0.01 per share, during the period beginning on the issuance date of the Note and ending on the maturity date of the Note. For each Trigger Event that occurs, the interest rate of the Note will increase by 10% and the discount to the conversion price will increase by 10%. The Conversion Price shall not be less than $0.01 per share of common stock (the “Floor Price”), unless an event of default has occurred, in which case the Floor Price is not applicable. In no event will the Conversion Price be less than the par value of the Company’s common stock per share. The Selling Stockholder transaction closed on May 20, 2019. “Trigger Events” that will result in less favorable financial terms for the Company include delays in receiving the conversion shares, the issuance of restricted shares if investor provides a legal opinion that shares may be issued without a restrictive legend, the issuance of a certificate if investor requests electronic delivery via DTC, the failure to timely perform obligations in the Transaction Documents, inaccurate representations in the NPA, events of default over $250,000, bankruptcy, insolvency, or reorganization, a lapse in the effectiveness of a registration statement, the suspension from trading on the trading market, the failure to meet the listing requirements of the trading market, notice that the Company intends not to comply with a conversion notice, the admission of the Company of its inability to pay its debts as they become due or appointment of a custodian or receiver, a judgment or judgments in excess of $250,000, delays in filing public reports, the initiation of an administrative or enforcement proceeding, and the Company’s common stock is under chill or freeze by DTC.

Results of Operations

Three months ended March 31, 2019 compared to the Three months ended March 31, 2018

We incurred a net loss of $3,786,821 for the three-month period ended March 31, 2019, and a net loss of $1,485,706 for the three-month period ended March 31, 2018. This change in our results over the two periods is primarily the result of the change in derivative liabilities. The following table summarizes key items of comparison and their related increase (decrease) for the three-month periods ended March 31, 2019 and 2018:

	Three Months Ended March 31,		Increase/
	2019	2018	(Decrease)
Revenues	$921,442	$1,179,440	$(257,998)
Cost of Sales	1,228,511	1,687,599	(459,088)
General and Administrative	620,321	477,811	142,510
Depreciation and Amortization Expenses	9,088	10,275	(1,187)
Total Operating Expenses	1,857,920	2,175,685	(317,765)
Income (Loss) from Operations	(936,478)	(996,245)	(59,767)
Other Income (expense)	(16)	131	147
Change in Derivative Liabilities	(1,494,989)	301,974	1,796,963
Loss on Extinguishment of Debt	(5,000)	-	5,000
Interest Expense	(1,350,338)	(791,566)	558,772
Income (Loss) from Operations Before Taxes	(3,786,821)	(1,485,706)	2,301,115
Net Income (Loss)	$(3,786,821)	$(1,485,706)	$2,301,115

Revenues decreased because of the crusher problems that the mine has been working on fixing since the end of 2018. Crushing production has been using a backup crusher so the mine is currently not putting as much material on the leach pad as capacity allows.

Cost of sales decreased because the write-down of the inventory in process during 2018.

General and administrative expenses increased for the following reasons: Legal fees decreased by $48,640. Accounting and auditor fees increased by $75,340. Sales tax and income tax in Honduras increased by $80,527. Consulting expense decreased by $140,051, of which stock based compensation decreased by $99,138. Salaries and wages expense increased by $112,996. And finally, investor relations expense increased by $54,598.

Changes in derivative liabilities increased because of the valuation of these derivatives and the relation to the Company’s stock price increasing.

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Interest expense increased because of the number of convertible notes that have been paid off during the prepayment penalty periods to avoid conversion of these notes by the Company.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2019 reflects assets of $1,238,477. We had cash in the amount of $40,939 and working capital deficit in the amount of $21,659,235 as of March 31, 2019. Thus, we do not have sufficient working capital to enable us to carry out our stated plan of operation for the next twelve months.

Working Capital

	March 31, 2019	December 31, 2018
Current assets	$490,818	$653,395
Current liabilities	22,150,053	19,096,378
Working capital deficit	$(21,659,235)	$(18,442,983)

We anticipate generating losses and, therefore, may be unable to continue operations in the future, if we don’t acquire additional capital and issue debt or equity or enter into a strategic arrangement with a third party.

Going Concern Consideration

As reflected in the accompanying unaudited condensed consolidated financial statements, the Company and has an accumulated deficit of $25,795,942. In addition, there is a working capital deficit of $21,659,235 as of March 31, 2019. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

	Three Months Ended March 31,
	March 31, 2019	March 31, 2018
Net Cash Provided by (Used in) Operating Activities	$(218,074)	$285,091
Net Cash Used in Investing Activities	(104,459)	(6,471)
Net Cash Provided by (Used in) Financing Activities	312,646	(239,221)
Effects of Exchange Rate Changes on Cash	(31)	(3,915)
Net Increase (Decrease) in Cash	$(9,918)	$35,484

Operating Activities

Net cash flow used in operating activities during the three months ended March 31, 2019 was $218,074, a decrease of $503,165 from the $285,091 net cash provided during the three months ended March 31, 2018. This decrease in the cash provided by operating activities was primarily due to lower precious metal sales and increased interest expense paid out in cash.

Investing Activities

Investing activities during the three months ended March 31, 2019 used $104,459, an increase of $97,988 from the $6,471 used by activities during the three months ended March 31, 2018. During the three months ended March 31, 2019, the Company purchased $104,459 in fixed assets.

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Financing Activities

Financing activities during the three months ended March 31, 2019 provided $312,646, an increase of $551,867 from the $239,221 used in financing activities during the three months ended March 31, 2018. During the three months ended March 31, 2019, the Company received $450,000 in proceeds from notes payable - related parties, $635,500 in proceeds from convertible notes payable and $48,750 in proceeds from the sale of common stock. The Company made $453,260 in payments on notes payable – related parties and $385,894 in payments on convertible notes payable.

Year ended December 31, 2018 compared to the year ended December 31, 2017

We had a net loss of $5,627,050 for the year ended December 31, 2018, which was $2,242,523 more than the net loss of $3,384,527 for the year ended December 31, 2017. This change in our results over the two periods is primarily the result of an increase in interest expense from the debt discounts from convertible notes the associated derivative liabilities of $2,629,246 and that is offset with the increase of $557,835 in the change of derivative liabilities, an increase in interest expense paid in cash of $675,574 and the write-down of metals in process on the leach pad of $1,058,812. The following table summarizes key items of comparison and their related increase (decrease) for the years ended December 31, 2018 and 2017.

	Year Ended December 31,		Increase/
	2018	2017	(Decrease)
Revenues	$3,967,869	$3,631,759	$336,110
Cost of Sales	3,740,708	3,754,072	(13,364)
General and Administrative	2,035,203	1,449,735	585,468
Depreciation and Amortization Expenses	38,237	115,929	(77,692)
Total Operating Expenses	5,814,148	5,319,736	494,412
Income (Loss) from Operations	(1,846,279)	(1,687,977)	158,302
Other Income (expense)	4,942	12,567	7,625
Change in Derivative Liabilities	979,561	421,726	557,835
Loss on Extinguishment of Debt	(8,510)	(3,325)	5,185
Interest Expense	(4,756,764)	(2,127,518)	2,629,246
Income (Loss) from Operations Before Taxes	(5,627,050)	(3,384,527)	2,242,523
Net Income (Loss)	$(5,627,050)	$(3,384,527)	$2,242,523

Liquidity and Capital Resources

Our balance sheet as of December 31, 2018, reflects assets of $1,354,295. As we had cash in the amount of $50,857 and a working capital deficit in the amount of $18,442,983 as of December 31, 2018, we do not have sufficient working capital to enable us to carry out our stated plan of operation for the next twelve months.

Working Capital

	December 31, 2018	December 31, 2017
Current assets	$653,395	$1,528,591
Current liabilities	19,096,378	15,037,381
Working capital deficit	$(18,442,983)	$(13,508,790)

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We anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party.

Going Concern Consideration

As reflected in the accompanying financial statements, the Company has a net loss since inception of $22,009,285. In addition, there is a working capital deficiency of $18,442,983 and a stockholder’s deficiency of $18,075,011 as of December 31, 2018. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

On March 5, 2010, the Company changed its intended business purpose to that of precious metals mineral exploration, development and production. Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

Cash Flows

	Year Ended December 31,
	2018	2017
Net Cash Provided by (Used in) Operating Activities	$(175,029)	$(39,922)
Net Cash Used in Investing Activities	(30,499)	(287,501)
Net Cash Provided by (Used in) Financing Activities	199,650	184,608
Effects of Exchange Rate Changes on Cash	4,933	(35)
Net Increase (Decrease) in Cash	$(945)	$(142,850)

Operating Activities

Net cash flow used in operating activities during the year ended December 31, 2018 was $175,029, an increase of $135,107 from the $39,923 net cash used in operating activities during the year ended December 31, 2017. This increase is mostly due to a decrease in inventory and an increase in accounts payable and accrued liabilities (related and non-related parties).

Investing Activities

Cash used in investing activities during the year ended December 31, 2018 was $30,499, a decrease of $257,002 from the $287,501 net cash outflow during the year ended December 31, 2017. This decrease was due to fewer purchases of fixed assets.

Financing Activities

Financing activities during the year ended December 31, 2018, provided $199,650 to us, an increase of $15,042 from the $184,608 provided by financing activities during the year ended December 31, 2017. During the year ended December 31, 2018, the company received $0 from notes payable, $1,813,200 in notes payable from related parties, $2,637,500 in convertible notes payable, made payments of $120,000 in cash on notes payable, $2,550,006 in cash on notes payable – related parties and $1,688,500 in cash on convertible notes.

Critical Accounting Policies

Going Concern - The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements during the three months ended March 31, 2019, the Company recorded a net loss of $3,786,821 and used $200,524 in cash from operating activities. The Company has a net loss since inception of $25,795,942. In addition, there is a working capital deficiency of $21,659,235 and a stockholder’s deficiency of $21,568,161 as of March 31, 2019. These factors among others indicate that the Company may be unable to continue as a going concern for one year from the issuance of these financials statements.

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The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Management is currently working to make changes that will result in profitable operations and to obtain additional funding sources to meet the Company’s need for cash during the next twelve months and beyond.

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Inception Mining, Inc. and its wholly owned subsidiaries, Inception Development, Corp., Clavo Rico Development Corp., Clavo Rico, Ltd. and Compañía Minera Cerros del Río, S.A. de C.V., and its controlling interest subsidiaries, Compañía Minera Cerros del Sur, S.A. de C.V. and Compañía Minera Clavo Rico, S.A. de C.V. (collectively, the “Company”). All intercompany accounts have been eliminated upon consolidation.

Basis of Presentation - The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

Fair Value Measurements - The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the party’s own credit risk.

Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s cash, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed below. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed below are that of volatility and market price of the underlying common stock of the Company.

Long-Lived Assets - We review the carrying amount of our long-lived assets for impairment whenever there are negative indicators of impairment. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is not considered recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flows.

Properties, Plant and Equipment - We record properties, plant and equipment at historical cost. We provide depreciation and amortization in amounts sufficient to match the cost of depreciable assets to operations over their estimated service lives or productive value. We capitalize expenditures for improvements that significantly extend the useful life of an asset. We charge expenditures for maintenance and repairs to operations when incurred. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Building	7 to 15 years
Vehicles and equipment	3 to 7 years
Processing and laboratory	5 to 15 years
Furniture and fixtures	2 to 3 years

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Reclamation Liabilities and Asset Retirement Obligations - Minimum standards for site reclamation and closure have been established for us by various government agencies. Asset retirement obligations are recognized when incurred and recorded as liabilities at fair value. The liability is accreted over time through periodic charges to earnings. In addition, the asset retirement cost is capitalized and amortized over the life of the related asset. Reclamation costs are periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and abandonment costs. The Company reviews, on an annual basis, unless otherwise deemed necessary, the asset retirement obligation at each mine site.

Revenue Recognition - Effective January 1, 2018 we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 606-10, Revenue from Contracts with Customers (“ASC 606-10”). The adoption of ASC 606-10 had no impact on prior year or previously disclosed amounts. In accordance with ASC 606-10, revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract.

The Company generates revenue by selling gold and silver produced from its mining operations. The majority of the Company’s sales come from the sale of refined gold; however, the end product at the Company’s gold operations is generally doré bars. Doré is an alloy consisting primarily of gold but also containing silver and other metals. Doré is sent to refiners to produce bullion that meets the required market standard of 99.95% gold. Under the terms of the Company’s refining agreements, the doré bars are refined for a fee, and the Company’s share of the refined gold and silver is credited to its bullion account.

The Company recognizes revenue for gold and silver from doré production when it satisfies the performance obligation of transferring gold and silver inventory to the customer, which generally occurs upon transfer of gold and silver bullion credits as this is the point at which the customer obtains the ability to direct the use and obtain substantially all of the remaining benefits of ownership of the asset.

The Company generally recognizes the sale of gold bullion credits at the prevailing market price when gold bullion credits are delivered to the customer. The transaction price is determined based on the agreed upon market price and the number of ounces delivered. Payment is due upon delivery of gold bullion credits to the customer’s account

All accounts receivable amounts are due from a single customer. Substantially all mining revenues recorded in the current period also related to the same customer. As gold can be sold through numerous gold market traders worldwide, the Company is not economically dependent on a limited number of customers for the sale of its product.

Derivative Liabilities - Derivatives liabilities are recorded at fair value when issued and the subsequent change in fair value each period is recorded in other income (expense) in the consolidated statements of operations. We do not hold or issue any derivative financial instruments for speculative trading purposes.

Income Taxes - The Company’s income tax expense and deferred tax assets and liabilities reflect management’s best assessment of estimated future taxes to be paid. Significant judgments and estimates are required in determining the consolidated income tax expense.

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating the Company’s ability to recover its deferred tax assets, management considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In projecting future taxable income, the Company develops assumptions including the amount of future state and federal pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income, and are consistent with the plans and estimates that the Company is using to manage the underlying businesses. The Company provides a valuation allowance for deferred tax assets for which the Company does not consider realization of such deferred tax assets to be more likely than not.

Changes in tax laws and rates could also affect recorded deferred tax assets and liabilities in the future. Management is not aware of any such changes that would have a material effect on the Company’s results of operations, cash flows or financial position.

Operating Lease – The Company leases its corporate headquarters and administrative offices in Salt Lake City, Utah on a month-to-month basis.

The Company incurred rent expense of $2,193 and $13,891 for the three months ended March 31, 2019 and the year ended December 31, 2018.

Non-Controlling Interest Policy – Non-controlling interest (NCI) is the portion of equity ownership in a subsidiary not attributable to the parent company, who has a controlling interest and consolidates the subsidiary’s financial results with its own. The amount of equity relating to the non-controlling interest is separately identified in the equity section of the balance sheet and the amount of the net income (loss) relating to the non-controlling interest is separately identified on the statement of operations.

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Recent Accounting Pronouncements

For recent accounting pronouncements, please refer to the notes to the financial statements section of this registration statement.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

Not applicable to smaller reporting companies.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, results of operations, liquidity, or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Identification of Directors and Executive Officers

Our Bylaws state that our authorized number of directors shall be one or more and shall be set by resolution of our Board of Directors. We currently have two directors.

Our current directors and officers are as follows:

Name and Business Address	Age	Position
Trent D/Ambrosio	54	CEO, CFO and Director
Whit Cluff	68	Director

Our directors will serve in that capacity until our next annual shareholder meeting or until a successor is elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Trent D’Ambrosio, Chief Executive Officer, Chief Financial Officer, and Director

Mr. D’Ambrosio has been a Director of Inception Mining Inc. since February 28, 2013. From October 2011 through March 2013, Mr. D’Ambrosio held the positions of Interim Chief Executive Officer and Chief Financial Officer of Inception Holdings LLC, a resource exploration company, and was the responsible for the overall strategic direction for the organization. His professional record includes 25 years of management and financial services experience with companies ranging from Fortune 500 companies to start ups.

Whit Cluff, Director

Mr. Cluff has over 35 years of experience in the commercial real estate industry. Mr. Cluff has been involved in all disciplines of real estate land development, mixed-use development, retail tenant representation, developer representation, industrial property procurement and asset management. Mr. Cluff has an extensive background in public and private businesses giving him strong analytical, planning, and organization ability with effective negotiation skills. From 2003 through the present, Mr. Cluff has served as Vice President and Associate Broker at Coldwell Banker Commercial, NRT in Salt Lake City, Utah. Mr. Cluff attended the University of Utah and served in the United States Army.

Other Directorships

Other than as set forth above, none of our directors hold any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors, which the Board considers when evaluating proposed nominees, include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described herein, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

None of our directors, executive officers or control persons has been involved in any of the following events during the past five years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

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No Audit Committee or Financial Expert

The Company does not have an audit committee or a financial expert serving on the Board of Directors. The Company plans to form and implement an audit committee as soon as practicable.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officer and principal accounting officer but intend to do so this year.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, all executive officers, directors, and each person who is the beneficial owner of more than 10% of the common stock of a company that files reports pursuant to Section 12 of the Exchange Act of 1934, are required to report the ownership of such common stock, options, and stock appreciation rights (other than certain cash only rights) and any changes in that ownership with the Securities and Exchange Commission. The Company has evaluated all relevant Section 16(a) filings and has determined that the company is compliant with this section to the best of its knowledge.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table lists, as of May 29, 2019, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership‚ concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 57,848,505 shares of our common stock issued and outstanding as of May 29, 2019. We do not have any outstanding options, or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Inception Mining, Inc., 5330 South 900 East, Suite 280, Murray, UT 84117.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	Legends Capital Group, LLC (1)	11,685,874	20.20%
	4049 S. Highland Drive
	Salt Lake City, Utah 84124

Common Stock	Madison, LLC (1)	2,495,855	4.31%
	4049 S. Highland Drive
	Salt Lake City, Utah 84124

Common Stock	Jason Briggs (2) 4049 S. Highland Drive Salt Lake City, Utah 84124	1,341,523	2.32%

All 5% beneficial owners as a group		15,523,252	26.83%

(1)	Beneficially controlled by Jason Briggs.
(2)	Includes additional shares beneficially owned by Jason Briggs including 311,982 shares owned personally and 1,029,541 shares owned by two separate irrevocable trust for which Jason Briggs serves as trustee.

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Security Ownership of Officers and Directors

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	Trent D’Ambrosio (1)	3,902,101	6.75%
	c/o Inception Mining, Inc.
	5330 South 900 East, Suite 280
	Murray, UT 84107

Common Stock	Whit Cluff (1)	711,597	1.23%
	c/o Inception Mining, Inc.
	5330 South 900 East, Suite 280
	Murray, UT 84107

All Officers and Directors as a Group		4,613,698	7.98%

(1)	Executive officer and/or director of the Company.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time there are no outstanding options or warrants held by directors or officers of the Company.

EXECUTIVE COMPENSATION

Our Board of Directors has not established a separate compensation committee. Instead, the Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our officer(s), decides on benefit plans, and considers other matters as may, from time to time, be referred to it. We do not currently have a Compensation Committee Charter. Our Board continues to emphasize the important link between our performance, which ultimately benefits all shareholders, and the compensation of our executives. Therefore, the primary goal of our executive compensation policy is to closely align the interests of the shareholders with the interests of the executive officer(s). In order to achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to our long-term success and reward them for their efforts in ensuring our success and (ii) encourage executives to manage from the perspective of owners with an equity stake in us.

Compensation Table for Executives

Name & Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)

Trent D’Ambrosio,	2018	0	0	265,304	0	0	0	265,304
CEO, CFO and Director	2017	0	100,000	2,995,703	0	0	0	3,095,703

Whit Cluff,	2018	0	0	18,958	0	0	8,000	26,958
Director	2017	0	10,000	4,353	0	0	18,500	32,853

Employment Agreements

The Company has an employment agreement with its chief executive officer, Trent D’Ambrosio. The employment agreement was restated as of April 1, 2019 and provides for compensation of $300,000 annually.

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Outstanding Equity Awards at Fiscal Year-End

None.

Compensation of Directors

We have no formal plan for compensating our directors for their services, and they have historically received shares for their service. We have no formal plan to compensating our directors in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. All members of the Board of Directors participate in the consideration of executive officer and director compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

In February 2014, the Company entered into a consulting agreement with a stockholder/director. The Company agreed to pay $18,000 per month for twelve months. This agreement was renegotiated in October 2017 and the Company agreed to pay the stockholder/director $25,000 per month starting in October 2017. This agreement was superseded by an Employment Agreement as of July 1, 2018 and April 1, 2019. As of December 31, 2018, the Company owed $1,035,000 to the stockholder/director in accrued consulting fees.

The Company took several short-term notes payable from related parties. During the three months ended March 31, 2019, the Company received $450,000 in cash from related parties and paid out $453,260 in cash to related parties on notes payable. During 2018, the Company received $1,813,000 in cash from related parties and paid out $2,550,006 in cash to related parties on notes payable.

Mr. Cluff currently serves as a director of the Company and has a separate agreement as a consultant of the Company effective as of October 2, 2015.

The Company has an employment agreement with its chief executive officer, Trent D’Ambrosio. The employment agreement was effective as of July 1, 2018 and provides for compensation of $450,000 annually. Additionally, the employment agreement provides for equity compensation to be issued valued at $5,000 per month and an optional annual bonus of up to $4,500,000 to be determined by the Board of Directors. This employment agreement was restated as of April 1, 2019 and provides for compensation of $300,000 annually.

Director Independence

Our securities are quoted on the OTC Markets, which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Parents of the Smaller Reporting Company

We have no parents.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such pending or threatened legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

On January 26, 2017, the Company was served a copy of a complaint filed by Danzig Ltd. (“Danzig”) and Brett Bertolami (“Bertolami”) in the United States District Court for the Western District of North Carolina, Statesville Division. This matter was dismissed for lack of personal jurisdiction in an Order and Judgment dated March 28, 2018.

45

On June 12, 2017, Danzig Ltd, filed an arbitration in Boston, Massachusetts, with the American Arbitration Association (AAA) against the Company and two if its officers and directors (Trent D’Ambrosio and Michael Ahlin). Messrs. D’Ambrosio and Ahlin were dismissed on the ground that they were not proper parties to the Arbitration. A hearing occurred the week of April 9, 2018. On October 24, 2018, a Final Award was issued dismissing all claims asserted by Danzig against Inception and awarding Inception $361,710.74 in fees and costs.

On July 20, 2017, Elliott Foxcroft filed an AAA arbitration in Salt Lake City, Utah, against the Company and two if its officers and directors (Trent D’Ambrosio and Michael Ahlin). On November 16, 2018, Order No. 7 Dismissing Claims of Claimant [Foxcroft] with Prejudice Under AAA Rule 57, and Granting Motion to Dismiss [Inception’s] Counterclaims without Prejudice was entered. This concluded this arbitration as the claims asserted by Foxcroft against Inception were dismissed with prejudice, and Inception’s claims were dismissed without prejudice.

On August 22, 2017, the Company and two of its officers and directors (Trent D’Ambrosio and Michael Ahlin) filed a complaint against Danzig Ltd., Elliott Foxcroft, and Brett Bertolami in the United States District Court, District of Utah, Central Division. On November 29, 2018 the United States District Court for the District of Utah entered an order denying Inception’s motion to dismiss Defendants’ Counterclaim but required the Defendants (Danzig, ltd, Bertalomi, and Foxcroft) to file a more definite statement of their claims by December 14, 2018. The ordered filing was not made and Inception filed another motion to dismiss. The dismissal of the counterclaim with prejudice was entered on January 15, 2019. A final Amended Judgment in a Civil Case was entered in the case on February 13, 2019 which also included confirmation of the order and award entered in the Boston and Salt Lake arbitrations, respectively.

One of the Company’s subsidiaries, Compañía Minera Clavo Rico, S.A. de C.V., has been served with notice of a labor dispute brought in Honduras by one of the Company’s former employees. The complaint alleges that the former employee was terminated from his position with the Company’s subsidiary and is entitled to certain statutory compensation. The Company has responded with its assertion that the employee voluntarily resigned and was not involuntarily terminated. The case was heard in Honduras by a labor judge and the Company has appealed the ruling in this case.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. Our common stock is listed for quotation on the OTCQB tier of the OTC Link, LLC alternative trading system operated by OTC Markets Group, Inc. under the symbol “IMII.” We cannot assure you that there will be a market in the future for our common stock.

OTC securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC securities transactions are conducted through a telephone and computer network connecting dealers. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

Classes of Stock

We have two classes of stock: common stock and Series A Preferred Stock. On August 30, 2016, the Board of Directors of the Company, pursuant to Article II of the Company’s Articles of Incorporation, approved the designation of fifty-one (51) shares of its authorized capital stock as “Series A Preferred Stock”. The Certificate of Designation for the Series A Preferred Stock was filed on August 31, 2016. These shares have preferential voting rights and no conversion rights.

Holders

As of May 29, 2019, there were 1,476 holders of record of our common stock and one holder of record for our preferred stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this registration statement, we have an equity compensation plan: the 2013 Incentive Stock Plan.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

46

FINANCIAL STATEMENTS

C O N T E N T S

47

Inception Mining, Inc.

Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$40,939	$50,857
Accounts receivable	16,479	5,548
Inventories	412,804	570,614
Prepaid expenses and other current assets	20,596	26,376
Total Current Assets	490,818	653,395

Property, plant and equipment, net	710,967	664,041
Other assets	36,692	36,859
Total Assets	$1,238,477	$1,354,295

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$1,829,342	$1,631,997
Accrued interest - related parties	6,906,655	6,647,300
Secured borrowings, net	166,697	217,223
Notes payable, net of debt discounts	60,000	60,000
Notes payable - related parties	6,937,178	6,822,657
Convertible notes payable, net of debt discounts	1,636,365	1,169,395
Derivative liabilities	4,613,816	2,547,806
Total Current Liabilities	22,150,053	19,096,378

Long-term convertible note payable, net of debt discounts	316,052	-
Mine reclamation obligation	340,533	341,845
Total Liabilities	22,806,638	19,438,223

Commitments and Contingencies	-	-

Stockholders’ Deficit
Preferred stock, $0.00001 par value; 10,000,000 shares authorized, 51 shares issued and outstanding	1	1
Common stock, $0.00001 par value; 500,000,000 shares authorized, 55,348,505 and 54,093,505 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	553	541
Additional paid-in capital	4,756,095	4,490,866
Accumulated Deficit	(25,795,942)	(22,009,285)
Other comprehensive loss - foreign currency translation	(519,787)	(557,134)
Total Controlling Interest	(21,559,080)	(18,075,011)
Non-Controlling Interest	(9,081)	(8,917)
Total Stockholders’ Deficit	(21,568,161)	(18,083,928)
Total Liabilities and Stockholders’ Deficit	$1,238,477	$1,354,295

See accompanying notes to the consolidated financial statements.

48

Inception Mining, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018
Precious Metals Income	$921,442	$1,179,440

Operating Expenses
Cost of sales	1,228,511	1,687,599
General and administrative	620,321	477,811
Depreciation and amortization	9,088	10,275
Total Operating Expenses	1,857,920	2,175,685
Loss from Operations	(936,478)	(996,245)

Other Income/(Expenses)
Other income (expense)	(16)	131
Change in derivative liability	(1,494,989)	301,974
Loss on extinguishment of debt	(5,000)	-
Interest expense	(1,350,338)	(791,566)
Total Other Income/(Expenses)	(2,850,343)	(489,461)

Net Loss from Operations before Income Taxes	(3,786,821)	(1,485,706)
Provision for Income Taxes	-	-
NET LOSS	(3,786,821)	(1,485,706)
NET LOSS - Non-Controlling Interest	164	1,234
NET LOSS - Controlling Interest	$(3,786,657)	$(1,484,472)

Net loss per share - Basic	$(0.07)	$(0.03)
Net loss per share - Diluted	$(0.07)	$(0.03)
Weighted average number of shares outstanding during the period - Basic	54,413,005	53,122,165
Weighted average number of shares outstanding during the period - Diluted	54,413,005	53,122,165

Other Comprehensive Loss
Exchange differences arising on translating foreign operations	37,347	5,214
Total Comprehensive Loss	(3,749,474)	(1,480,492)
Total Comprehensive Loss - Non-Controlling Interest	(55)	(561)
Total Comprehensive Loss - Controlling Interest	$(3,749,529)	$(1,481,053)

See accompanying notes to the unaudited consolidated financial statements.

49

Inception Mining, Inc.

Consolidated Statement of Changes in Stockholders’ Deficit

(Unaudited)

	Preferred stock		Common stock		Additional		Other	Non-	Total
	($0.00001 Par)		($0.00001 Par)		Paid-in	Accumulated	Comprehensive	Controlling	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Interest	Deficiency
Balance, December 31, 2018	51	$1	54,093,505	541	$4,490,866	$(22,009,285)	$(557,134)	$(8,917)	$(18,083,928)
Shares issued for services	-	-	650,000	6	122,844	-	-	-	122,850
Shares issued for cash	-	-	375,000	4	48,746	-	-	-	48,750
Shares issued with note payable	-	-	130,000	1	81,640	-	-	-	81,641
Shares issued with settlement of A/P	-	-	100,000	1	11,999	-	-	-	12,000
Foreign currency translation adjustment	-	-	-	-	-	-	37,347	-	37,347
Net loss for the period	-	-	-	-	-	(3,786,657)	-	(164)	(3,786,821)
Balance, March 31, 2019	51	$1	55,348,505	$553	$4,756,095	$(25,795,942)	$(519,787)	$(9,081)	$(21,568,161)

Balance, December 31, 2017	51	$1	52,183,761	$522	$3,992,407	$(16,383,271)	$(555,635)	$(7,881)	$(12,953,857)
Shares issued for services	-	-	816,385	8	221,980	-	-	-	221,988
Shares issued for cash	-	-	250,000	3	27,497	-	-	-	27,500
Foreign currency translation adjustment	-	-	-	-	-	-	5,214	-	5,214
Net loss for the period	-	-	-	-	-	(1,484,472)	-	(1,234)	(1,485,706)
Balance, March 31, 2018	51	$1	53,250,146	$533	$4,241,884	$(17,867,743)	$(550,421)	$(9,115)	$(14,184,861)

See accompanying notes to the unaudited consolidated financial statements.

50

Inception Mining, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018
Cash Flows From Operating Activities:
Net Loss	$(3,786,821)	$(1,485,706)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization expense	54,938	57,674
Common stock issued for services	122,850	216,296
Common stock issued for settlement	-	5,692
Loss on extinguishment of debt	5,000	-
Change in derivative liability	1,494,989	(301,974)
Amortization of debt discount	786,078	303,968
Changes in operating assets and liabilities:
Decr (incr) in trade receivables	(10,975)	(7,935)
Decr (incr) inventories	593,477	924,377
Decr (incr) prepaid expenses and other current assets	5,778	(7,250)
Incr (decr) accounts payable and accrued liabilities	325,332	340,747
Incr (decr) accounts payable and accrued liabilities - related parties	259,355	244,207
Incr (decr) secured borrowings	(50,525)	(5,005)
Net Cash Provided By (Used In) Operating Activities	(200,524)	285,091

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(104,459)	(6,471)
Net Cash Used In Investing Activities	(104,459)	(6,471)

Cash Flows From Financing Activities:
Repayment of notes payable	-	(120,000)
Repayment of notes payable-related parties	(453,260)	(208,221)
Repayment of convertible notes payable	(385,894)	(300,500)
Proceeds from notes payable-related parties	450,000	188,000
Proceeds from convertible notes payable	635,500	174,000
Proceeds from issuance of common stock	48,750	27,500
Net Cash Provided by (Used In) Financing Activities	295,096	(239,221)
Effects of exchange rate changes on cash	(31)	(3,915)
Net Increase / (Decrease) in Cash	(9,918)	35,484
Cash at Beginning of Period	50,857	51,802
Cash at End of Period	$40,939	$87,286

Supplemental disclosure of cash flow information:
Cash paid for interest	$249,679	$237,604
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued for extinguishment of debt and accounts payable	$12,000	$-
Common stock issued for note commitment fee	$17,550	$-
Assets held to satisfy secured borrowings	$75,460	$129,180
Recognition of debt discounts on convertible notes payable	$144,963	$-

See accompanying notes to the unaudited consolidated financial statements.

51

Inception Mining, Inc.

Notes to Consolidated Financial Statements

As of March 31, 2019

1. Nature of Business

Inception Mining, Inc. (formerly known as Gold American Mining Corp.) was incorporated under the name of Golf Alliance Corporation and under the laws of the State of Nevada on July 2, 2007. Inception Mining, Inc. is a precious metal mineral acquisition, exploration and development company. Inception Development, Inc., its wholly owned subsidiary, was incorporated under the laws of the State of Idaho on January 28, 2013.

Golf Alliance Corporation pursued its original business plan to provide opportunities for golfers to play on private golf courses normally closed to them due to the membership requirements of the private clubs. During the year ended July 31, 2010, the Company decided to redirect its business focus toward precious metal mineral acquisition and exploration.

On March 5, 2010, the Company amended its articles of incorporation to (1) to change its name to Silver America, Inc. and (2) increased its authorized common stock from 100,000,000 to 500,000,000.

On June 23, 2010 the Company amended its articles of incorporation to change its name to Gold American Mining Corp.

On February 25, 2013, Gold American Mining Corp. and its majority shareholder (the “Majority Shareholder”), and its wholly-owned subsidiary, Inception Development Inc. (the “Subsidiary”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Inception Resources, LLC, a Utah corporation (“Inception Resources”), pursuant to which Inception purchased the U.P. and Burlington Gold Mine in consideration of 16,000,000 shares of common stock of Inception, the assumption of promissory notes in the amount of $950,000 and the assignment of a 3% net royalty. Inception Resources was an entity owned by and under the control of the majority shareholder. This transaction is deemed an asset purchase by entities under common control. The Asset Purchase Agreement closed on February 25, 2013 (the “Closing”). Inception was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of the gold mine pursuant to the terms of the Asset Purchase Agreement. As a result of such acquisition, the Company’s operations are now focused on the ownership and operation of the mine acquired from Inception Resources. Consequently, the Company believes that acquisition has caused us to cease to be a shell company as it no longer has nominal operations.

On May 17, 2013, the Company amended its articles of incorporation to change its name to Inception Mining, Inc. (“Inception” or the “Company”).

On October 2, 2015, the Company consummated a merger with Clavo Rico Ltd. (“Clavo Rico”). Clavo Rico is a privately held Turks and Caicos company with principal operations in Honduras, Central America. Clavo Rico operates the Clavo Rico mining concession through its subsidiaries Compañía Minera Cerros del Sur, S.A de C.V. and Compañía Minera Clavo Rico, S.A. de C.V. and holds other mining concessions. Pursuant to the agreement, the Company issued of 240,225,901 shares of common stock of Inception and assumed promissory notes in the amount of $5,488,980 and accrued interest of $3,434,426. Under this merger agreement, there was a change in control and it has been treated for accounting purposes as a reverse recapitalization with Clavo Rico, Ltd. being the surviving entity. Its workings include several historical underground operations dating back to the early Mayan and Spanish occupation.

The Company’s primary mine is located on the 200 hectare Clavo Rico Concession, located in southern Honduras. This mine was originally explored and exploited in the 16th century by the Spanish, and more recently has been operated by Compañía Minera Cerros del Sur, S.A. de C.V. as a small family business. In 2003, Clavo Rico’s predecessor purchased a 20% interest and later increased its ownership to 99.9%.

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2. Summary of Significant Accounting Policies

Going Concern - The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $3,786,821 during the period ended March 31, 2019, and had a working capital deficit of $21,659,235 as of March 31, 2019. These factors among others indicate that the Company may be unable to continue as a going concern for a period of one year from the issuance of these financial statements.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Management is currently working to make changes that will result in profitable operations and to obtain additional funding sources to meet the Company’s need for cash during the next twelve months and beyond.

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Inception Mining, Inc. and its wholly owned subsidiaries, Inception Development, Corp., Clavo Rico Development Corp., Clavo Rico, Ltd. and Compañía Minera Cerros del Río, S.A. de C.V., and its controlling interest subsidiaries, Compañía Minera Cerros del Sur, S.A. de C.V. and Compañía Minera Clavo Rico, S.A. de C.V. (collectively, the “Company”). All intercompany accounts have been eliminated upon consolidation.

Basis of Presentation - The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents - The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At March 31, 2019 and December 31, 2018, the Company had no cash equivalents. The aggregate cash balance on deposit in these accounts is insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has never experienced any losses in such accounts.

Inventories, Stockpiles and Mineralized Material on Leach Pads - Inventories, including stockpiles and mineralized material on leach pads are carried at the lower of cost or net realizable value. Net realizable value represents the estimated future sales price of the product based on current and long-term metals prices, less the estimated costs to complete production and bring the product to sale. Write-downs of stockpiles, mineralized material on leach pads and inventories to net realizable value are reported as a component of costs applicable to mining revenue. Cost is comprised of production costs for mineralized material produced and processed. Production costs include the costs of materials, costs of processing, direct labor, mine site and processing facility overhead costs and depreciation, amortization and depletion.

Stockpiles - Stockpiles represent mineralized material that has been extracted from the mine and is available for further processing. Stockpiles are measured by estimating the number of tons added and removed from the stockpile. Stockpile tonnages are verified by periodic surveys. Costs are allocated to stockpiles based on relative values of material stockpiled and processed using current mining costs incurred up to the point of stockpiling the material, including applicable overhead, depreciation, and depletion relating to mining operations, and removed at each stockpile’s average cost per ton.

Mineralized Material on Leach Pads - The Company utilizes a heap leaching process to recover gold from its mineralized material. Under this method, the mineralized material is placed on leach pads where it is treated with a chemical solution that dissolves the gold contained in the material. The resulting gold-bearing solution is further processed in a facility where the gold is recovered. Costs are added to mineralized material on leach pads based on current mining and processing costs, including applicable depreciation relating to mining and processing operations. Costs are transferred from mineralized material on leach pads to subsequent stages of in-process inventories as the gold-bearing solution is processed. The value of such transferred costs of mineralized material on leach pads is based on the average cost per estimated recoverable ounce of gold on the leach pad.

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The estimates of recoverable gold on the leach pads are calculated from the quantities of material placed on the leach pads (measured tons added to the leach pads), the grade of material placed on the leach pads (based on assay data) and a recovery percentage.

Although the quantities of recoverable gold placed on the leach pads are reconciled by comparing the quantities and grades of material placed on leach pads to the quantities and grades quantities of gold actually recovered (metallurgical balancing), the nature of the leaching process inherently limits the ability to precisely monitor inventory levels. As a result, the metallurgical balancing process is constantly monitored and estimates are refined based on actual results over time. Variations between actual and estimated quantities resulting from changes in assumptions and estimates that do not result in write-downs to net realizable value are accounted for on a prospective basis.

In-process Inventories - In-process inventories represent mineralized materials that are currently in the process of being converted to a saleable product through the absorption, desorption, recovery (ADR) process. The value of in-process material is measured based on assays of the material fed into the process and the projected recoveries of material. In-process inventories are valued at the average cost of the material fed into the process attributable to the source material coming from the mines, stockpiles and/or leach pads plus the in-process conversion costs, including applicable depreciation relating to the process facilities incurred to that point in the process.

Finished Goods Inventories - Finished goods inventories include gold that has been processed through the Company’s ADR facility and are valued at the average cost of their production.

Exploration and Development Costs - Costs of acquiring mining properties and any exploration and development costs are expensed as incurred unless proven and probable reserves exist and the property is a commercially mineable property in accordance with FASB ASC 930, Extractive Activities- Mining. Mine development costs incurred either to develop new gold and silver deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are capitalized. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mining costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value.

The Company capitalizes costs for mining properties by individual property and defers such costs for later amortization only if the prospects for economic productions are reasonably certain.

Capitalized costs are expensed in the period when the determination has been made that economic production does not appear reasonably certain.

Mineral Rights and Properties - We defer acquisition costs until we determine the viability of the property. Since we do not have proven and probable reserves as defined by Securities and Exchange Commission (“SEC”) Industry Guide 7, exploration expenditures are expensed as incurred. We expense care and maintenance costs as incurred.

We review the carrying value of our mineral rights and properties for impairment whenever there are negative indicators of impairment. Our estimate of the gold price, mineralized materials, operating capital, and reclamation costs are subject to risks and uncertainties affecting the recoverability of our investment in the mineral claims and properties. Although we have made our best, most current estimate of these factors, it is possible that near term changes could adversely affect estimated net cash flows from our mineral claims and properties and possibly require future asset impairment write-downs.

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Where estimates of future net operating cash flows are not available and where other conditions suggest impairment, we assess recoverability of carrying value from other means, including net cash flows generated by the sale of the asset. We use the units-of-production method to deplete the mineral rights and properties.

Fair Value Measurements - The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the party’s own credit risk.

Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s cash, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed below. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed below are that of volatility and market price of the underlying common stock of the Company.

Long-Lived Assets - We review the carrying amount of our long-lived assets for impairment whenever there are negative indicators of impairment. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is not considered recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flows.

Properties, Plant and Equipment - We record properties, plant and equipment at historical cost. We provide depreciation and amortization in amounts sufficient to match the cost of depreciable assets to operations over their estimated service lives or productive value. We capitalize expenditures for improvements that significantly extend the useful life of an asset. We charge expenditures for maintenance and repairs to operations when incurred. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Building	7 to 15 years
Vehicles and equipment	3 to 7 years
Processing and laboratory	5 to 15 years
Furniture and fixtures	2 to 3 years

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Reclamation Liabilities and Asset Retirement Obligations - Minimum standards for site reclamation and closure have been established for us by various government agencies. Asset retirement obligations are recognized when incurred and recorded as liabilities at fair value. The liability is accreted over time through periodic charges to earnings. In addition, the asset retirement cost is capitalized and amortized over the life of the related asset. Reclamation costs are periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and abandonment costs. The Company reviews, on an annual basis, unless otherwise deemed necessary, the asset retirement obligation at each mine site.

Revenue Recognition - Effective January 1, 2018 we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 606-10, Revenue from Contracts with Customers (“ASC 606-10”). The adoption of ASC 606-10 had no impact on prior year or previously disclosed amounts. In accordance with ASC 606-10, revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract.

The Company generates revenue by selling gold and silver produced from its mining operations. The majority of the Company’s sales come from the sale of refined gold; however, the end product at the Company’s gold operations is generally doré bars. Doré is an alloy consisting primarily of gold but also containing silver and other metals. Doré is sent to refiners to produce bullion that meets the required market standard of 99.95% gold. Under the terms of the Company’s refining agreements, the doré bars are refined for a fee, and the Company’s share of the refined gold and silver is credited to its bullion account.

The Company recognizes revenue for gold and silver from doré production when it satisfies the performance obligation of transferring gold and silver inventory to the customer, which generally occurs upon transfer of gold and silver bullion credits as this is the point at which the customer obtains the ability to direct the use and obtain substantially all of the remaining benefits of ownership of the asset.

The Company generally recognizes the sale of gold bullion credits at the prevailing market price when gold bullion credits are delivered to the customer. The transaction price is determined based on the agreed upon market price and the number of ounces delivered. Payment is due upon delivery of gold bullion credits to the customer’s account.

All accounts receivable amounts are due from a single customer. Substantially all mining revenues recorded in the current period also related to the same customer. As gold can be sold through numerous gold market traders worldwide, the Company is not economically dependent on a limited number of customers for the sale of its product.

Stock Issued For Goods and Services - Common and preferred shares issued for goods and services are valued based upon the fair market value of our common stock or the goods and services received, whichever is the most reliably measurable on the date of issue.

Stock-Based Compensation - For stock-based transactions, compensation expense is recognized over the requisite service period, which is generally the vesting period, based on the estimated fair value on the grant date of the award.

Income (Loss) per Common Share - Basic net income (loss) per common share is computed by dividing net income (loss), less the preferred stock dividends, by the weighted average number of common shares outstanding. Dilutive income (loss) per share includes any additional dilution from common stock equivalents, such as stock options and warrants, and convertible instruments, if the impact is not antidilutive. 21,750,771 common share equivalents have been excluded from the diluted loss per share calculation for the period ended March 31, 2019 because it would be anti-dilutive.

Comprehensive Loss - Comprehensive loss is made up of the exchange differences arising on translating foreign operations and the net loss for the three months ending March 31, 2019 and the year ended December 31, 2018.

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Derivative Liabilities - Derivatives liabilities are recorded at fair value when issued and the subsequent change in fair value each period is recorded in other income (expense) in the consolidated statements of operations. We do not hold or issue any derivative financial instruments for speculative trading purposes.

Income Taxes - The Company’s income tax expense and deferred tax assets and liabilities reflect management’s best assessment of estimated future taxes to be paid. Significant judgments and estimates are required in determining the consolidated income tax expense.

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating the Company’s ability to recover its deferred tax assets, management considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In projecting future taxable income, the Company develops assumptions including the amount of future state and federal pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income, and are consistent with the plans and estimates that the Company is using to manage the underlying businesses. The Company provides a valuation allowance for deferred tax assets for which the Company does not consider realization of such deferred tax assets to be more likely than not.

Changes in tax laws and rates could also affect recorded deferred tax assets and liabilities in the future. Management is not aware of any such changes that would have a material effect on the Company’s results of operations, cash flows or financial position.

Business Segments – The Company operates in one segment and therefore segment information is not presented.

Use of Estimates – In preparing financial statements in conformity with generally accepted accounting principles, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenditures during the reported periods. Actual results could differ materially from those estimates. Estimates may include those pertaining to valuation of inventories and mineralized material on leach pads, the estimated useful lives and valuation of properties, plant and equipment, mineral rights and properties, deferred tax assets, convertible preferred stock, derivative assets and liabilities, reclamation liabilities, stock-based compensation and payments, and contingent liabilities.

Non-Controlling Interest Policy – Non-controlling interest (NCI) is the portion of equity ownership in a subsidiary not attributable to the parent company, who has a controlling interest and consolidates the subsidiary’s financial results with its own. The amount of equity relating to the non-controlling interest is separately identified in the equity section of the balance sheet and the amount of the net income (loss) relating to the non-controlling interest is separately identified on the statement of operations.

Recently Issued Accounting Pronouncements – From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

In March 2019, FASB issued Accounting Standards Update 2019-01, Topic 842 – Leases. The Company has adopted this standard and determined that it does not have a material impact on the Company’s financial statements.

3. Joint Venture – Corpus Gold, LLC

On October 1, 2017, the Company entered into a joint venture agreement with Corpus Mining and Exploration, Ltd. (Corpus) and formed a new entity, Corpus Gold, LLC (Corpus Gold). Corpus Gold is to provide a framework within which the Company will provide management services in directing and managing an exploration, drilling and evaluation of the mineral resources in concessions owned by the Company and Corpus will provide the capital necessary to complete such purpose. All revenues will be shared based on the revenue sharing agreement of 80% to Corpus and 20% to the Company. The Company pays the monthly expenses of Corpus Gold and is reimbursed by Corpus. As of March 31, 2019, the Company had a receivable of $0 for expenses spent in the three months ended March 31, 2019.

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4. Inventories, Stockpiles and Mineralized Materials on Leach Pads

Inventories, stockpiles and mineralized materials on leach pads at March 31, 2019 and December 31, 2018 consisted of the following:

	March 31, 2019	December 31, 2018
Supplies	$39,544	$87,230
Mineralized Material on Leach Pads	151,300	247,213
ADR Plant	49,922	40,642
Finished Ore	172,038	195,528
Total Inventories	$412,804	$570,613

There were no stockpiles at March 31, 2019 and December 31, 2018.

5. Derivative Financial Instruments

The Company adopted the provisions of ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of March 31, 2019 and December 31, 2018:

Debt Derivative Liabilities
Balance, December 31, 2017	$647,807
Transfers in upon initial fair value of derivative liabilities	2,879,560
Change in fair value of derivative liabilities and warrant liability	(979,561)
Balance, December 31, 2018	$2,547,806
Transfers in upon initial fair value of derivative liabilities	571,021
Change in fair value of derivative liabilities and warrant liability	1,494,989
Balance, March 31, 2019	$4,613,816
Net loss for the period included in earnings relating to the liabilities held at March 31, 2019	$1,494,989
Net gain for the period included in earnings relating to the liabilities held at December 31, 2018	$979,561

Debt derivatives – The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

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At March 31, 2019, the Company marked to market the fair value of the debt derivatives and determined a fair value of $4,505,045. The Company recorded a loss from change in fair value of debt derivatives of $1,422,798 for the period ended March 31, 2019. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 196.96% through 286.36%, (3) weighted average risk-free interest rate of 2.21% through 2.44% (4) expected life of 0.22 through 2.79 years, and (5) the quoted market price of the Company’s common stock at each valuation date.

At December 31, 2018, the Company marked to market the fair value of the debt derivatives and determined a fair value of $2,511,226. The Company recorded a gain from change in fair value of debt derivatives of $953,390 for the year ended December 31, 2018. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 203.03% to 306.25%, (3) weighted average risk-free interest rate of 2.45% to 2.63% (4) expected life of 0.27 to 1.59 years, and (5) the quoted market price of the Company’s common stock at each valuation date.

Based upon ASC 840-15-25 (EITF Issue 00-19, paragraph 11) the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible notes. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

Warrant liabilities – During the year ended December 31, 2018, the Company issued warrants in conjunction with the issuance of three Crown Bridge Convertible Notes. These warrants contained certain reset provisions. The accounting treatment of derivative financial instruments required that the Company record fair value of the derivatives as of the inception date (issuance date) and to fair value as of each subsequent reporting date.

At March 31, 2019, the Company had a warrant liability of $108,771. The Company recorded a loss from change in fair value of warrant liability of $72,191 for the three months ended March 31, 2019. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 216.71% to 223.22%, (3) weighted average risk-free interest rate of 2.21% to 2.23% (4) expected life of 3.37 to 4.58 years, and (5) the quoted market price of the Company’s common stock at each valuation date.

At December 31, 2018, the Company had a warrant liability of $36,580. The Company recorded a gain from change in fair value of warrant liability of $26,171 for the year ended December 31, 2018.

6. Properties, Plant and Equipment, Net

Properties, plant and equipment at March 31, 2019 and December 31, 2018 consisted of the following:

	March 31, 2019	December 31, 2018
Land	$269,697	$270,736
Buildings	2,357,238	2,366,323
Machinery and Equipment	953,093	956,669
Office Equipment and Furniture	42,155	42,311
Vehicles	84,805	85,132
Construction in Process	115,474	11,277
	3,822,462	3,732,448
Less Accumulated Depreciation	(3,111,495)	(3,068,407)
Total Property, Plant and Equipment, net	$710,967	$664,041

During the three months ended March 31, 2019 and 2018, the Company recognized depreciation expense of $54,938 and $57,693, respectively. The following table summarizes the allocation of depreciation expense between cost of goods sold and general and administrative expenses.

Depreciation Allocation	March 31, 2019	March 31, 2018
Cost of Goods Sold	$45,850	$47,418
General and Administrative	9,088	10,275
Total	$54,938	$57,693

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7. Mine Reclamation Obligation

The Company is required to mitigate long-term environmental impacts by stabilizing, contouring, re-sloping, and re-vegetating various portions of our site after mining and mineral processing operations are completed. These reclamation efforts are conducted in accordance with plans reviewed and approved by the appropriate regulatory agencies.

The fair value of the long-term liability of $340,533 and $341,845 as of March 31, 2019 and December 31, 2018, respectively, for our obligation to reclaim our mine facility is based on our most recent reclamation plan, as revised, submitted and approved by the Honduran Institute of Geology and Mines (INHGEOMIN) and Ministry of Natural Resources and Environment (SERNA). Such costs are based on management’s current estimate of then expected amounts for the remediation work, assuming the work is performed in accordance with current laws and regulations and using a credit adjusted risk free rate of 18.00% and an inflation rate of 5.3%. It is reasonably possible that, due to uncertainties associated with the application of laws and regulations by regulatory authorities and changes in reclamation or remediation technology, the ultimate cost of reclamation and remediation could change in the future. We periodically review the accrued reclamation obligation for information indicating that our assumptions should change.

Changes to the asset retirement obligation were as follows:

	March 31, 2019	December 31, 2018
Balance, Beginning of Year	$341,845	$352,713
Liabilities incurred	(1,312)	(10,868)
Disposal	-	-
Balance, End of Year	$340,533	$341,845

8. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities at March 31, 2019 and December 31, 2018 consisted of the following:

	March 31, 2019	December 31, 2018
Accounts Payable	$781,125	$558,749
Accrued Liabilities	671,660	394,017
Accrued Salaries and Benefits	212,653	410,930
Advances Payable	163,904	268,301
Total Accrued Liabilities	$1,829,342	$1,631,997

9. Secured Borrowings

On June 20, 2018, the Company entered into four new financing arrangements with third parties for a combined principal amount of $195,720. The terms of the arrangements require the Company to pay the combined principal balance plus a guaranteed return of no less than 10 percent, or $19,572, for a total expected remittance of $215,292. The maturity date of the notes is June 21, 2019. The terms of repayment allow the Company to remit to the lender a certain quantity of gold to satisfy the liability though the Company expects to liquidate gold held and satisfy the liability in cash. As of March 31, 2019, the Company held 62 ounces of gold, valued at a cost of $75,460, to satisfy the liabilities upon maturity leaving a net obligation of $166,697, which is recorded on the Company’s balance sheet as secured borrowings.

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Secured Borrowings	March 31, 2019	December 31, 2018
Secured obligations	$225,005	$225,005
Guaranteed interest	22,500	22,500
Deferred interest	(5,348)	(10,881)
	242,157	236,624
Gold held as security	(75,460)	(19,401)
Secured Borrowings, net	$166,697	$217,223

10. Notes Payable

Notes payable were comprised of the following as of March 31, 2019 and December 31, 2018:

Notes Payable	March 31, 2019	December 31, 2018
Phil Zobrist	$60,000	$60,000
Total Notes Payable	60,000	60,000
Less Unamortized Discount	-	-
Total Notes Payable, Net of Unamortized Debt Discount	$60,000	$60,000

Phil Zobrist – On January 11, 2013, the Company issued an unsecured Promissory Note to Phil Zobrist in the principal amount of $60,000 (the “Note”) due on demand and bearing 0% per annum interest. The total net proceeds the Company received was $60,000. On October 2, 2015, the Company entered into a new convertible note with Phil Zobrist that matures on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from inception of these Notes in the amount of $29,412 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20 trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $121,337 for the remaining derivative liability and of $11,842 for the remaining debt discount. As of March 31, 2019, the gross balance of the note was $60,000 and accrued interest was $67,167.

11. Notes Payable – Related Parties

Notes payable – related parties were comprised of the following as of March 31, 2019 and December 31, 2018:

Notes Payable - Related Parties	Relationship	March 31, 2019	December 31, 2018
Claymore Management	Affiliate - Controlled by Director	$185,000	$185,000
Debra D’Ambrosio	Immediate Family Member	100,000	-
Diamond 80, LLC	Immediate Family Member	49,000	49,000
Francis E. Rich IRA	Immediate Family Member	100,000	100,000
GAIA Ltd	Affiliate - Controlled by Director	1,150,000	1,150,000
Legends Capital	Affiliate - Controlled by Director	765,000	765,000
LWB Irrev Trust	Affiliate - Controlled by Director	1,101,000	1,101,000
MDL Ventures	Affiliate - Controlled by Director	1,219,198	1,204,677
Silverbrook Corporation	Affiliate - Controlled by Director	2,227,980	2,227,980
WOC Energy LLC	Affiliate - Controlled by Director	40,000	40,000
Total Notes Payable - Related Parties		$6,937,178	$6,822,657

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Claymore Management – On March 18, 2011, the Company issued an unsecured Promissory Note to Claymore Management in the principal amount of $185,000 (the “Note”) due on demand and bore 0% per annum interest. The total net proceeds the Company received was $185,000. On October 2, 2015, the Company entered into a new convertible note with Claymore Management that matures on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from March 18, 2011 in the amount of $151,355 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20 trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $448,369 for the remaining derivative liability and of $36,513 for the remaining debt discount. As of March 31, 2019, the gross balance of the note was $185,000 and accrued interest was $267,768.

Diamond 80, LLC – On April 3, 2017, the Company issued an unsecured Short-Term Promissory Note to Diamond 80, LLC in the principal amount of $50,000 (the “Note”) due on June 30, 2019 and bears a 7.0% interest rate. The Company made a payment of $1,075 towards the principal balance of $1,000 and accrued interest of $75 on June 30, 2018. As of March 31, 2019, the outstanding balance of the Note was $49,000 and accrued interest was $52,700.

Francis E. Rich IRA – On February 14, 2013, the Company issued an unsecured Short-Term Promissory Note to Francis E. Rich IRA in the principal amount of 100,000 (the “Note”) due on June 15, 2019 and bears a 15.0% interest rate. As of March 31, 2019, the outstanding balance of the Note was $100,000 and accrued interest was $18,699.

GAIA Ltd. – Between December 2011 and October 2012, the Company issued seven unsecured Promissory Notes to GAIA Ltd. for a total principal amount of $1,150,000 (the “Notes”) due on demand and bearing 0% per annum interest. The total net proceeds the Company received was $1,150,000. On October 2, 2015, the Company entered into a new convertible note with GAIA Ltd. that matures on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from inception of these Notes in the amount of $724,463 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20 trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $2,524,747 for the remaining derivative liability and of $226,974 for the remaining debt discount. As of March 31, 2019, the gross balance of the note was $1,150,000 and accrued interest was $1,448,112.

Legends Capital Group – Between October 2011 and September 2012, the Company issued eleven unsecured Promissory Notes to Legends Capital Group for a total principal amount of $765,000 (the “Notes”) due on demand and bearing 0% per annum interest. The total net proceeds the Company received was $765,000. On October 2, 2015, the Company entered into a new convertible note with Legends Capital Group that matures on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from inception of these Notes in the amount of $504,806 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20 trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $2,564,130 for the remaining derivative liability and of $150,987 for the remaining debt discount. As of March 31, 2019, the gross balance of the note was $765,000 and accrued interest was $986,190.

Legends Capital Group – On May 16, 2018, the Company issued an unsecured Short-Term Promissory Note to Legends Capital Group in the principal amount of $100,000 (the “Note”) due on September 15, 2018 and bears a 7.0% interest rate. The Company made a payment of $50,000 towards the principal balance and accrued interest of $0 on June 27, 2018. The Company made a payment of $40,000 towards the principal balance on February 28, 2019. As of March 31, 2019, the outstanding balance of the Note was $0 and accrued interest was $7,000.

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LW Briggs Irrevocable Trust – Between December 2010 and January 2013, the Company issued eight unsecured Promissory Notes to LW Briggs Irrevocable Trust for a total principal amount of $1,101,000 (the “Notes”) due on demand and bearing 0% per annum interest. The total net proceeds the Company received was $1,101,000. On October 2, 2015, the Company entered into a new convertible note with LW Briggs Irrevocable Trust that matures on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from inception of these Notes in the amount of $814,784 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20 trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $2,564,130 for the remaining derivative liability and of $217,303 for the remaining debt discount. As of March 31, 2019, the gross balance of the note was $1,101,000 and accrued interest was $1,507,600.

MDL Ventures – The Company entered into an unsecured convertible note payable agreement with MDL Ventures, LLC, which is 100% owned by a Company officer, effective October 1, 2014, due on December 31, 2016 and bears 18% per annum interest, due at maturity. Principal on the convertible note is convertible into common stock at the holder’s option at a price of the lower of $0.99 (0.18 pre-split) or 50% of the lowest three daily volume weighted average prices of the Company’s common stock during the 20 consecutive days prior to the date of conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $1,487,158 for the remaining derivative liability. As of March 31, 2019, the gross balance of the note was $1,219,198 and accrued interest was $0.

Silverbrook Corporation – Between March 2011 and February 2015, the Company issued 23 unsecured Promissory Notes to Silverbrook Corporation for a total principal amount of $2,227,980 (the “Notes”) due on demand and bearing 0% per annum interest. The total net proceeds the Company received was $2,227,980. On October 2, 2015, the Company entered into a new convertible note with Silverbrook Corporation that matures on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from inception of these Notes in the amount of $1,209,606 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20 trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $4,656,189 for the remaining derivative liability and of $439,733 for the remaining debt discount. As of March 31, 2019, the gross balance of the note was $2,227,980 and accrued interest was $2,611,585.

WOC Energy, LLC – On November 6, 2017, the Company issued an unsecured Short-Term Promissory Note to WOC Energy, LLC in the principal amount of $40,000 (the “Note”) due on January 6, 2019 and bears a 4.0% interest rate. As of March 31, 2019, the outstanding balance of the Note was $40,000 and accrued interest was $2,000.

WOC Energy, LLC – On January 8, 2019, the Company issued an unsecured Short-Term Promissory Note to WOC Energy, LLC in the principal amount of $75,000 (the “Note”) due on January 116, 2019 and bears a 5.0% interest rate. The Company made a payment of $78,750 towards the principal balance and accrued interest of $3,750 on February 19, 2019. As of March 31, 2019, the outstanding balance of the Note was $0 and accrued interest was $0.

WOC Energy, LLC – On February 21, 2019, the Company issued an unsecured Short-Term Promissory Note to WOC Energy, LLC in the principal amount of $50,000 (the “Note”) due on March 21, 2019 and bears a 5.0% interest rate. The Company made a payment of $52,500 towards the principal balance and accrued interest of $2,500 on March 26, 2019. As of March 31, 2019, the outstanding balance of the Note was $0 and accrued interest was $0.

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12. Convertible Notes Payable

Convertible notes payable were comprised of the following as of March 31, 2019 and December 31, 2018:

Convertible Notes Payable	March 31, 2019	December 31, 2018
Adar Alef LLC	$105,000	$105,000
Antczak Polich Law LLC	430,000	430,000
Auctus Fund	125,000	125,000
Coolidge Capital	75,000	75,000
Coventry Enterprises	50,000	-
Crossover Capital	-	82,894
Crown Bridge Partners	55,000	55,000
Selling Shareholder	-	150,000
Eagle Equities	103,000	103,000
Ema Financial	75,000	75,000
GS Capital Partners	300,000	300,000
JS Investments	200,000	100,000
Labrys Funding	582,000	300,000
LG Capital Funding	100,000	100,000
Morningview Financial	55,000	55,000
One 44 Capital	100,000	-
Power Up Lending	116,000	116,000
SBI Investments	110,000	110,000
Scotia International	400,000	-
Total Convertible Notes Payable	2,981,000	2,281,894
Less Unamortized Discount	(1,028,583)	(1,112,499)
Total Convertible Notes Payable, Net of Unamortized Debt Discount	1,952,417	1,169,395
Less Short-Term Convertible Notes Payable	(1,636,365)	(1,169,395)
Total Long-Term Convertible Notes Payable, Net of Unamortized Debt Discount	$316,052	$-

Adar Alef, LLC – On November 19, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Adar Alef, LLC (“Adar Alef”), in the principal amount of $105,000 (the “Note”) due on November 19, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $5,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $25,890 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $105,000 and accrued interest was $3,038.

Antczak Polich Law, LLC – On July 1, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Antczak Polich Law, LLC (“Antczak”), in the principal amount of $300,000 (the “Note”) due on August 1, 2019 and bears 8% per annum interest, due at maturity. This Note was issued for $300,000 in legal fees due to Antczak for its services related to several legal issues handled for the Company. The Note is convertible into common stock, at holder’s option, at a fixed conversion price of $0.75 per share. As of March 31, 2019, the gross balance of the note was $300,000 and accrued interest was $17,951.

Antczak Polich Law, LLC – On December 1, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Antczak Polich Law, LLC (“Antczak”), in the principal amount of $130,000 (the “Note”) due on December 1, 2019 and bears 8% per annum interest, due at maturity. This Note was issued for $1300,000 in legal fees due to Antczak for its services related to several legal issues handled for the Company. The Note is convertible into common stock, at holder’s option, at a fixed conversion price of $0.75 per share. As of March 31, 2019, the gross balance of the note was $130,000 and accrued interest was $3,419.

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Auctus Fund – On December 4, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Auctus Fund (“Auctus”), in the principal amount of $125,000 (the “Note”) due on September 4, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $112,250 (less an original issue discount (“OID”) of $12,750). The Note is convertible into common stock, at holder’s option, at a 50% discount of the lowest trading price of the common stock during the 25 trading day period prior to conversion. At any time after the closing date, if the Company’s common stock is not deliverable by DWAC, then an additional 10% discount will apply to all future conversions on this note. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 15% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $41,058 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $125,000 and accrued interest was $4,808.

Coolidge Capital, LLC – On November 7, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Coolidge Capital, LLC. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $75,000. The total net proceeds the Company received was $70,500 (less an original issue discount (“OID”) of $4,500). The Note has a maturity date of August 7, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $4,500 which will be amortized over the life of the note. For the three months ended March 31, 2019, the Company amortized $1,484 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $75,000 and accrued interest was $3,551.

Coventry Enterprises, LLC – On February 12, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to Coventry Enterprises, LLC (“Coventry”), in the principal amount of $50,000 (the “Note”) due on February 12, 2020 and bears 10% per annum interest, due at maturity. The total net proceeds the Company received was $47,500 (less an original issue discount (“OID”) of $2,500). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $6,438 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $50,000 and accrued interest was $644.

Crossover Capital Fund II, LLC – On July 10, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Crossover Capital Fund II, LLC (“Crossover Capital”), in the principal amount of $82,894 (the “Note”) due on April 10, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $75,000 (less an original issue discount (“OID”) of $7,894). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. On January 4, 2019, the Company paid $118,750 to pay off the principal balance of $82,894 and $35,856 in accrued interest and prepayment penalty. For the three months ended March 31, 2019, the Company amortized $30,253 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $0 and accrued interest was $0.

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Crown Bridge Partners – On October 25, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Crown Bridge Partners (“Crown Bridge”), in the principal amount of $55,000 (the “Note”) due on May 11, 2019 and bears 5% per annum interest, due at maturity. The total net proceeds the Company received was $47,000 (less an original issue discount (“OID”) of $8,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. If the conversion price drops below $0.15 per share, then the conversion price will be 50% of the trading price. The Company issued 100,000 warrants to purchase shares of common stock.in connection with this note. The warrants have a five year life and an exercise price of $0.75 per share. For the three months ended March 31, 2019, the Company amortized $13,562 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $55,000 and accrued interest was $1,183.

Selling Shareholder – On August 2, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to the Selling Shareholder, in the principal amount of $150,000 (the “Note”) due on August 2, 2020 and bears 10% (24% default) per annum interest, due at maturity. The total net proceeds the Company received was $150,000. The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. If at any time while the note is outstanding, an event of default occurs, then an additional discount of 10% shall be factored into the variable conversion price until the note is no longer outstanding. On January 23, 2019, the Company paid $210,000 to pay off the principal balance of $150,000 and $60,000 in accrued interest and prepayment penalty. For the three months ended March 31, 2019, the Company amortized $119,015 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $0 and accrued interest was $0.

Eagle Equities, LLC – On December 12, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Eagle Equities, LLC (“Eagle Equities”), in the principal amount of $103,000 (the “Note”) due on December 12, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $3,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $25,397 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $103,000 and accrued interest was $2,461.

EMA Financial – On October 23, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to EMA Financial, in the principal amount of $75,000 (the “Note”) due on July 23, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $67,500 (less an original issue discount (“OID”) of $7,500). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. However, if the Company’s share price at any time loses the bid, then the conversion price may, in the Holder’s sole and absolute discretion, be reduced to a fixed conversion price of $0.00001 (if lower than the conversion price otherwise), and provided, that if on the date of delivery of the conversion shares to the Holder, or any date thereafter while conversion shares are held by the Holder, the closing bid price per share of common stock on the principal market on the trading day on which the common shares are traded is less than the sale price used to calculate the conversion price, then such conversion price shall be automatically reduced using the new low closing bid price and additional shares issued to the Holder. In the event the Company experiences a DTC “Chill” on its shares, or if the closing sale price at any time falls below $0.047, then the conversion price shall be decreased an additional 15% discount. At any time after the closing date, if the Company’s common stock is not deliverable by DWAC, then an additional 15% discount will apply to all future conversions on this note. For the three months ended March 31, 2019, the Company amortized $24,725 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $75,000 and accrued interest was $3,921.

GS Capital Partners – On August 1, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to GS Capital Partners (“GS Capital”), in the principal amount of $100,000 (the “Note”) due on August 1, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $95,000 (less an original issue discount (“OID”) of $5,000). The Note is convertible into common stock, at holder’s option, at a 42% discount of the lowest closing price of the common stock during the 12 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. On January 22, 2019, the Company paid $133,814 to pay off the principal balance of $100,000 and $33,814 in accrued interest and prepayment penalty. For the three months ended March 31, 2019, the Company amortized $57,515 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $0 and accrued interest was $0.

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GS Capital Partners – On November 28, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to GS Capital Partners (“GS Capital”), in the principal amount of $200,000 (the “Note”) due on November 28, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $190,000 (less an original issue discount (“OID”) of $10,000). The Note is convertible into common stock, at holder’s option, at a 42% discount of the lowest closing price of the common stock during the 12 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $49,315 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $200,000 and accrued interest was $5,392.

GS Capital Partners – On January 23, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to GS Capital Partners (“GS Capital”), in the principal amount of $100,000 (the “Note”) due on February 23, 2020 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $95,000 (less an original issue discount (“OID”) of $5,000). The Note is convertible into common stock, at holder’s option, at a 42% discount of the lowest closing price of the common stock during the 12 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $16,919 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $100,000 and accrued interest was $1,468.

JSJ Investments – On November 9, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to JSJ Investments (“JSJ”), in the principal amount of $100,000 (the “Note”) due on November 9, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $98,000 (less an original issue discount (“OID”) of $2,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. For the three months ended March 31, 2019, the Company amortized $24,658 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $100,000 and accrued interest was $4,668.

JSJ Investments – On February 5, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to JSJ Investments (“JSJ”), in the principal amount of $100,000 (the “Note”) due on February 5, 2020 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $98,000 (less an original issue discount (“OID”) of $2,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. For the three months ended March 31, 2019, the Company amortized $14,795 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $100,000 and accrued interest was $1,775.

Labrys Fund LP – On October 26, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with LABRYS FUND, LP (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $300,000. The Note has a maturity date of April 26, 2018 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The total net proceeds the Company received was $270,000 (less an original issue discount (“OID”) of $30,000). The Company has the right to prepay the Note, provided it makes a payment to the Purchaser as set forth in the Note within 180 days of its Issue Date. The transactions described above closed on October 26, 2018. In connection with the issuance of the Note, the Company issued to the Purchaser 1,362,398 shares of its common stock (the “Returnable Shares”) that shall be returned to the Company’s treasury if the Note is fully repaid and satisfied. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of $0.11 as set forth in the Note, subject to adjustment as set forth in the Note if the Note is in Default. The Default Note Conversion Price is a 45% discount of the lowest trading price of the common stock during the 30 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 15% discount on all future conversions. The Company issued 235,000 shares of common stock in connection with this note, which were valued at $28,200 and recorded as part of the debt discount. The Company recognized a debt discount on this note of $85,473 which will be amortized over the life of the note. For the three months ended March 31, 2019, the Company amortized $42,267 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $300,000 and accrued interest was $15,386.

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Labrys Fund LP – On January 14, 2019, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with LABRYS FUND, LP (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $282,000. The Note has a maturity date of July 14, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The total net proceeds the Company received was $250,000 (less an original issue discount (“OID”) of $32,000). The Company has the right to prepay the Note, provided it makes a payment to the Purchaser as set forth in the Note within 180 days of its Issue Date. The transactions described above closed on January 14, 2019. In connection with the issuance of the Note, the Company issued to the Purchaser 1,000,000 shares of its common stock (the “Returnable Shares”) that shall be returned to the Company’s treasury if the Note is fully repaid and satisfied. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of $0.11 as set forth in the Note, subject to adjustment as set forth in the Note if the Note is in Default. The Default Note Conversion Price is a 45% discount of the lowest trading price of the common stock during the 30 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 15% discount on all future conversions. The Company issued 130,000 shares of common stock in connection with this note, which were valued at $17,550 and recorded as part of the debt discount. The Company recognized a debt discount on this note of $113,641 which will be amortized over the life of the note. For the three months ended March 31, 2019, the Company amortized $41,717of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $282,000 and accrued interest was $7,046.

LG Capital Funding – On December 7, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to LG Capital Funding (“LG Cap”), in the principal amount of $100,000 (the “Note”) due on December 7, 2019 and bears 10% per annum interest, due at maturity. The total net proceeds the Company received was $85,000 (less an original issue discount (“OID”) of $15,000). The Note is convertible into common stock, at holder’s option, for the first 6 months at a fixed price of $0.18 per share and after that date at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount on all future conversions. The Company issued 39,473 shares of common stock in connection with this note, which were valued at $7,500 and recorded as part of the debt discount. The Company recognized a debt discount on this note of $22,500 which will be amortized over the life of the note. For the three months ended March 31, 2019, the Company amortized $5,548 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $100,000 and accrued interest was $3,123.

Morningview Financial – On November 26, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Morningview Financial (“Morningview”), in the principal amount of $55,000 (the “Note”) due on November 26, 2019 and bears 10% per annum interest, due at maturity. The total net proceeds the Company received was $47,500 (less an original issue discount (“OID”) of $7,500). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. For the three months ended March 31, 2019, the Company amortized $13,562 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $55,000 and accrued interest was $1,884.

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One 44 Capital, LLC – On January 28, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to One 44 Capital, LLC (“One 44”), in the principal amount of $100,000 (the “Note”) due on December 12, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $95,000 (less an original issue discount (“OID”) of $5,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the three months ended March 31, 2019, the Company amortized $16,986 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $100,000 and accrued interest was $1,699.

Power Up Lending Group – On July 12, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $53,000. The total net proceeds the Company received was $50,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of April 30, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of the greater of the fixed conversion price of or a variable conversion price as set forth in the Note. The fixed conversion price is $0.00009. The variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $3,000 which will be amortized over the life of the note. On January 14, 2019, the Company paid $75,855 to pay off the principal balance of $53,000 and $22,855 in accrued interest and prepayment penalty. For the three months ended March 31, 2019, the Company amortized $1,233 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $0 and accrued interest was $0.

Power Up Lending Group – On October 22, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $63,000. The total net proceeds the Company received was $60,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of July 30, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of the greater of the fixed conversion price of or a variable conversion price as set forth in the Note. The fixed conversion price is $0.00009. The variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $3,000 which will be amortized over the life of the note. For the three months ended March 31, 2019, the Company amortized $961 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $63,000 and accrued interest was $3,314.

Power Up Lending Group – On January 11, 2019, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $53,000. The total net proceeds the Company received was $50,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of October 30, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of the greater of the fixed conversion price of or a variable conversion price as set forth in the Note. The fixed conversion price is $0.00009. The variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $3,000 which will be amortized over the life of the note. For the three months ended March 31, 2019, the Company amortized $812 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $53,000 and accrued interest was $1,377.

69

SBI Investments – On December 17, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to SBI Investments, LLC (“SBI”), in the principal amount of $110,000 (the “Note”) due on June 17, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $10,000). The Note is convertible into common stock, at holder’s option, at a 50% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. At any time after the closing date, if the Company’s common stock is not deliverable by DWAC, then an additional 10% discount will apply to all future conversions on this note. If at any time while the note is outstanding, an event of default occurs, then an additional discount of 15% shall be factored into the variable conversion price until the note is no longer outstanding. For the three months ended March 31, 2019, the Company amortized $54,396 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $110,000 and accrued interest was $2,507.

Scotia International of Nevada, Inc. – On January 10, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to Scotia International of Nevada, Inc. (“Scotia”), in the principal amount of $400,000 (the “Note”) due on January 10, 2022 and bears 6% per annum interest, due at maturity. The Note was issued as part of a buyout agreement on the net smelter royalty due Scotia on the precious metals mined from the Company’s mining operation in Honduras. The Note is convertible into common stock, at holder’s option, at $0.50 per share as long as the Company’s common stock’s bid price is less than $0.75 per share. If the bid price is more than $0.75 per share, then Scotia may elect to convert at the average bid price of the common stock during the 10 trading day period prior to conversion. For the three months ended March 31, 2019, the Company amortized $6,610 of debt discount to current period operations as interest expense. As of March 31, 2019, the gross balance of the note was $400,000 and accrued interest was $5,261.

13. Stockholders’ Deficit

Common Stock

On January 14, 2019, in connection with the issuance of the Note to Labrys Fund LP, the Company issued to the Note Purchaser 130,000 shares of its common stock as commitment shares for the issuance of the note. These shares were valued at $0.135 per share for a total value of $17,550.

On February 5, 2019, 100,000 shares of common stock were issued to a member of the board of directors of the Company as part of a conversion agreement for consulting services. These shares were valued at $0.12 per share for a value of $12,000. The Company recognized a loss on this settlement of $5,000 and reduced payables by $7,000.

On March 12, 2019, 650,000 shares of common stock were issued to officers, former officers and members of the board of directors of the Company as payment for consulting services performed. These shares were valued at $0.189 per share for a value of $122,850.

On March 28, 2019, the Company issued 375,000 shares of common stock to Richard Bass Jr. for $48,750 in cash. These shares were valued at $0.13 per share.

Warrants

The following tables summarize the warrant activity during the three months ended March 31, 2019 and the year ended December 31, 2018:

Stock Warrants	Number of Warrants	Weighted Average Exercise Price
Balance at December 31, 2017	743,637	$1.28
Granted	300,000	0.75
Exercised	-	-
Forfeited	-	-
Balance at December 31, 2018	1,043,637	1.12
Granted	-	-
Exercised	-	-
Forfeited	(100,000)	0.75
Balance at March 31, 2019	943,637	$1.16

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2019 Outstanding Warrants				Warrants Exercisable
Range of Exercise Price	Number Outstanding at March 31, 2019	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at March 31, 2019	Weighted Average Exercise Price
$0.50 - 6.88	943,637	1.52 years	$1.16	943,637	$1.16

14. Related Party Transactions

Consulting Agreement – In February 2014, the Company entered into a consulting agreement with a stockholder/director. The Company agreed to pay $18,000 per month for twelve months. This agreement was renegotiated in October 2017 and the Company agreed to pay the stockholder/director $25,000 per month starting in October 2017. This agreement was superseded by an Employment Agreement as of July 1, 2018 (see Employment Agreements below). As of March 31, 2019, the Company owed $1,035,000 to the stockholder/director in accrued consulting fees.

Mr. Cluff currently serves as a director of the Company and has a separate agreement as a consultant of the Company effective as of October 2, 2015.

Employment Agreements – The Company has an employment agreement with its chief executive officer, Trent D’Ambrosio. The employment agreement was effective as of July 1, 2018 and provides for compensation of $450,000 annually. Additionally, the employment agreement provides for equity compensation to be issued valued at $5,000 per month and an optional annual bonus of up to $4,500,000 to be determined by the Board of Directors.

Notes Payable – The Company took several short-term notes payable from related parties during the three months ended March 31, 2019. The Company received $450,000 in cash from related parties and paid out $350,000 in cash to related parties on notes payable.

15. Commitments and Contingencies

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such pending or threatened legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

On January 26, 2017, the Company was served a copy of a complaint filed by Danzig Ltd. (“Danzig”) and Brett Bertolami (“Bertolami”) in the United States District Court for the Western District of North Carolina, Statesville Division. This matter was dismissed for lack of personal jurisdiction in an Order and Judgment dated March 28, 2018.

On June 12, 2017, Danzig Ltd, filed an arbitration in Boston, Massachusetts, with the American Arbitration Association (AAA) against the Company and two if its officers and directors (Trent D’Ambrosio and Michael Ahlin). Messrs. D’Ambrosio and Ahlin were dismissed on the ground that they were not proper parties to the Arbitration. A hearing occurred the week of April 9, 2018. On October 24, 2018, a Final Award was issued dismissing all claims asserted by Danzig against Inception and awarding Inception $361,710.74 in fees and costs.

71

On July 20, 2017, Elliott Foxcroft filed an AAA arbitration in Salt Lake City, Utah, against the Company and two if its officers and directors (Trent D’Ambrosio and Michael Ahlin). On November 16, 2018, Order No. 7 Dismissing Claims of Claimant [Foxcroft] with Prejudice Under AAA Rule 57, and Granting Motion to Dismiss [Inception’s] Counterclaims without Prejudice was entered. This concluded this arbitration as the claims asserted by Foxcroft against Inception were dismissed with prejudice, and Inception’s claims were dismissed without prejudice.

On August 22, 2017, the Company and two of its officers and directors (Trent D’Ambrosio and Michael Ahlin) filed a complaint against Danzig Ltd., Elliott Foxcroft, and Brett Bertolami in the United States District Court, District of Utah, Central Division. On November 29, 2018 the United States District Court for the District of Utah entered an order denying Inception’s motion to dismiss Defendants’ Counterclaim but required the Defendants (Danzig, ltd, Bertalomi, and Foxcroft) to file a more definite statement of their claims by December 14, 2018. The ordered filing was not made and Inception filed another motion to dismiss. The dismissal of the counterclaim with prejudice was entered on January 15, 2019. A final Amended Judgment in a Civil Case was entered in the case on February 13, 2019 which also included confirmation of the order and award entered in the Boston and Salt Lake arbitrations, respectively.

One of the Company’s subsidiaries, Compañía Minera Clavo Rico, S.A. de C.V., has been served with notice of a labor dispute brought in Honduras by one of the Company’s former employees. The complaint alleges that the former employee was terminated from his position with the Company’s subsidiary and is entitled to certain statutory compensation. The Company has responded with its assertion that the employee voluntarily resigned and was not involuntarily terminated. The case was heard in Honduras by a labor judge and the Company has appealed the ruling in this case.

16. Concentrations

We generally sell a significant portion of our mineral production to a relatively small number of customers. For the three months ended March 31, 2019, 100 percent of our consolidated product revenues were attributable to A-Mark Precious Metals and to Asahi Refining, Inc., our current and only two customers as of March 31, 2019. We are not dependent upon any one purchaser and have alternative purchasers readily available at competitive market prices if there is a disruption in services or other events that cause us to search for other ways to sell our production.

The Company currently is producing all of its precious metals from one mine located in Honduras. This location has most of the Company’s fixed assets and inventories. It would cause considerable disruption to the Company’s operations and revenue if this mine was disrupted or closed.

17. Subsequent Events

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events,” through May 20, 2019, the date which the financial statements were available to be issued and there are no material subsequent events, except as detailed below:

On April 3, 2019, the Company issued a secured promissory note with WOC Energy, LLC for $60,000 with an interest rate of 5.00 % and matures on May 10, 2019. The Company received $60,000 in cash. This note was collateralized by a specific lot of precious metals being shipped from the mining operation in Honduras to the US for refining.

On April 9, 2019, the Company issued a secured promissory note with Debra D’Ambrosio for $100,000 with an interest rate of 5.00 % and matures on May 15, 2019. The Company received $100,000 in cash. This note was collateralized by all open lots of precious metals being shipped from the mining operation in Honduras to the US for refining.

On April 16, 2019, the Company issued a secured promissory note with WOC Energy, LLC for $57,750 with an interest rate of 5.00 % and matures on May 23, 2019. The Company received $57,750 in cash. This note was collateralized by a specific lot of precious metals being shipped from the mining operation in Honduras to the US for refining.

On April 16, 2019, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $63,000. The total net proceeds the Company received was $60,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of February 20, 2020 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The accounting for this note is still being determined by the Company.

On April 18, 2019, the Company issued an unsecured Convertible Promissory Note (“Note”) to Crown Bridge Partners (“Crown Bridge”), in the principal amount of $55,000 (the “Note”) due on April 18, 2020 and bears 5% per annum interest, due at maturity. The total net proceeds the Company received was $47,000 (less an original issue discount (“OID”) of $8,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. If the conversion price drops below $0.15 per share, then the conversion price will be 50% of the trading price. The accounting for this note is still being determined by the Company.

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73

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Inception Mining, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Inception Mining, Inc. (“the Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2015

Salt Lake City, UT

April 1, 2019

74

Inception Mining, Inc.

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$50,857	$51,802
Accounts receivable	5,548	170
Inventories	570,614	1,430,182
Prepaid expenses and other current assets	26,376	46,437
Total Current Assets	653,395	1,528,591

Property, plant and equipment, net	664,041	882,060
Other assets	36,859	25,586
Total Assets	$1,354,295	$2,436,237

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$1,631,997	$1,540,317
Accrued interest - related parties	6,647,300	5,611,682
Secured borrowings, net	217,223	86,733
Notes payable, net of debt discounts	60,000	179,302
Notes payable - related parties	6,822,657	6,739,773
Convertible notes payable, net of debt discounts	1,169,395	231,767
Derivative liabilities	2,547,806	647,807
Total Current Liabilities	19,096,378	15,037,381

Mine reclamation obligation	341,845	352,713
Total Liabilities	19,438,223	15,390,094

Commitments and Contingencies	-	-

Stockholders’ Deficit
Preferred stock, $0.00001 par value; 10,000,000 shares authorized, 51 shares issued and outstanding as of December 31, 2018 and 2017	1	1
Common stock, $0.00001 par value; 500,000,000 shares authorized, 54,093,505 and 52,183,761 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	541	522
Additional paid-in capital	4,490,866	3,992,407
Accumulated Deficit	(22,009,285)	(16,383,271)
Accumulated other comprehensive income	(557,134)	(555,635)
Total Controlling Interest	(18,075,011)	(12,945,976)
Non-Controlling Interest	(8,917)	(7,881)
Total Stockholders’ Deficit	(18,083,928)	(12,953,857)
Total Liabilities and Stockholders’ Deficit	$1,354,295	$2,436,237

See accompanying notes to the consolidated financial statements.

75

Inception Mining, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	For the Year Ended
	December 31, 2018	December 31, 2017
Precious Metals Income	$3,967,869	$3,631,759

Operating Expenses
Cost of sales	3,740,708	3,754,072
General and administrative	2,035,203	1,449,735
Depreciation and amortization	38,237	115,929
Total Operating Expenses	5,814,148	5,319,736
Loss from Operations	(1,846,279)	(1,687,977)

Other Income/(Expenses)
Other income (expense)	4,942	12,567
Change in derivative liability	979,561	421,726
Loss on extinguishment of debt	(8,510)	(3,325)
Interest expense	(4,756,764)	(2,127,518)
Total Other Income/(Expenses)	(3,780,771)	(1,696,550)

Net Loss from Operations before Income Taxes	(5,627,050)	(3,384,527)
Provision for Income Taxes	-	-
NET LOSS	(5,627,050)	(3,384,527)
NET LOSS - Non-Controlling Interest	1,036	369
NET LOSS - Controlling Interest	$(5,626,014)	$(3,384,158)

Net loss per share - Basic	$(0.11)	$(0.07)
Net loss per share - Diluted	$(0.11)	$(0.07)
Weighted average number of shares outstanding during the period - Basic	53,501,213	51,635,405
Weighted average number of shares outstanding during the period - Diluted	53,501,213	51,635,405

Other Comprehensive Income (Loss)
Exchange differences arising on translating foreign operations	1,499	(5,960)
Total Comprehensive Loss	(5,625,551)	(3,390,487)
Total Comprehensive Income (Loss) - Non-Controlling Interest	(378)	357
Total Comprehensive Loss - Controlling Interest	$(5,625,929)	$(3,390,130)

See accompanying notes to the consolidated financial statements.

76

Inception Mining, Inc.

Consolidated Statement of Changes in Stockholders’ Deficit

	Preferred stock		Common stock		Additional		Accumulated Other	Non-	Total
	($0.00001 Par)		($0.00001 Par)		Paid-in	Accumulated	Comprehensive	Controlling	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Interest	Deficiency
Balance, December 31, 2016	51	$1	51,229,590	$512	$3,607,391	$(12,999,113)	$(549,675)	$(7,512)	$(9,948,396)
Shares issued for services	-	-	77,891	1	26,999	-	-	-	27,000
Warrants issued for services	-	-	-	-	124,448	-	-	-	124,448
Warrants issued with note payable	-	-	-	-	26,253	-	-	-	26,253
Shares issued for debt settlement	-	-	615,000	6	158,319	-	-	-	158,325
Share cancellation	-	-	(18,720)	-	-	-	-	-	-
Shares issued for cash	-	-	280,000	3	48,997	-	-	-	49,000
Foreign currency translation adjustment	-	-	-	-	-	-	(5,960)	-	(5,960)
Net loss for the year	-	-	-	-	-	(3,384,158)	-	(369)	(3,384,527)
Balance, December 31, 2017	51	1	52,183,761	522	3,992,407	(16,383,271)	(555,635)	(7,881)	(12,953,857)
Shares issued for services	-	-	1,516,385	16	351,442	-	-	-	351,458
Shares issued for cash	-	-	450,000	4	41,996	-	-	-	42,000
Shares issued with note payable	-	-	329,723	3	46,194	-	-	-	46,197
Beneficial conversion feature on note payable	-	-	-	-	42,813	-	-	-	42,813
Shares issued with settlement of Accounts payable	-	-	100,000	1	16,009	-	-	-	16,010
Share cancellation	-	-	(486,364)	(5)	5	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	(1,499)	-	(1,499)
Net loss for the period	-	-	-	-	-	(5,626,014)	-	(1,036)	(5,627,050)
Balance, December 31, 2018	51	$1	54,093,505	$541	$4,490,866	$(22,009,285)	$(557,134)	$(8,917)	$(18,083,928)

See accompanying notes to the consolidated financial statements.

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Inception Mining, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended
	December 31, 2018	December 31, 2017
Cash Flows From Operating Activities:
Net Loss	$(5,627,050)	$(3,384,527)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization expense	225,395	639,097
Common stock issued for services	351,458	27,000
Warrants issued for services	-	124,448
Loss on extinguishment of debt	8,510	3,325
Change in derivative liability	(979,561)	(421,726)
Amortization of debt discount	2,438,886	721,305
Changes in operating assets and liabilities:
Decr (incr) in trade receivables	16,640	(17,368)
Decr (incr) inventories	839,691	82,653
Decr (incr) prepaid expenses and other current assets	(14,601)	4,851
Incr (decr) accounts payable and accrued liabilities	1,529,985	1,232,663

Incr (decr) accounts payable and accrued liabilities - related parties	1,035,618	948,357
Net Cash Used In Operating Activities	(175,029)	(39,922)

Cash Flows From Investing Activities:
Purchase of fixed assets	(30,499)	(287,501)
Net Cash Used In Investing Activities	(30,499)	(287,501)

Cash Flows From Financing Activities:
Repayment of notes payable	(120,000)	(633,500)
Repayment of notes payable-related parties	(2,550,006)	(1,377,881)
Repayment of convertible notes payable	(1,688,500)	(373,000)
Repayment of secured borrowings	(40,647)	-
Proceeds from notes payable	-	649,500
Proceeds from notes payable-related parties	1,813,200	870,700
Proceeds from convertible notes payable	2,637,500	972,550
Proceeds from secured borrowings	17,093	27,239
Common stock issued with convertible note payable	89,010	-
Proceeds from issuance of common stock	42,000	49,000
Net Cash Provided by Financing Activities	199,650	184,608
Effects of exchange rate changes on cash	4,933	(35)
Net Decrease in Cash	(945)	(142,850)
Cash at Beginning of Period	51,802	194,652
Cash at End of Period	$50,857	$51,802

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,057,500	$381,926
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued for conversion of note payable - related party	$-	$150,000
Common stock issued for extinguishment of debt and accounts payable	$16,010	$8,325
Common stock issued for note commitment fee	$46,193	$8,325
Assets held to satisfy secured borrowings	$19,401	$119,362
Recognition of debt discounts on convertible notes payable	$1,031,741	$-

See accompanying notes to the consolidated financial statements.

78

Inception Mining, Inc.

Notes to Consolidated Financial Statements

As of December 31, 2018 and 2017

1. Nature of Business

Inception Mining, Inc. (formerly known as Gold American Mining Corp.) was incorporated under the name of Golf Alliance Corporation and under the laws of the State of Nevada on July 2, 2007. Inception Mining, Inc. is a precious metal mineral acquisition, exploration and development company. Inception Development, Inc., its wholly owned subsidiary, was incorporated under the laws of the State of Idaho on January 28, 2013.

Golf Alliance Corporation pursued its original business plan to provide opportunities for golfers to play on private golf courses normally closed to them due to the membership requirements of the private clubs. During the year ended July 31, 2010, the Company decided to redirect its business focus toward precious metal mineral acquisition and exploration.

On March 5, 2010, the Company amended its articles of incorporation to (1) to change its name to Silver America, Inc. and (2) increased its authorized common stock from 100,000,000 to 500,000,000.

On June 23, 2010 the Company amended its articles of incorporation to change its name to Gold American Mining Corp.

On February 25, 2013, Gold American Mining Corp. and its majority shareholder (the “Majority Shareholder”), and its wholly-owned subsidiary, Inception Development Inc. (the “Subsidiary”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Inception Resources, LLC, a Utah corporation (“Inception Resources”), pursuant to which Inception purchased the U.P. and Burlington Gold Mine in consideration of 16,000,000 shares of common stock of Inception, the assumption of promissory notes in the amount of $950,000 and the assignment of a 3% net royalty. Inception Resources was an entity owned by and under the control of the majority shareholder. This transaction is deemed an asset purchase by entities under common control. The Asset Purchase Agreement closed on February 25, 2013 (the “Closing”). Inception was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of the gold mine pursuant to the terms of the Asset Purchase Agreement. As a result of such acquisition, the Company’s operations are now focused on the ownership and operation of the mine acquired from Inception Resources. Consequently, the Company believes that acquisition has caused us to cease to be a shell company as it no longer has nominal operations.

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On May 17, 2013, the Company amended its articles of incorporation to change its name to Inception Mining, Inc. (“Inception” or the “Company”).

On October 2, 2015, the Company consummated a merger with Clavo Rico Ltd. (“Clavo Rico”). Clavo Rico is a privately held Turks and Caicos company with principal operations in Honduras, Central America. Clavo Rico operates the Clavo Rico mining concession through its subsidiaries Compañía Minera Cerros del Sur, S.A de C.V. and Compañía Minera Clavo Rico, S.A. de C.V. and holds other mining concessions. Pursuant to the agreement, the Company issued of 240,225,901 shares of common stock of Inception and assumed promissory notes in the amount of $5,488,980 and accrued interest of $3,434,426. Under this merger agreement, there was a change in control and it has been treated for accounting purposes as a reverse recapitalization with Clavo Rico, Ltd. being the surviving entity. Its workings include several historical underground operations dating back to the early Mayan and Spanish occupation.

The Company’s primary mine is located on the 200 hectare Clavo Rico Concession, located in southern Honduras. This mine was originally explored and exploited in the 16th century by the Spanish, and more recently has been operated by Compañía Minera Cerros del Sur, S.A. de C.V. as a small family business. In 2003, Clavo Rico’s predecessor purchased a 20% interest and later increased its ownership to 99.9%.

2. Summary of Significant Accounting Policies

Going Concern - The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements during year ended December 31, 2018, the Company recorded net loss of $5,627,050 and used $175,029 in cash for operating activities. These factors among others indicate that the Company may be unable to continue as a going concern for one year from the issuance of these financial statements.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Management is currently working to make changes that will result in profitable operations and to obtain additional funding sources to meet the Company’s need for cash during the next twelve months and beyond.

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Inception Mining, Inc. and its wholly owned subsidiaries, Inception Development, Corp., Clavo Rico Development Corp., Clavo Rico, Ltd. and Compañía Minera Cerros del Río, S.A. de C.V., and its controlling interest subsidiaries, Compañía Minera Cerros del Sur, S.A. de C.V. and Compañía Minera Clavo Rico, S.A. de C.V. (collectively, the “Company”). All intercompany accounts have been eliminated upon consolidation.

Basis of Presentation - The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents - The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2018 and December 31, 2017, the Company had no cash equivalents. The aggregate cash balance on deposit in these accounts are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has never experienced any losses in such accounts.

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Inventories, Stockpiles and Mineralized Material on Leach Pads - Inventories, including stockpiles and mineralized material on leach pads are carried at the lower of cost or net realizable value. Net realizable value represents the estimated future sales price of the product based on current and long-term metals prices, less the estimated costs to complete production and bring the product to sale. Write-downs of stockpiles, mineralized material on leach pads and inventories to net realizable value are reported as a component of costs applicable to mining revenue. Cost is comprised of production costs for mineralized material produced and processed. Production costs include the costs of materials, costs of processing, direct labor, mine site and processing facility overhead costs and depreciation, amortization and depletion.

Stockpiles - Stockpiles represent mineralized material that has been extracted from the mine and is available for further processing. Stockpiles are measured by estimating the number of tons added and removed from the stockpile. Stockpile tonnages are verified by periodic surveys. Costs are allocated to stockpiles based on relative values of material stockpiled and processed using current mining costs incurred up to the point of stockpiling the material, including applicable overhead, depreciation, and depletion relating to mining operations, and removed at each stockpile’s average cost per ton.

Mineralized Material on Leach Pads - The Company utilizes a heap leaching process to recover gold from its mineralized material. Under this method, the mineralized material is placed on leach pads where it is treated with a chemical solution that dissolves the gold contained in the material. The resulting gold-bearing solution is further processed in a facility where the gold is recovered. Costs are added to mineralized material on leach pads based on current mining and processing costs, including applicable depreciation relating to mining and processing operations. Costs are transferred from mineralized material on leach pads to subsequent stages of in-process inventories as the gold-bearing solution is processed. The value of such transferred costs of mineralized material on leach pads is based on the average cost per estimated recoverable ounce of gold on the leach pad.

The estimates of recoverable gold on the leach pads are calculated from the quantities of material placed on the leach pads (measured tons added to the leach pads), the grade of material placed on the leach pads (based on assay data) and a recovery percentage.

Although the quantities of recoverable gold placed on the leach pads are reconciled by comparing the quantities and grades of material placed on leach pads to the quantities and grades quantities of gold actually recovered (metallurgical balancing), the nature of the leaching process inherently limits the ability to precisely monitor inventory levels. As a result, the metallurgical balancing process is constantly monitored and estimates are refined based on actual results over time. Variations between actual and estimated quantities resulting from changes in assumptions and estimates that do not result in write-downs to net realizable value are accounted for on a prospective basis.

In-process Inventories - In-process inventories represent mineralized materials that are currently in the process of being converted to a saleable product through the absorption, desorption, recovery (ADR) process. The value of in-process material is measured based on assays of the material fed into the process and the projected recoveries of material. In-process inventories are valued at the average cost of the material fed into the process attributable to the source material coming from the mines, stockpiles and/or leach pads plus the in-process conversion costs, including applicable depreciation relating to the process facilities incurred to that point in the process.

Finished Goods Inventories - Finished goods inventories include gold that has been processed through the Company’s ADR facility and are valued at the average cost of their production.

Exploration and Development Costs - Costs of acquiring mining properties and any exploration and development costs are expensed as incurred unless proven and probable reserves exist and the property is a commercially mineable property in accordance with FASB ASC 930, Extractive Activities- Mining. Mine development costs incurred either to develop new gold and silver deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are capitalized. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mining costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value.

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The Company capitalizes costs for mining properties by individual property and defers such costs for later amortization only if the prospects for economic productions are reasonably certain.

Capitalized costs are expensed in the period when the determination has been made that economic production does not appear reasonably certain.

Mineral Rights and Properties - We defer acquisition costs until we determine the viability of the property. Since we do not have proven and probable reserves as defined by Securities and Exchange Commission (“SEC”) Industry Guide 7, exploration expenditures are expensed as incurred. We expense care and maintenance costs as incurred.

We review the carrying value of our mineral rights and properties for impairment whenever there are negative indicators of impairment. Our estimate of the gold price, mineralized materials, operating capital, and reclamation costs are subject to risks and uncertainties affecting the recoverability of our investment in the mineral claims and properties. Although we have made our best, most current estimate of these factors, it is possible that near term changes could adversely affect estimated net cash flows from our mineral claims and properties and possibly require future asset impairment write-downs.

Where estimates of future net operating cash flows are not available and where other conditions suggest impairment, we assess recoverability of carrying value from other means, including net cash flows generated by the sale of the asset. We use the units-of-production method to deplete the mineral rights and properties.

Fair Value Measurements - The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the party’s own credit risk.

Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s cash, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

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The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed below. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed below are that of volatility and market price of the underlying common stock of the Company.

Long-Lived Assets - We review the carrying amount of our long-lived assets for impairment whenever there are negative indicators of impairment. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is not considered recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flows.

Properties, Plant and Equipment - We record properties, plant and equipment at historical cost. We provide depreciation and amortization in amounts sufficient to match the cost of depreciable assets to operations over their estimated service lives or productive value. We capitalize expenditures for improvements that significantly extend the useful life of an asset. We charge expenditures for maintenance and repairs to operations when incurred. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Building	7 to 15 years
Vehicles and equipment	3 to 7 years
Processing and laboratory	5 to 15 years
Furniture and fixtures	2 to 3 years

Reclamation Liabilities and Asset Retirement Obligations - Minimum standards for site reclamation and closure have been established for us by various government agencies. Asset retirement obligations are recognized when incurred and recorded as liabilities at fair value. The liability is accreted over time through periodic charges to earnings. In addition, the asset retirement cost is capitalized and amortized over the life of the related asset. Reclamation costs are periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and abandonment costs. The Company reviews, on an annual basis, unless otherwise deemed necessary, the asset retirement obligation at each mine site.

Revenue Recognition - Effective January 1, 2018 we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 606-10, Revenue from Contracts with Customers (“ASC 606-10”). The adoption of ASC 606-10 had no impact on prior year or previously disclosed amounts. In accordance with ASC 606-10, revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract.

The Company generates revenue by selling gold and silver produced from its mining operations. The majority of the Company’s sales come from the sale of refined gold; however, the end product at the Company’s gold operations is generally doré bars. Doré is an alloy consisting primarily of gold but also containing silver and other metals. Doré is sent to refiners to produce bullion that meets the required market standard of 99.95% gold. Under the terms of the Company’s refining agreements, the doré bars are refined for a fee, and the Company’s share of the refined gold and silver is credited to its bullion account.

The Company recognizes revenue for gold and silver from doré production when it satisfies the performance obligation of transferring gold and silver inventory to the customer, which generally occurs upon transfer of gold and silver bullion credits as this is the point at which the customer obtains the ability to direct the use and obtain substantially all of the remaining benefits of ownership of the asset.

The Company generally recognizes the sale of gold bullion credits at the prevailing market price when gold bullion credits are delivered to the customer. The transaction price is determined based on the agreed upon market price and the number of ounces delivered. Payment is due upon delivery of gold bullion credits to the customer’s account.

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All accounts receivable amounts are due from a single customer. Substantially all mining revenues recorded in the current period also related to the same customer. As gold can be sold through numerous gold market traders worldwide, the Company is not economically dependent on a limited number of customers for the sale of its product.

Stock Issued For Goods and Services - Common and preferred shares issued for goods and services are valued based upon the fair market value of our common stock or the goods and services received, whichever is the most reliably measurable on the date of issue.

Stock-Based Compensation - For stock-based transactions, compensation expense is recognized over the requisite service period, which is generally the vesting period, based on the estimated fair value on the grant date of the award.

Loss per Common Share - Basic net loss per common share is computed by dividing net loss, less the preferred stock dividends, by the weighted average number of common shares outstanding. Dilutive loss per share includes any additional dilution from common stock equivalents, such as stock options and warrants, and convertible instruments, if the impact is not antidilutive. Common share equivalents of 28,206,471 have been excluded in the diluted income per share calculation for 2018 because they would be anti-dilutive. Common share equivalents of 4,688,168 have been excluded in the diluted income per share calculation for 2017 because they would be anti-dilutive.

Comprehensive Loss - Comprehensive loss is made up of the exchange differences arising on translating foreign operations and the net loss for the years ended December 31, 2018 and 2017.

Derivative Liabilities - Derivatives liabilities are recorded at fair value when issued and the subsequent change in fair value each period is recorded in other income (expense) in the consolidated statements of operations. We do not hold or issue any derivative financial instruments for speculative trading purposes.

Income Taxes - The Company’s income tax expense and deferred tax assets and liabilities reflect management’s best assessment of estimated future taxes to be paid. Significant judgments and estimates are required in determining the consolidated income tax expense.

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating the Company’s ability to recover its deferred tax assets, management considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In projecting future taxable income, the Company develops assumptions including the amount of future state and federal pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income, and are consistent with the plans and estimates that the Company is using to manage the underlying businesses. The Company provides a valuation allowance for deferred tax assets for which the Company does not consider realization of such deferred tax assets to be more likely than not.

Changes in tax laws and rates could also affect recorded deferred tax assets and liabilities in the future. Management is not aware of any such changes that would have a material effect on the Company’s results of operations, cash flows or financial position.

Business Segments – The Company operates in one segment and therefore segment information is not presented.

Use of Estimates – In preparing financial statements in conformity with generally accepted accounting principles, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenditures during the reported periods. Actual results could differ materially from those estimates. Estimates may include those pertaining to valuation of inventories and mineralized material on leach pads, the estimated useful lives and valuation of properties, plant and equipment, mineral rights and properties, deferred tax assets, convertible preferred stock, derivative assets and liabilities, reclamation liabilities, stock-based compensation and payments, and contingent liabilities.

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Operating Lease – The Company leases its corporate headquarters and administrative offices in Salt Lake City, Utah on a month-to-month basis.

The Company incurred rent expense of $13,891 and $12,923 for the year ended December 31, 2018 and 2017.

Non-Controlling Interest Policy – Non-controlling interest (NCI) is the portion of equity ownership in a subsidiary not attributable to the parent company, who has a controlling interest and consolidates the subsidiary’s financial results with its own. The amount of equity relating to the non-controlling interest is separately identified in the equity section of the balance sheet and the amount of the net income (loss) relating to the non-controlling interest is separately identified on the statement of operations.

Recently Issued Accounting Pronouncements – From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

3. Joint Venture – Corpus Gold, LLC

On October 1, 2017, the Company entered into a joint venture agreement with Corpus Mining and Exploration, Ltd. (Corpus) and formed a new entity, Corpus Gold, LLC (Corpus Gold). Corpus Gold is to provide a framework within which the Company will provide management services in directing and managing an exploration, drilling and evaluation of the mineral resources in concessions owned by the Company and Corpus will provide the capital necessary to complete such purpose. All revenues will be shared based on the revenue sharing agreement of 80% to Corpus and 20% to the Company. The Company pays the monthly expenses of Corpus Gold and is reimbursed by Corpus. As of December 31, 2018, the Company had a receivable of $0 for expenses spent in December 2018.

4. Inventories, Stockpiles and Mineralized Materials on Leach Pads

Inventories, stockpiles and mineralized materials on leach pads at December 31, 2018 and 2017 consisted of the following:

	December 31, 2018	December 31, 2017
Supplies	$87,231	$70,261
Mineralized Material on Leach Pads	247,213	843,183
ADR Plant	40,642	159,463
Finished Ore	195,528	357,275
Total Inventories	$570,614	$1,430,182

There were no stockpiles at December 31, 2018 and 2017. During 2018, management decided to write down the inventory on one of its leach pads. The Company recorded a write down of $1,058,812 for the inventory in process on the leach pad as of December 31, 2018.

5. Derivative Financial Instruments

The Company adopted the provisions of ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The derivative liability as of December 31, 2018, in the amount of $2,547,806 has a level 3 classification under ASC 825-10.

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The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of December 31, 2018 and 2017:

Debt Derivative Liabilities
Balance, December 31, 2016	$-
Transfers in upon initial fair value of derivative liabilities	1,069,533
Change in fair value of derivative liabilities and warrant liability	(421,726)
Balance, December 31, 2017	$647,807
Transfers in upon initial fair value of derivative liabilities	2,879,560
Change in fair value of derivative liabilities and warrant liability	(979,561)
Balance, December 31, 2018	$2,547,806
Net gain for the period included in earnings relating to the liabilities held at December 31, 2018	$979,561
Net gain for the period included in earnings relating to the liabilities held at December 31, 2017	$421,726

Debt derivatives – The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

At December 31, 2018, the Company marked to market the fair value of the debt derivatives and determined a fair value of $2,511,226. The Company recorded a gain from change in fair value of debt derivatives of $953,390 for the year ended December 31, 2018. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 203.03% to 306.25%, (3) weighted average risk-free interest rate of 2.45% to 2.63% (4) expected life of 0.27 to 1.59 years, and (5) the quoted market price of the Company’s common stock at each valuation date.

At December 31, 2017, the Company marked to market the fair value of the debt derivatives and determined a fair value of $647,807. The Company recorded a gain from change in fair value of debt derivatives of $421,726 for the year ended December 31, 2017. The fair value of the embedded derivatives was determined using Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 149.26% to 181.45%, (3) weighted average risk-free interest rate of 1.53% to 1.76% (4) expected life of 0.38 to 0.95 years, and (5) the quoted market price of the Company’s common stock at each valuation date.

Based upon ASC 840-15-25 (EITF Issue 00-19, paragraph 11) the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible notes. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

Warrant liabilities – During the year ended December 31, 2018, the Company issued warrants in conjunction with the issuance of three Crown Bridge Convertible Notes. These warrants contained certain reset provisions. The accounting treatment of derivative financial instruments required that the Company record fair value of the derivatives as of the inception date (issuance date) and to fair value as of each subsequent reporting date.

At December 31, 2018 and 2017, the Company had a warrant liability of $36,580 and $0, respectively. The Company recorded a gain from change in fair value of warrant liability of $26,171 and $0 for the years ended December 31, 2018 and 2017, respectively.

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6. Properties, Plant and Equipment, Net

Properties, plant and equipment at December 31, 2018 and 2017 consisted of the following:

	December 31, 2018	December 31, 2017
Land	$270,736	$279,344
Buildings	2,366,323	2,441,552
Machinery and Equipment	956,669	967,008
Office Equipment and Furniture	42,311	43,605
Vehicles	85,132	87,838
Construction in Process	11,277	-
	3,732,448	3,819,347
Less Accumulated Depreciation	(3,068,407)	(2,937,287)
Total Property, Plant and Equipment	$664,041	$882,060

During the years ended December 31, 2018 and 2017, the Company recognized depreciation expense of $225,395 and $639,097, respectively. The following table summarizes the allocation of depreciation expense between cost of goods sold and general and administrative expenses.

Depreciation Allocation	December 31, 2018	December 31, 2017
Cost of Goods Sold	$187,158	$523,168
General and Administrative	38,237	115,929
Total	$225,395	$639,097

7. Mine Reclamation Liability

The Company is required to mitigate long-term environmental impacts by stabilizing, contouring, re-sloping, and re-vegetating various portions of our site after mining and mineral processing operations are completed. These reclamation efforts are conducted in accordance with plans reviewed and approved by the appropriate regulatory agencies.

The fair value of the long-term liability of $341,845 and $352,713 as of December 31, 2018 and 2017, respectively, for our obligation to reclaim our mine facility is based on our most recent reclamation plan, as revised, submitted and approved by the Honduran Institute of Geology and Mines (INHGEOMIN) and Ministry of Natural Resources and Environment (SERNA). Such costs are based on management’s current estimate of then expected amounts for the remediation work, assuming the work is performed in accordance with current laws and regulations and using a credit adjusted risk free rate of 18.00% and an inflation rate of 5.3%. It is reasonably possible that, due to uncertainties associated with the application of laws and regulations by regulatory authorities and changes in reclamation or remediation technology, the ultimate cost of reclamation and remediation could change in the future. We periodically review the accrued reclamation liability for information indicating that our assumptions should change.

The increase in the reclamation liability in 2017 was related to the expansion of the heap leach facility and related infrastructure. The decrease in 2018 was due to the foreign currency translation rate.

Changes to the asset retirement obligation were as follows:

	December 31, 2018	December 31, 2017
Balance, Beginning of Year	$352,713	$256,070
Liabilities incurred	(10,868)	96,643
Disposal	-	-
Balance, End of Year	$341,845	$352,713

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8. Accounts Payable and Accrued Liabilities

Accounts Payable and accrued liabilities at December 31, 2018 and 2017 consisted of the following:

	December 31, 2018	December 31, 2017
Accounts Payable	$558,749	$899,939
Accrued Liabilities	394,017	270,123
Accrued Salaries and Benefits	410,930	262,323
Advances Payable	268,301	107,932
Total Accrued Liabilities	$1,631,997	$1,540,317

9. Secured Borrowings

On June 20, 2017, the Company entered into four financing arrangements with third parties for a combined principal amount of $195,720. The terms of the arrangements require the Company to pay the combined principal balance plus a guaranteed return of no less than 10 percent, or $19,572, for a total expected remittance of $215,292. The maturity date of the notes is June 21, 2018. The terms of repayment allow the Company to remit to the lender a certain quantity of gold to satisfy the liability though the Company expects to liquidate gold held and satisfy the liability in cash. As of December 31, 2017, the Company held 96 ounces of gold, valued at a cost of $119,361, to satisfy the liabilities upon maturity leaving a net obligation of $86,733, which is recorded on the Company’s balance sheet as secured borrowings.

On June 25, 2018, the Company entered into four new financing arrangements with third parties for a combined principal amount of $225,000. The terms of the arrangements require the Company to pay the combined principal balance plus a guaranteed return of no less than 10 percent, or $22,500, for a total expected remittance of $247,500. The maturity date of the notes is June 26, 2019. The terms of repayment allow the Company to remit to the lender a certain quantity of gold to satisfy the liability though the Company expects to liquidate gold held and satisfy the liability in cash. As of December 31, 2018, the Company held 17 ounces of gold, valued at a cost of $19,401, to satisfy the liabilities upon maturity leaving a net obligation of $217,223, which is recorded on the Company’s balance sheet as secured borrowings.

Secured Borrowings	December 31, 2018	December 31, 2017
Secured obligations	$225,005	$195,720
Guaranteed interest	22,500	19,572
Deferred interest	(10,881)	(9,198)
	236,624	206,094
Gold held as security	(19,401)	(119,361)
Secured Borrowings, net	$217,223	$86,733

10. Notes Payable

Notes payable were comprised of the following as of December 31, 2018 and December 31, 2017:

Notes Payable	December 31, 2018	December 31, 2017
3-2-1 Partners, Inc.	$-	$40,000
GS Capital Partners	-	80,000
Phil Zobrist	60,000	60,000
Total Notes Payable	60,000	180,000
Less Unamortized Discount	-	(698)
Total Notes Payable, Net of Unamortized Debt Discount	$60,000	$179,302

3-2-1 Partners, LLC – On November 30, 2017, the Company issued an unsecured Short-Term Promissory Note to 3-2-1 Partners, LLC in the principal amount of $40,000 (the “Note”) due on December 14, 2017 and bears a 5% interest rate. The Company made a payment of $42,000 towards the principal balance and accrued interest of $2,000 on January 16, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

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GS Capital Partners – On August 11, 2017, the Company issued an unsecured Promissory Note (“Note”) to GS Capital Partners (“GS Capital”), in the principal amount of $80,000 (the “Note”) due on April 11, 2018 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $76,000 (less an original issue discount (“OID”) of $4,000). For the year ended December 31, 2018, the Company amortized $698 of debt discount to current period operations as interest expense. The Company made a payment of $109,468 towards the principal balance and accrued interest of $29,468 on February 5, 2018. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

Phil Zobrist – On January 11, 2013, the Company issued an unsecured Promissory Note to Phil Zobrist in the principal amount of $60,000 (the “Note”) due on demand and bearing 0% per annum interest. The total net proceeds the Company received was $60,000. On October 2, 2015, the Company entered into a new convertible note with Phil Zobrist that matures on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from inception of these Notes in the amount of $29,412 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20 trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $121,337 for the remaining derivative liability and of $11,842 for the remaining debt discount. As of December 31, 2018, the gross balance of the note was $60,000 and accrued interest was $64,504.

11. Notes Payable – Related Parties

Notes payable – related parties were comprised of the following as of December 31, 2018 and December 31, 2017:

Notes Payable - Related Parties	Relationship	December 31, 2018	December 31, 2017
Claymore Management	Affiliate - Controlled by Director	$185,000	$185,000
Diamond 80, LLC	Immediate Family Member	49,000	49,000
Francis E. Rich IRA	Immediate Family Member	100,000	-
GAIA Ltd	Affiliate - Controlled by Director	1,150,000	1,150,000
Legends Capital	Affiliate - Controlled by Director	765,000	815,000
LWB Irrev Trust	Affiliate - Controlled by Director	1,101,000	1,101,000
MDL Ventures	Affiliate - Controlled by Director	1,204,677	1,171,793
Silverbrook Corporation	Affiliate - Controlled by Director	2,227,980	2,227,980
WOC Energy LLC	Affiliate - Controlled by Director	40,000	40,000
Total Notes Payable - Related Parties		$6,822,657	$6,739,773

Claymore Management – On March 18, 2011, the Company issued an unsecured Promissory Note to Claymore Management, an affiliated company controlled by a director of the Company, in the principal amount of $185,000 (the “Note”) due on demand and bore 0% per annum interest. The total net proceeds the Company received was $185,000. On October 2, 2015, the Company entered into a new convertible note with Claymore Management that matures on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from March 18, 2011 in the amount of $151,355 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20 trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $448,369 for the remaining derivative liability and of $36,513 for the remaining debt discount. As of December 31, 2018, the gross balance of the note was $185,000 and accrued interest was $259,668.

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D. D’Ambrosio – On February 13, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $88,000 (the “Note”) due on March 30, 2018 and bears a 5.70% interest rate. The Company made a payment of $93,000 towards the principal balance and accrued interest of $5,000 on March 30, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On April 4, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $80,000 (the “Note”) due April 30, 2018 and bears a 5.00% interest rate. The Company made a payment of $84,000 towards the principal balance and accrued interest of $4,000 on April 16, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On April 19, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $80,000 (the “Note”) due on April 30, 2018 and bears a 5.00% interest rate. The Company made a payment of $84,000 towards the principal balance and accrued interest of $4,000 on April 30, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On May 3, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $90,000 (the “Note”) due on May 15, 2018 and bears a 5.00% interest rate. The Company made a payment of $94,500 towards the principal balance and accrued interest of $4,500 on May 14, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On May 9, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $10,000 (the “Note”) due on May 15, 2018 and bears a 5.00% interest rate. The Company made a payment of $10,500 towards the principal balance and accrued interest of $500 on May 14, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On May 16, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $90,000 (the “Note”) due on May 30, 2018 and bears a 5.00% interest rate. The Company made a payment of $94,500 towards the principal balance and accrued interest of $4,500 on May 23, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On May 24, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $100,000 (the “Note”) due on June 15, 2018 and bears a 5.00% interest rate. The Company made a payment of $105,000 towards the principal balance and accrued interest of $5,000 on March 30, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On June 5, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $100,000 (the “Note”) due on June 30, 2018 and bears a 5.00% interest rate. The Company made a payment of $105,000 towards the principal balance and accrued interest of $5,000 on June 25, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

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D. D’Ambrosio – On June 27, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $120,000 (the “Note”) due on July 18, 2018 and bears a 5.0% interest rate. The Company made a payment of $126,000 towards the principal balance and accrued interest of $6,000 on July 5, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On July 6, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $150,000 (the “Note”) due on August 15, 2018 and bears a 5.00% interest rate. The Company made a payment of $157,500 towards the principal balance and accrued interest of $7,500. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On August 10, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $100,000 (the “Note”) due on August 31, 2018 and bears a 5.00% interest rate. The Company made a payment of $105,000 towards the principal balance and accrued interest of $5,000 on August 29, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On August 31, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $100,000 (the “Note”) due on September 15, 2018 and bears a 5.00% interest rate. The Company made a payment of $105,000 towards the principal balance and accrued interest of $5,000 on September 13, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On September 17, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $100,000 (the “Note”) due on October 5, 2018 and bears a 5.0% interest rate. The Company made a payment of $105,000 towards the principal balance and accrued interest of $5,500 on October 3, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On October 15, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $105,000 (the “Note”) due on October 25, 2018 and bears a 5.0% interest rate. The Company made a payment of $105,000 towards the principal balance and accrued interest of $5,500 on October 30, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On November 13, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $100,000 (the “Note”) due on December 25, 2018 and bears a 5.0% interest rate. The Company made a payment of $105,000 towards the principal balance and accrued interest of $5,000 on December 13, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

D. D’Ambrosio – On December 19, 2018, the Company issued an unsecured Short-Term Promissory Note to D. D’Ambrosio, an immediate family member of a Company officer, in the principal amount of $60,000 (the “Note”) due on January 20, 2019 and bears a 5.0% interest rate. The Company made a payment of $63,000 towards the principal balance and accrued interest of $3,000 on December 31, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

Diamond 80, LLC – On April 3, 2017, the Company issued an unsecured Short-Term Promissory Note to Diamond 80, LLC, an affiliated company controlled by a director of the Company, in the principal amount of $50,000 (the “Note”) due on December 31, 2018 and bears a 5.0% interest rate. The Company made a payment of $1,075 towards the principal balance of $1,000 and accrued interest of $75 on June 30, 2017. As of December 31, 2018, the outstanding balance of the Note was $49,000 and accrued interest was $46,700.

Diamond 80, LLC – On August 20, 2018, the Company issued an unsecured Short-Term Promissory Note to Diamond 80, LLC, an affiliated company controlled by a director of the Company, in the principal amount of $40,000 (the “Note”) due on August 31, 2018 and bears a 50% interest rate. The Company made a payment of $42,000 towards the principal balance and accrued interest of $2,000 on August 29, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

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Francis E. Rich IRA – On January 31, 2018, the Company issued an unsecured Short-Term Promissory Note to Francis E. Rich IRA, an immediate family member of a Company officer, in the principal amount of $100,000 (the “Note”) due on February 14, 2019 and bears a 30.0% interest rate. As of December 31, 2018, the outstanding balance of the Note was $100,000 and accrued interest was $11,301.

GAIA Ltd. – Between December 2011 and October 2012, the Company issued seven unsecured Promissory Notes to GAIA Ltd., an affiliated company controlled by a director of the Company, for a total principal amount of $1,150,000 (the “Notes”) due on demand and bearing 0% per annum interest. The total net proceeds the Company received was $1,150,000. On October 2, 2015, the Company entered into a new convertible note with GAIA Ltd. that matures on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from inception of these Notes in the amount of $724,463 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20 trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $2,524,747 for the remaining derivative liability and of $226,974 for the remaining debt discount. As of December 31, 2018, the gross balance of the note was $1,150,000 and accrued interest was $1,397,071.

Legends Capital Group – Between October 2011 and September 2012, the Company issued eleven unsecured Promissory Notes to Legends Capital Group, an affiliated company controlled by a director of the Company, for a total principal amount of $765,000 (the “Notes”) due on demand and bearing 0% per annum interest. The total net proceeds the Company received was $765,000. On October 2, 2015, the Company entered into a new convertible note with Legends Capital Group that matures on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from inception of these Notes in the amount of $504,806 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20 trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $2,564,130 for the remaining derivative liability and of $150,987 for the remaining debt discount. As of December 31, 2018, the gross balance of the note was $765,000 and accrued interest was $952,237.

Legends Capital Group – On May 16, 2017, the Company issued an unsecured Short-Term Promissory Note to Legends Capital Group, an affiliated company controlled by a director of the Company, in the principal amount of $100,000 (the “Note”) due on July 1, 2017 and bears a 7.0% interest rate. The Company made a payment of $50,000 towards the principal balance and accrued interest of $0 on June 27, 2017. The Company made a payment of $40,000 towards the principal balance on February 28, 2018. The Company made a payment of $10,000 towards the principal balance on May 2, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $7,000.

LW Briggs Irrevocable Trust – Between December 2010 and January 2013, the Company issued eight unsecured Promissory Notes to LW Briggs Irrevocable Trust, an affiliated company controlled by a director of the Company, for a total principal amount of $1,101,000 (the “Notes”) due on demand and bearing 0% per annum interest. The total net proceeds the Company received was $1,101,000. On October 2, 2015, the Company entered into a new convertible note with LW Briggs Irrevocable Trust that matures on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from inception of these Notes in the amount of $814,784 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20 trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $2,564,130 for the remaining derivative liability and of $217,303 for the remaining debt discount. As of December 31, 2018, the gross balance of the note was $1,101,000 and accrued interest was $1,458,733.

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MDL Ventures – The Company entered into an unsecured convertible note payable agreement with MDL Ventures, LLC, which is 100% owned by a Company officer, effective October 1, 2014, due on December 31, 2016 and bears 18% per annum interest, due at maturity. Principal on the convertible note is convertible into common stock at the holder’s option at a price of the lower of $0.99 (0.18 pre-split) or 50% of the lowest three daily volume weighted average prices of the Company’s common stock during the 20 consecutive days prior to the date of conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $1,487,158 for the remaining derivative liability. As of December 31, 2018, the gross balance of the note was $1,204,677 and accrued interest was $0.

Silverbrook Corporation – Between March 2011 and February 2015, the Company issued 23 unsecured Promissory Notes to Silverbrook Corporation, an affiliated company controlled by a director of the Company, for a total principal amount of $2,227,980 (the “Notes”) due on demand and bearing 0% per annum interest. The total net proceeds the Company received was $2,227,980. On October 2, 2015, the Company entered into a new convertible note with Silverbrook Corporation that matures on December 31, 2016 and bears 18% per annum interest. The Company agreed to accrue interest from inception of these Notes in the amount of $1,209,606 and charged this amount to interest expense during the year ended December 31, 2015. The Note is convertible into common stock, at holder’s option, at a price of $0.99 (0.18 pre-split) or a 50% discount to the average of the three lowest VWAP of the common stock during the 20 trading day period prior to conversion. On October 2, 2016, the Company renegotiated the note payable. The convertible feature was removed and the note was extended until December 31, 2018. The Company recognized a gain on the extinguishment of debt of $4,656,189 for the remaining derivative liability and of $439,733 for the remaining debt discount. As of December 31, 2018, the gross balance of the note was $2,227,980 and accrued interest was $2,512,700.

WOC Energy, LLC – On November 6, 2017, the Company issued an unsecured Short-Term Promissory Note to WOC Energy, LLC, an affiliated company controlled by a director of the Company, in the principal amount of $40,000 (the “Note”) due on January 6, 2018 and bears a 4.0% interest rate. As of December 31, 2018, the outstanding balance of the Note was $40,000 and accrued interest was $2,000.

WOC Energy, LLC – On June 5, 2018, the Company issued an unsecured Short-Term Promissory Note to WOC Energy, LLC, an affiliated company controlled by a director of the Company, in the principal amount of $60,000 (the “Note”) due on June 30, 2018 and bears a 5.0% interest rate. The Company made a payment of $63,000 towards the principal balance and accrued interest of $3,000 on June 29, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

WOC Energy, LLC – On July 19, 2018, the Company issued an unsecured Short-Term Promissory Note to WOC Energy, LLC, an affiliated company controlled by a director of the Company, in the principal amount of $70,000 (the “Note”) due on August 15, 2018 and bears a 5.0% interest rate. The Company made a payment of $73,000 towards the principal balance and accrued interest of $3,000 on August 8, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

WOC Energy, LLC – On November 12, 2018, the Company issued an unsecured Short-Term Promissory Note to WOC Energy, LLC, an affiliated company controlled by a director of the Company, in the principal amount of $70,000 (the “Note”) due on December 15, 2018 and bears a 5.0% interest rate. The Company made a payment of $73,500 towards the principal balance and accrued interest of $3,500 on December 19, 2018. As of December 31, 2018, the outstanding balance of the Note was $0 and accrued interest was $0.

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12. Convertible Notes Payable

Convertible notes payable were comprised of the following as of December 31, 2018 and December 31, 2017:

Convertible Notes Payable	December 31, 2018	December 31, 2017
Adar Alef LLC	$105,000	$-
Adar Bays LLC	-	63,000
Antczak Polich Law LLC	430,000	-
Auctus Fund	125,000	110,000
Coolidge Capital	75,000	-
Crossover Capital	82,894	110,500
Crown Bridge Partners	55,000	50,000
Selling Shareholder	150,000	-
Eagle Equities	103,000	63,000
Ema Financial	75,000	112,000
GS Capital Partners	300,000	-
JSJ Investments	100,000	-
Labrys Funding	300,000	-
LG Capital Funding	100,000	52,500
Morningview Financial	55,000	-
Power Up Lending	116,000	98,000
SBI Investments	110,000	-
Silo Equity Partners	-	53,000
Total Convertible Notes Payable	2,281,894	712,000
Less Unamortized Discount	(1,112,499)	(480,233)
Total Convertible Notes Payable, Net of Unamortized Debt Discount	$1,169,395	$231,767

Adar Alef, LLC – On November 19, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Adar Alef, LLC (“Adar Alef”), in the principal amount of $105,000 (the “Note”) due on November 19, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $5,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the year ended December 31, 2018, the Company amortized $12,082 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $105,000 and accrued interest was $967.

Adar Bays, LLC – On December 6, 2017, the Company issued an unsecured Convertible Promissory Note (“Note”) to Adar Bays, LLC (“Adar Bays”), in the principal amount of $63,000 (the “Note”) due on December 6, 2018 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $60,000 (less an original issue discount (“OID”) of $3,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. On May 24, 2018, the Company paid $87,374 to pay off the principal balance of $63,000 and $24,374 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $58,685 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

Adar Bays, LLC – On May 29, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Adar Bays, LLC (“Adar Bays”), in the principal amount of $105,000 (the “Note”) due on May 29, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $5,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. On November 14, 2018, the Company paid $145,693 to pay off the principal balance of $105,000 and $40,693 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $105,000 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

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Auctus Fund – On August 17, 2017, the Company issued an unsecured Convertible Promissory Note (“Note”) to Auctus Fund (“Auctus”), in the principal amount of $110,000 (the “Note”) due on May 17, 2018 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $99,750 (less an original issue discount (“OID”) of $10,250). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 15 trading day period prior to conversion. At any time after the closing date, if the Company’s common stock is not deliverable by DWAC, then an additional 10% discount will apply to all future conversions on this note. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 15% discount while the “Chill” is in effect. On February 5, 2018, the Company paid $156,759 to pay off the principal balance of $110,000 and $46,759 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $55,201 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

Auctus Fund – On December 4, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Auctus Fund (“Auctus”), in the principal amount of $125,000 (the “Note”) due on September 4, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $112,250 (less an original issue discount (“OID”) of $12,750). The Note is convertible into common stock, at holder’s option, at a 50% discount of the lowest trading price of the common stock during the 25 trading day period prior to conversion. At any time after the closing date, if the Company’s common stock is not deliverable by DWAC, then an additional 10% discount will apply to all future conversions on this note. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 15% discount while the “Chill” is in effect. For the year ended December 31, 2018, the Company amortized $12,318 of debt discount to current period operations as interest expense. As of year ended December 31, 2018, the gross balance of the note was $125,000 and accrued interest was $1,110.

Coolidge Capital, LLC – On May 21, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Coolidge Capital, LLC. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $75,000. The total net proceeds the Company received was $70,500 (less an original issue discount (“OID”) of $4,500). The Note has a maturity date of February 21, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $4,500 which will be amortized over the life of the note. On October 31, 2018, the Company paid $101,250 to pay off the principal balance of $75,000 and $26,250 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $4,500 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

Coolidge Capital, LLC – On November 7, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Coolidge Capital, LLC. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $75,000. The total net proceeds the Company received was $70,500 (less an original issue discount (“OID”) of $4,500). The Note has a maturity date of August 7, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $4,500 which will be amortized over the life of the note. For the year ended December 31, 2018, the Company amortized $890 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $75,000 and accrued interest was $1,332.

95

Crossover Capital Fund II, LLC – On November 30, 2017, the Company issued an unsecured Convertible Promissory Note (“Note”) to Crossover Capital Fund II, LLC (“Crossover Capital”), in the principal amount of $110,500 (the “Note”) due on August 30, 2018 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $10,500). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. On May 23, 2018, the Company paid $157,777 to pay off the principal balance of $110,500 and $47,277 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $97,952 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

Crossover Capital Fund II, LLC – On July 10, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Crossover Capital Fund II, LLC (“Crossover Capital”), in the principal amount of $82,894 (the “Note”) due on April 10, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $75,000 (less an original issue discount (“OID”) of $7,894). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the year ended December 31, 2018, the Company amortized $52,641 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $82,894 and accrued interest was $4,742.

Crown Bridge Partners – On August 10, 2017, the Company issued an unsecured Convertible Promissory Note (“Note”) to Crown Bridge Partners (“Crown Bridge”), in the principal amount of $50,000 (the “Note”) due on August 10, 2018 and bears 10% per annum interest, due at maturity. The total net proceeds the Company received was $43,000 (less an original issue discount (“OID”) of $7,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. The Company issued 100,000 warrants to purchase shares of common stock.in connection with this note. The warrants have a five year life and an exercise price of $0.75 per share. On January 24, 2018, the Company paid $74,623 to pay off the principal balance of $50,000 and $24,623 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $30,411 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

Crown Bridge Partners – On May 11, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Crown Bridge Partners (“Crown Bridge”), in the principal amount of $50,000 (the “Note”) due on May 11, 2019 and bears 5% per annum interest, due at maturity. The total net proceeds the Company received was $43,000 (less an original issue discount (“OID”) of $7,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. At any time after the closing date, if the Company’s common stock is not deliverable by DWAC, then an additional 10% discount will apply to all future conversions on this note. The Company issued 100,000 warrants to purchase shares of common stock.in connection with this note. The warrants have a five year life and an exercise price of $0.75 per share. On October 24, 2018, the Company paid $73,651 to pay off the principal balance of $50,000 and $23,651 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $50,000 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

Crown Bridge Partners – On October 25, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Crown Bridge Partners (“Crown Bridge”), in the principal amount of $55,000 (the “Note”) due on May 11, 2019 and bears 5% per annum interest, due at maturity. The total net proceeds the Company received was $47,000 (less an original issue discount (“OID”) of $8,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. If the conversion price drops below $0.15 per share, then the conversion price will be 50% of the trading price. The Company issued 100,000 warrants to purchase shares of common stock.in connection with this note. The warrants have a five year life and an exercise price of $0.75 per share. For the year ended December 31, 2018, the Company amortized $10,096 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $55,000 and accrued interest was $505.

96

Selling Shareholder – On August 2, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to the Selling Shareholder, in the principal amount of $150,000 (the “Note”) due on August 2, 2020 and bears 10% (24% default) per annum interest, due at maturity. The total net proceeds the Company received was $150,000. The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. If at any time while the note is outstanding, an event of default occurs, then an additional discount of 10% shall be factored into the variable conversion price until the note is no longer outstanding. For the year ended December 31, 2018, the Company amortized $30,985 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $150,000 and accrued interest was $6,205.

Eagle Equities, LLC – On December 12, 2017, the Company issued an unsecured Convertible Promissory Note (“Note”) to Eagle Equities, LLC (“Eagle Equities”), in the principal amount of $63,000 (the “Note”) due on December 12, 2018 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $60,000 (less an original issue discount (“OID”) of $3,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. On June 5, 2018, the Company paid $91,564 to pay off the principal balance of $63,000 and $28,564 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $59,721 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

Eagle Equities, LLC – On June 8, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Eagle Equities, LLC (“Eagle Equities”), in the principal amount of $103,000 (the “Note”) due on June 8, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $3,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. On December 7, 2018, the Company paid $149,826 to pay off the principal balance of $103,000 and $46,826 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $103,000 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

Eagle Equities, LLC – On December 12, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Eagle Equities, LLC (“Eagle Equities”), in the principal amount of $103,000 (the “Note”) due on December 12, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $3,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the year ended December 31, 2018, the Company amortized $5,362 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $103,000 and accrued interest was $429.

EMA Financial – On December 5, 2017, the Company issued an unsecured Convertible Promissory Note (“Note”) to EMA Financial, in the principal amount of $112,000 (the “Note”) due on December 5, 2018 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $100,800 (less an original issue discount (“OID”) of $11,200). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. However, if the Company’s share price at any time loses the bid, then the conversion price may, in the Holder’s sole and absolute discretion, be reduced to a fixed conversion price of $0.00001 (if lower than the conversion price otherwise), and provided, that if on the date of delivery of the conversion shares to the Holder, or any date thereafter while conversion shares are held by the Holder, the closing bid price per share of common stock on the principal market on the trading day on which the common shares are traded is less than the sale price used to calculate the conversion price, then such conversion price shall be automatically reduced using the new low closing bid price and additional shares issued to the Holder. In the event the Company experiences a DTC “Chill” on its shares, or if the closing sale price at any time falls below $0.145, then the conversion price shall be decreased an additional 15% discount. At any time after the closing date, if the Company’s common stock is not deliverable by DWAC, then an additional 5% discount will apply to all future conversions on this note. On June 4, 2018, the Company paid $160,080 to pay off the principal balance of $112,000 and $48,080 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $104,022 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

97

EMA Financial – On October 23, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to EMA Financial, in the principal amount of $75,000 (the “Note”) due on July 23, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $67,500 (less an original issue discount (“OID”) of $7,500). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. However, if the Company’s share price at any time loses the bid, then the conversion price may, in the Holder’s sole and absolute discretion, be reduced to a fixed conversion price of $0.00001 (if lower than the conversion price otherwise), and provided, that if on the date of delivery of the conversion shares to the Holder, or any date thereafter while conversion shares are held by the Holder, the closing bid price per share of common stock on the principal market on the trading day on which the common shares are traded is less than the sale price used to calculate the conversion price, then such conversion price shall be automatically reduced using the new low closing bid price and additional shares issued to the Holder. In the event the Company experiences a DTC “Chill” on its shares, or if the closing sale price at any time falls below $0.047, then the conversion price shall be decreased an additional 15% discount. At any time after the closing date, if the Company’s common stock is not deliverable by DWAC, then an additional 15% discount will apply to all future conversions on this note. For the year ended December 31, 2018, the Company amortized $18,956 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $75,000 and accrued interest was $1,701.

GS Capital Partners – On February 1, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to GS Capital Partners (“GS Capital”), in the principal amount of $80,000 (the “Note”) due on February 1, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $76,000 (less an original issue discount (“OID”) of $4,000). The Note is convertible into common stock, at holder’s option, at a 42% discount of the lowest closing price of the common stock during the 12 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. On July 30, 2018, the Company paid $107,156 to pay off the principal balance of $80,000 and $27,156 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $80,000 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

GS Capital Partners – On June 8, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to GS Capital Partners (“GS Capital”), in the principal amount of $80,000 (the “Note”) due on June 8, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $76,000 (less an original issue discount (“OID”) of $4,000). The Note is convertible into common stock, at holder’s option, at a 42% discount of the lowest closing price of the common stock during the 12 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. On December 4, 2018, the Company paid $107,174 to pay off the principal balance of $80,000 and $27,174 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $80,000 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

GS Capital Partners – On August 1, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to GS Capital Partners (“GS Capital”), in the principal amount of $100,000 (the “Note”) due on August 1, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $95,000 (less an original issue discount (“OID”) of $5,000). The Note is convertible into common stock, at holder’s option, at a 42% discount of the lowest closing price of the common stock during the 12 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the year ended December 31, 2018, the Company amortized $41,043 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $100,000 and accrued interest was $3,332.

GS Capital Partners – On November 28, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to GS Capital Partners (“GS Capital”), in the principal amount of $200,000 (the “Note”) due on November 28, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $190,000 (less an original issue discount (“OID”) of $10,000). The Note is convertible into common stock, at holder’s option, at a 42% discount of the lowest closing price of the common stock during the 12 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. For the year ended December 31, 2018, the Company amortized $18,082 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $200,000 and accrued interest was $1,447.

98

JSJ Investments – On January 24, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to JSJ Investments (“JSJ”), in the principal amount of $60,000 (the “Note”) due on January 24, 2019 and bears 12% per annum interest (default interest increases to 18% while default continues), due at maturity. The total net proceeds the Company received was $58,000 (less an original issue discount (“OID”) of $2,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. On May 18, 2018, the Company paid $83,111 to pay off the principal balance of $60,000 and $23,111 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $60,000 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

JSJ Investments – On May 16, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to JSJ Investments (“JSJ”), in the principal amount of $128,000 (the “Note”) due on May 16, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $125,000 (less an original issue discount (“OID”) of $3,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. On November 13, 2018, the Company paid $173,933 to pay off the principal balance of $128,000 and $45,933 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $128,000 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

JSJ Investments – On November 9, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to JSJ Investments (“JSJ”), in the principal amount of $100,000 (the “Note”) due on November 9, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $98,000 (less an original issue discount (“OID”) of $2,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. For the year ended December 31, 2018, the Company amortized $14,247 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $100,000 and accrued interest was $1,710.

Labrys Fund LP – On May 25, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with LABRYS FUND, LP (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $114,500. The Note has a maturity date of November 25, 2018 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $14,500). The Company has the right to prepay the Note, provided it makes a payment to the Purchaser as set forth in the Note within 180 days of its Issue Date. The transactions described above closed on May 25, 2018. In connection with the issuance of the Note, the Company issued to the Purchaser 316,298 shares of its common stock (the “Returnable Shares”) that shall be returned to the Company’s treasury if the Note is fully repaid and satisfied. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of $0.30 as set forth in the Note, subject to adjustment as set forth in the Note if the Note is in Default. The Default Note Conversion Price is a 45% discount of the lowest trading price of the common stock during the 30 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 15% discount on all future conversions. The Company issued 55,250 shares of common stock in connection with this note, which were valued at $10,498 and recorded as part of the debt discount. The Company recognized a debt discount on this note of $40,121 which will be amortized over the life of the note. On October 31, 2018, the Company paid $125,484 to pay off the principal balance of $114,500 and $10,984 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $40,121 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

99

Labrys Fund LP – On October 26, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with LABRYS FUND, LP (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $300,000. The Note has a maturity date of April 26, 2018 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The total net proceeds the Company received was $270,000 (less an original issue discount (“OID”) of $30,000). The Company has the right to prepay the Note, provided it makes a payment to the Purchaser as set forth in the Note within 180 days of its Issue Date. The transactions described above closed on October 26, 2018. In connection with the issuance of the Note, the Company issued to the Purchaser 1,362,398 shares of its common stock (the “Returnable Shares”) that shall be returned to the Company’s treasury if the Note is fully repaid and satisfied. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of $0.11 as set forth in the Note, subject to adjustment as set forth in the Note if the Note is in Default. The Default Note Conversion Price is a 45% discount of the lowest trading price of the common stock during the 30 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 15% discount on all future conversions. The Company issued 235,000 shares of common stock in connection with this note, which were valued at $28,200 and recorded as part of the debt discount. The Company recognized a debt discount on this note of $85,473 which will be amortized over the life of the note. For the year ended December 31, 2018, the Company amortized $30,996 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $300,000 and accrued interest was $6,510.

LG Capital Funding – On September 9, 2017, the Company issued an unsecured Convertible Promissory Note (“Note”) to LG Capital Funding (“LG Cap”), in the principal amount of $52,500 (the “Note”) due on September 7, 2018 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $50,000 (less an original issue discount (“OID”) of $2,500). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. On March 9, 2018, the Company paid $76,400 to pay off the principal balance of $52,500 and $23,900 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $35,959 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

LG Capital Funding – On June 8, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to LG Capital Funding (“LG Cap”), in the principal amount of $75,000 (the “Note”) due on June 8, 2019 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $71,250 (less an original issue discount (“OID”) of $3,750). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. On December 3, 2018, the Company paid $103,045 to pay off the principal balance of $75,000 and $28,045 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $3,750 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

LG Capital Funding – On December 7, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to LG Capital Funding (“LG Cap”), in the principal amount of $100,000 (the “Note”) due on December 7, 2019 and bears 10% per annum interest, due at maturity. The total net proceeds the Company received was $85,000 (less an original issue discount (“OID”) of $15,000). The Note is convertible into common stock, at holder’s option, for the first 6 months at a fixed price of $0.18 per share and after that date at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount on all future conversions. The Company issued 39,473 shares of common stock in connection with this note, which were valued at $7,500 and recorded as part of the debt discount. The Company recognized a debt discount on this note of $22,500 which will be amortized over the life of the note. For the year ended December 31, 2018, the Company amortized $1,479 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $100,000 and accrued interest was $658.

100

Morningview Financial – On November 26, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to Morningview Financial (“Morningview”), in the principal amount of $55,000 (the “Note”) due on November 26, 2019 and bears 10% per annum interest, due at maturity. The total net proceeds the Company received was $47,500 (less an original issue discount (“OID”) of $7,500). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. For the year ended December 31, 2018, the Company amortized $5,274 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $55,000 and accrued interest was $527.

Power Up Lending Group – On August 18, 2017, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $35,000. The total net proceeds the Company received was $32,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of May 30, 2018 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of the greater of the fixed conversion price of or a variable conversion price as set forth in the Note. The fixed conversion price is $0.00009. The variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $3,000 which will be amortized over the life of the note. On January 31, 2018, the Company paid $49,767 to pay off the principal balance of $35,000 and $14,767 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $1,579 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

On December 5, 2017, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $63,000. The total net proceeds the Company received was $60,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of September 15, 2018 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of the greater of the fixed conversion price of or a variable conversion price as set forth in the Note. The fixed conversion price is $0.00009. The variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $3,000 which will be amortized over the life of the note. On June 5, 2018, the Company paid $89,943 to pay off the principal balance of $63,000 and $26,943 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $2,725 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

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On February 1, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $43,000. The total net proceeds the Company received was $40,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of November 15, 2018 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of the greater of the fixed conversion price of or a variable conversion price as set forth in the Note. The fixed conversion price is $0.00009. The variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $3,000 which will be amortized over the life of the note. On July 12, 2018, the Company paid $60,531 to pay off the principal balance of $43,000 and $17,531 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $3,000 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

On June 5, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $63,000. The total net proceeds the Company received was $60,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of March 30, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of the greater of the fixed conversion price of or a variable conversion price as set forth in the Note. The fixed conversion price is $0.00009. The variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $3,000 which will be amortized over the life of the note. On October 22, 2018, the Company paid $86,824 to pay off the principal balance of $63,000 and $23,824 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $3,000 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

On July 12, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $53,000. The total net proceeds the Company received was $50,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of April 30, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of the greater of the fixed conversion price of or a variable conversion price as set forth in the Note. The fixed conversion price is $0.00009. The variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $3,000 which will be amortized over the life of the note. For the year ended December 31, 2018, the Company amortized $1,767 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $53,000 and accrued interest was $2,997.

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On October 22, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with POWER UP LENDING GROUP LTD. (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate amount of $63,000. The total net proceeds the Company received was $60,000 (less an original issue discount (“OID”) of $3,000). The Note has a maturity date of July 30, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of the greater of the fixed conversion price of or a variable conversion price as set forth in the Note. The fixed conversion price is $0.00009. The variable conversion price is 61% (39% discount) of the market price. Market price is the average of the lowest two trading prices in a ten trading day look back period. The company recognized a debt discount on this note of $3,000 which will be amortized over the life of the note. For the year ended December 31, 2018, the Company amortized $747 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $63,000 and accrued interest was $1,450.

SBI Investments – On December 17, 2018, the Company issued an unsecured Convertible Promissory Note (“Note”) to SBI Investments, LLC (“SBI”), in the principal amount of $110,000 (the “Note”) due on June 17, 2019 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $100,000 (less an original issue discount (“OID”) of $10,000). The Note is convertible into common stock, at holder’s option, at a 50% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. At any time after the closing date, if the Company’s common stock is not deliverable by DWAC, then an additional 10% discount will apply to all future conversions on this note. If at any time while the note is outstanding, an event of default occurs, then an additional discount of 15% shall be factored into the variable conversion price until the note is no longer outstanding. For the year ended December 31, 2018, the Company amortized $8,462 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $110,000 and accrued interest was $338.

Silo Equity Partners – On August 22, 2017, the Company issued an unsecured Convertible Promissory Note (“Note”) to Silo Equity Partners (“Silo”), in the principal amount of $53,000 (the “Note”) due on August 22, 2018 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $50,000 (less an original issue discount (“OID”) of $3,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. On February 9, 2018, the Company paid $77,030 to pay off the principal balance of $53,000 and $24,030 in accrued interest and prepayment penalty. For the year ended December 31, 2018, the Company amortized $34,268 of debt discount to current period operations as interest expense. As of December 31, 2018, the gross balance of the note was $0 and accrued interest was $0.

13. Stockholders’ Deficit

Common Stock

On January 20, 2017, 15,000 shares of common stock were issued to Brunson Chandler & Jones PLLC as payment for legal services performed for the Company. These shares were valued at $0.555 per share for a value of $8,325.The Company recognized a loss on settlement of debt of $3,325.

On March 8, 2017, in connection with the issuance of the Note to Labrys Fund LP, the Company issued to the Note Purchaser 127,910 shares of its common stock that shall be returned to the Company’s treasury if the Note is fully repaid and satisfied. These shares were returned to the Company and immediately canceled in August 2017.

On March 29, 2017, a shareholder returned 3,120 shares of common stock to the Company for cancellation. There was no cost to the Company for these shares.

On April 6, 2017, a shareholder returned 15,600 shares of common stock to the Company for cancellation. There was no cost to the Company for these shares.

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From April through July 2017, the Company issued 57,891 shares of common stock to Red Cloud Klondike Strike, Inc. for investor relations per a consulting agreement. These shares were payment for $20,000 in services and were valued at the stock price on the last day of each month.

On July 21, 2017, 600,000 shares of common stock were issued to Trent D’ambrosio for the conversion of $150,000 of the MDL Ventures note payable. These shares were valued at $0.25 per share.

On August 13, 2017, the Company issued 20,000 shares of common stock to Sandeep Sull for website design per a consulting agreement. These shares were payment for $7,000 in services and were valued at $0.35 per share.

On August 23, 2017, the Company issued 200,000 shares of common stock to John Bushnell for $35,000 in cash. These shares were valued at $0.175 per share.

On August 31, 2017, the Company issued 80,000 shares of common stock to John Bushnell for $14,000 in cash. These shares were valued at $0.175 per share.

On January 1, 2018, 760,000 shares of common stock were issued to officers, former officers and members of the board of directors of the Company as payment for consulting services performed. These shares were valued at $0.2846 per share for a value of $216,296.

On March 30, 2018, 20,000 shares of common stock were issued to a former officers and members of the board of directors of the Company as part of a settlement agreement. These shares were valued at $0.2846 per share for a value of $5,692.

On January 30, 2018, the Company issued 250,000 shares of common stock for $27,500 in cash. These shares were valued at $0.11 per share.

On March 30, 2018, the Company issued 36,385 shares for services performed per a consulting agreement in 2015. These shares were valued and expensed based on quoted market prices at that time. These shares had never been issued.

On May 25, 2018, in connection with the issuance of the Note to Labrys Fund LP, the Company issued to the Note Purchaser 55,250 shares of its common stock as commitment shares for the issuance of the note. These shares were valued at $0.19 per share for a total value of $10,498.

On May 27, 2018, the Company entered into a Settlement Agreement with a consultant through which the consultant agreed to return 36,364 shares of common stock to the Company. The 36,364 shares were returned to the Company and were immediately cancelled.

On June 28, 2018, the Company issued 100,000 shares of common stock to Justin Wilson per a consulting agreement. These shares were payment for services and were valued at $0.1601 per share for a total value of $16,010.

On July 3, 2018, 100,000 shares of common stock were issued to a member of the board of directors of the Company as part of a settlement agreement for consulting services. These shares were valued at $0.1601 per share for a value of $16,010. The Company recognized a loss on this settlement of $8,510 and reduced payables by $7,500.

On July 18, 2018, the Company issued 200,000 shares of common stock for $14,500 in cash. These shares were valued at $0.725 per share.

On September 24, 2018, the Company entered into a Settlement Agreement with a consultant through which the consultant agreed to return 450,000 shares of common stock to the Company. The 450,000 shares were returned to the Company and were immediately cancelled.

On September 28, 2018, 600,000 shares of common stock were issued to officers, former officers and members of the board of directors of the Company as payment for consulting services performed. These shares were valued at $0.1891 per share for a value of $113,460.

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On October 26, 2018, in connection with the issuance of the Note to Labrys Fund LP, the Company issued to the Note Purchaser 235,000 shares of its common stock as commitment shares for the issuance of the note. These shares were valued at $0.12 per share for a total value of $28,200.

On December 7, 2018, in connection with the issuance of the Note to LG Capital Funding, LLC, the Company issued to the Note Purchaser 39,473 shares of its common stock as commitment shares for the issuance of the note. These shares were valued at $0.19 per share for a total value of $7,499.

Warrants

On July 1, 2017, the Company issued 400,000 warrants associated with an investor relations agreement to Red Cloud Klondike Strike, Inc. The warrants have a two year life and are exercisable at 100,000 warrants at $0.55 per share, 100,000 warrants at $0.65 per share and 200,000 warrants at $0.75 per share.

During the year ended December 31, 2017, 34,048 three year warrants expired without being exercised. These warrants had an exercise price of $4.95.

On January 1, 2018, the Company issued 100,000 warrants associated with the issuance of a convertible note payable to Crown Bridge Partners, LLC. The warrants have a five year life and are exercisable at $0.75 per share.

On May 11, 2018, the Company issued 100,000 warrants associated with the issuance of a convertible note payable to Crown Bridge Partners, LLC. The warrants have a five year life and are exercisable at $0.75 per share.

On October 25, 2018, the Company issued 100,000 warrants associated with the issuance of a convertible note payable to Crown Bridge Partners, LLC. The warrants have a five year life and are exercisable at $0.75 per share.

The following tables summarize the warrant activity during the years ended December 31, 2018 and 2017:

Stock Warrants	Number of Warrants	Weighted Average Exercise Price
Balance at December 31, 2016	277,685	$3.08
Granted	500,000	0.70
Exercised	-	-
Forfeited	(34,048)	4.95
Balance at December 31, 2017	743,637	1.28
Granted	300,000	0.75
Exercised	-	-
Forfeited	-	-
Balance at December 31, 2018	1,043,637	$1.12

2018 Outstanding Warrants				Warrants Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2018	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2018	Weighted Average Exercise Price
$0.50 - 6.88	1,043,637	1.62 years	$1.12	1,043,637	$1.12

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14. Net Loss Per Common Share

Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted income (loss) per share reflects the potential dilution that could occur if stock options, warrants, and convertible securities to issue common stock were exercised or converted into common stock, if not anti-dilutive. The following is a reconciliation of the numerator and denominator used in the basic and diluted computation of net income per share:

	Year Ended December 31,
	2018	2017
Numerator:
Net Loss	$(5,627,050)	$(3,384,527)
Non-Controlling Interest	1,036	369
Loss available to Controlling Shareholders	$(5,626,014)	$(3,384,158)

Denominator:
Basic Weighted Average Shares Outstanding	53,501,213	51,635,405
Effect of Dilutive Securities	-	-
Diluted Weighted Average Shares Outstanding	53,501,213	51,635,405

Net Loss per Common Share:
Basic	$(0.11)	$(0.07)
Diluted	$(0.11)	$(0.07)

15. Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The provision for income tax expense (recovery) is comprised the following amounts:

	2018	2017
Expected income tax (recovery) expense at the statutory rate of 34%	$(1,913,197)	$(1,150,739)
Tax effect of expenses that are not deductible for tax purposes (net of other amounts deductible for tax purposes)	1,971	2,166
Change in valuation allowance	1,911,226	1,148,573
Provision for income taxes	$-	$-

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The components of deferred income tax in the accompanying balance sheets are as follows:

Deferred income tax asset:	2018	2017
Net operating loss carry-forwards	$7,277,496	$4,562,365
Section 195 Startup Costs	1,393,346	1,393,346
Other	-	-
Debt Discount	(859,485)	(245,244)
Derivative Liability	(333,051)	(143,387)
Mineral Property	-	-
Valuation allowance	(7,478,306)	(5,567,080)
Deferred income taxes	$-	$-

As of December 31, 2018 and December 31, 2017, the Company had net operating loss carryforwards for U.S. federal income tax purposes of approximately $7,277,500 and $4,562,000 million, respectively. A portion of the federal amount, $1,710,000, is subject to an annual limitation of approximately $17,000 as a result of a change in the Company’s ownership through February 2013, as defined by Federal Internal Revenue Code Section 382 and the related income tax regulations. As a result of the 20-year federal carryforward period and the limitation, approximately, $1,400,000 of the net operating loss will expire unutilized. These net operating loss carry-forwards will expire through the year ending 2038.

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carry-forwards before they will expire through the year 2038.

The Company is subject to income tax in the U.S. federal jurisdiction. The Company has not been audited by the U.S. Internal Revenue Service in connection with income taxes. The Company’s tax years beginning with the year ended June 30, 2011 through December 31, 2018 generally remain open to examination by the Internal Revenue Service until its net operating loss carryforwards are utilized and the applicable statutes of limitation have expired.

16. Related Party Transactions

Consulting Agreement – In February 2014, the Company entered into a consulting agreement with a stockholder/director. The Company agreed to pay $18,000 per month for twelve months. This agreement was renegotiated in October 2017 and the Company agreed to pay the stockholder/director $25,000 per month starting in October 2017. This agreement was superseded by an Employment Agreement as of July 1, 2018 (see Employment Agreements below). As of December 31, 2018, the Company owed $1,035,000 to the stockholder/director in accrued consulting fees.

Employment Agreements – Effective as of December 31, 2017, the Company entered into a Settlement Agreement with Michael Ahlin through which he agreed to receive 20,000 shares of common stock in exchange for waiving all amounts owed by the Company.

Mr. Cluff currently serves as a director of the Company and has a separate agreement as a consultant of the Company effective as of October 2, 2015.

The Company has an employment agreement with its chief executive officer, Trent D’Ambrosio. The employment agreement was effective as of July 1, 2018 and provides for compensation of $450,000 annually. Additionally, the employment agreement provides for equity compensation to be issued valued at $5,000 per month and an optional annual bonus of up to $4,500,000 to be determined by the Board of Directors.

Notes Payable – The Company took several short-term notes payable from related parties during 2017. The Company received $1,813,200 in cash from related parties and paid out $2,550,006 in cash to related parties on notes payable.

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17. Commitments and Contingencies

Litigation

The Company at times is subject to other legal proceedings that arise in the ordinary course of business. The following is a summary of pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of operations of the Company.

On January 26, 2017, the Company was served a copy of a complaint filed by Danzig Ltd. (“Danzig”) and Brett Bertolami (“Bertolami”) in the United States District Court for the Western District of North Carolina, Statesville Division. This matter was dismissed for lack of personal jurisdiction in an Order and Judgment dated March 28, 2018.

On June 12, 2017, Danzig Ltd, filed an arbitration in Boston, Massachusetts, with the American Arbitration Association (AAA) against the Company and two if its officers and directors (Trent D’Ambrosio and Michael Ahlin). Messrs. D’Ambrosio and Ahlin were dismissed on the ground that they were not proper parties to the Arbitration. A hearing occurred the week of April 9, 2018. On October 24, 2018, a Final Award was issued dismissing all claims asserted by Danzig against Inception and awarding Inception $361,710.74 in fees and costs.

On July 20, 2017, Elliott Foxcroft filed an AAA arbitration in Salt Lake City, Utah, against the Company and two if its officers and directors (Trent D’Ambrosio and Michael Ahlin). On November 16, 2018, Order No. 7 Dismissing Claims of Claimant [Foxcroft] with Prejudice Under AAA Rule 57, and Granting Motion to Dismiss [Inception’s] Counterclaims without Prejudice was entered. This concluded this arbitration as the claims asserted by Foxcroft against Inception were dismissed with prejudice, and Inception’s claims were dismissed without prejudice.

On August 22, 2017, the Company and two of its officers and directors (Trent D’Ambrosio and Michael Ahlin) filed a complaint against Danzig Ltd., Elliott Foxcroft, and Brett Bertolami in the United States District Court, District of Utah, Central Division. On November 29, 2018 the United States District Court for the District of Utah entered an order denying Inception’s motion to dismiss Defendants’ Counterclaim but required the Defendants (Danzig, ltd, Bertalomi, and Foxcroft) to file a more definite statement of their claims by December 14, 2018. The ordered filing was not made and Inception filed another motion to dismiss. The dismissal of the counterclaim with prejudice was entered on January 15, 2019. A final Amended Judgment in a Civil Case was entered in the case on February 13, 2019 which also included confirmation of the order and award entered in the Boston and Salt Lake arbitrations, respectively.

One of the Company’s subsidiaries, Compañía Minera Clavo Rico, S.A. de C.V., has been served with notice of a labor dispute brought in Honduras by one of the Company’s former employees. The complaint alleges that the former employee was terminated from his position with the Company’s subsidiary and is entitled to certain statutory compensation. The Company has responded with its assertion that the employee voluntarily resigned and was not involuntarily terminated. The case was heard in Honduras by a labor judge and the Company has appealed the ruling in this case.

In the opinion of management, as of December 31, 2017, the amount of ultimate liability with respect to such matters, if any, is not likely to have a material impact on the Company’s business, financial position, results of operations or liquidity. However, as the outcome of litigation and other claims is difficult to predict significant changes in the estimated exposures could exist.

18. Concentrations

We generally sell a significant portion of our mineral production to a relatively small number of customers. For the year ended December 31, 2018, most of our consolidated product revenues were attributable to A-Mark Precious Metals and to Asahi Refining, Inc., our current and only two customers as of December 31, 2018. We are not dependent upon any one purchaser and have alternative purchasers readily available at competitive market prices if there is a disruption in services or other events that cause us to search for other ways to sell our production.

The Company currently is producing all of its precious metals from one mine located in Honduras. This location has most of the Company’s fixed assets and inventories. It would cause considerable disruption to the Company’s operations and revenue if this mine was disrupted or closed.

19. Subsequent Events

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events,” through April 1, 2019, the date which the consolidated financial statements were available to be issued and there are no material subsequent events, except as noted below.

On January 14, 2019, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with LABRYS FUND, LP (the “Purchaser”), pursuant to which the Company issued to the Purchaser a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $282,000. The Note has a maturity date of July 14, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The total net proceeds the Company received was $253,800 (less an original issue discount (“OID”) of $28,200). The Company has the right to prepay the Note, provided it makes a payment to the Purchaser as set forth in the Note within 180 days of its Issue Date. The transactions described above closed on January 14, 2019. In connection with the issuance of the Note, the Company issued to the Purchaser 1,000,000 shares of its common stock (the “Returnable Shares”) that shall be returned to the Company’s treasury if the Note is fully repaid and satisfied. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of $0.11 as set forth in the Note, subject to adjustment as set forth in the Note if the Note is in Default. The Default Note Conversion Price is a 45% discount of the lowest trading price of the common stock during the 30 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 15% discount on all future conversions. The Company issued 130,000 shares of common stock in connection with this note as commitment shares.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses relating to the registration of the securities will be borne by the Registrant. Such expenses are estimated to be as follows: The following table sets forth an itemized statement of all cash expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee*	$817.80
Legal fees	$12,500.00
Accounting fees and expense	$1,500.00
Transfer agent fee	$500.00
Miscellaneous	$1,000.00
Total	$16,317.80

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Reference is made to “Certain Related Party Transactions” and “Description of Securities” contained in the Prospectus relating to the indemnification of Registrant’s officers, directors, stockholders, employees and affiliates. The Registrant is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approves such indemnification after being appraised of relevant regulatory positions on indemnification.

Specifically, each director or officer of Registrant will be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he is involved by reason of the fact that he is or was a director or officer of Registrant; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in the best interests of Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of Registrant, the director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to us unless a court determines otherwise.

The foregoing summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Articles of Incorporation and the Bylaws of the Registrant.

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

109

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Article V of the Registrant’s Bylaws provides for the indemnification ofits directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action or suit based on their position with the Company if the individual acted in good faith and in a manner not opposed to the best interests of the Company. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless a court determines indemnification is fair and reasonable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On July 15, 2016, the Company issued 9,090 shares of common stock to Jonathan Shane per a negotiated debt settlement agreement. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On July 29, 2016, 881,057 shares of common stock were issued for the conversion of debt obligation to Trent D’Ambrosio. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 3(a)(9) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On August 8, 2016, the Company issued 150,000 shares of common stock to Red Rock Marketing Media, Inc. pursuant to a consulting agreement. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On September 6, 2016, the Company issued 150,000 shares of common stock per the consulting agreement with Red Rock Marketing Media, Inc. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On October 3, 2016, the Company issued 150,000 shares of common stock per the consulting agreement with Red Rock Marketing Media, Inc. These shares were valued at $0.57 per share for a value of $85,500. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On December 30, 2016, 500,000 shares of common stock were issued for the conversion of debt obligation to related parties. These shares were valued at $0.63 per share for a total of $315,000. The amount of the debt converted was $100,000 and the Company recognized a loss on the extinguishment of debt of $215,000. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 3(a)(9) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On December 30, 2016, 615,000 shares of common stock were issued to officers, former officers and members of the board of directors of the Company as payment for consulting services performed. These shares were valued at $0.4353 per share for a value of $267,791.These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On December 30, 2016, the Company issued 51 shares of preferred Series A stock to the chief executive officer for services rendered.

On January 20, 2017, 15,000 shares of common stock were issued to Brunson Chandler & Jones PLLC as payment for legal services performed for the Company in December 2016. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On March 8, 2017, 127,910 shares of common stock were issued to Labrys Fund LP as a refundable security deposit for funds loaned to the Company. These shares will be returned to the Company if the Company does not default on the loan. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

110

On July 21, 2017, 600,000 shares of common stock were issued for the conversion of debt obligation to MDL Ventures LLC assigned to Trent D’Ambrosio. The amount of the debt converted was $150,000. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 3(a)(9) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On August 13, 2017, 20,000 shares of common stock were issued to Sandeep Sull as payment for web development services performed for the Company through August 13, 2017. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On August 21, 2017, 57,891 shares of common stock were issued to Red Cloud Klondike Strike, Inc. as payment for investor relations services performed from April 2017 through July 2017. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On August 23, 2017, Labrys Fund LP returned 127,910 shares of common stock of the Company that were being held as a security deposit.

On August 23, 2017, 200,000 shares of common stock of the Company were issued to John Bushnell for a cash payment of $35,000 or $0.175 per share. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On August 31, 2017, 80,000 shares of common stock of the Company were issued to John Bushnell for a cash payment of $14,000 or $0.175 per share. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On January 1, 2018, 600,000 shares of common stock were issued to Trent D’Ambrosio as payment for services performed for the Company. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On January 1, 2018, 50,000 shares of common stock were issued to Whit Cluff as payment for services performed for the Company. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On January 1, 2018, 10,000 shares of common stock were issued to Rod Sperry as payment for services performed for the Company. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On January 1, 2018, 100,000 shares of common stock were issued to Kyle Pickar as payment for services performed for the Company. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On January 1, 2018, 20,000 shares of common stock were issued to Michael Ahlin as a settlement for all amounts owed to him by the Company. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 3(a)(9) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

111

On January 30, 2018, 250,000 shares of common stock of the Company were issued to John Bushnell for a cash payment of $27,500 or $0.11 per share. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On May 25, 2018, the Company entered into a Securities Purchase Agreement with Labrys Fund, LP (the “Purchaser”), pursuant to which the Company issued a Convertible Promissory Note in the aggregate principal amount of $114,500. In connection with the issuance of the Note, the Company issued to the Purchaser 316,298 shares of its common stock as a refundable security deposit for funds loaned to the Company. These shares will be returned to the Company if the Company does not default on the loan.

In connection with the issuance of the Note to Labrys Fund LP, the Company issued to the Note Purchaser 55,250 shares of its common stock as commitment shares for the issuance of the note. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On June 28, 2018, the Company issued 100,000 shares of common stock to Justin Wilson for services rendered as a consultant. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On July 3, 2018, the Company issued 100,000 shares of common stock to its director, Whitney Cluff. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On July 19, 2018, 200,000 shares of common stock of the Company were issued to John Bushnell for a cash payment of $14,500 or $0.725 per share. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On September 26, 2018, 450,000 shares of common stock of the company once issued to Red Rock Marketing and Media, Inc. were cancelled pursuant to a court order obtained by the Company.

On September 28, 2018, the Company issued shares of common stock to its directors, officer, and certain consultants for their service to the Company. Trent D’Ambrosio was issued 500,000 shares of common stock, Whitney Cluff was issued 25,000 shares of common stock, Rodney Sperry was issued 25,000 shares of common stock and Kyle Pickard was issued 50,000 shares of common stock. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On October 22, 2018, the Company entered into a Securities Purchase Agreement with POWER UP LENDING GROUP LTD., pursuant to which the Company issued to the Purchaser a Convertible Promissory Note in the aggregate amount of $63,000. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On October 23, 2018, the Company issued an unsecured Convertible Promissory Note to EMA Financial, in the principal amount of $75,000 due on July 23, 2019 and bears 12% per annum interest, due at maturity. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On October 25, 2018, the Company issued an unsecured Convertible Promissory Note to Crown Bridge Partners, in the principal amount of $55,000 due on October 25, 2019 and bears 5% per annum interest, due at maturity. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On October 26, 2018, the Company entered into a Securities Purchase Agreement with LABRYS FUND, LP, pursuant to which the Company issued to the Purchaser a Convertible Promissory Note in the aggregate principal amount of $300,000. The Note has a maturity date of April 26, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. In connection with the issuance of the Note, the Company issued to the Purchaser 1,362,398 shares of its common stock (the “Returnable Shares”) that shall be returned to the Company’s treasury if the Note is fully repaid and satisfied. The Company issued 235,000 shares of common stock in connection with this note. The Note and the Returnable Shares were issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

112

On November 7, 2018, the Company entered into a Securities Purchase Agreement with Coolidge Capital, LLC, pursuant to which the Company issued to the Purchaser a Convertible Promissory Note in the aggregate amount of $75,000. The Note has a maturity date of August 7, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On November 9, 2018, the Company issued an unsecured Convertible Promissory Note to JSJ Investments, in the principal amount of $100,000 due on November 9, 2019 and bears 12% per annum interest, due at maturity. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On November 26, 2018, the Company issued an unsecured Convertible Promissory Note to Morningview Financial, in the principal amount of $55,000 due on November 26, 2019 that bears 10% per annum interest, due at maturity. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On November 28, 2018, the Company issued an unsecured Convertible Promissory Note to GS Capital Partners, in the principal amount of $200,000 due on November 28, 2019 and bears 8% per annum interest, due at maturity. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On December 4, 2018, the Company issued an unsecured Convertible Promissory Note to Auctus Fund, in the principal amount of $125,000 due on September 4, 2019 and bears 12% per annum interest, due at maturity. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On December 7, 2018, the Company issued an unsecured Convertible Promissory Note to LG Capital Funding in the principal amount of $100,000 due on December 7, 2019 that bears 10% per annum interest, due at maturity. The Company issued 39,473 shares of common stock in connection with this note. The Note and the Shares issued in connection with this Note were issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On December 12, 2018, the Company issued an unsecured Convertible Promissory Note to Eagle Equities, LLC, in the principal amount of $103,000 due on December 12, 2019 and bears 8% per annum interest, due at maturity. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On January 10, 2019, the Company issued an unsecured Convertible Promissory Note to Scotia International of Nevada, Inc. (“Scotia”), in the principal amount of $400,000 due on January 10, 2022 and bears 6% per annum interest, due at maturity. The Note was issued as part of a buyout agreement on the net smelter royalty due Scotia on the precious metals mined from the Company’s mining operation in Honduras. The Note is convertible into common stock, at holder’s option, at $0.50 per share as long as the Company’s common stock’s bid price is less than $0.75 per share. If the bid price is more than $0.75 per share, then Scotia may elect to convert at the average bid price of the common stock during the 10 trading day period prior to conversion. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On January 11, 2019, the Company entered into a Securities Purchase Agreement with POWER UP LENDING GROUP LTD. pursuant to which the Company issued to the Purchaser a Convertible Promissory Note in the aggregate amount of $53,000. The total net proceeds the Company received was $50,000 (less an original issue discount of $3,000). The Note has a maturity date of October 30, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12% - 22% default interest per annum) per annum from the date on which the Note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company may prepay the Note in whole provided that the Purchaser be given written notice not more than three (3) Trading Days. The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share at a conversion price of the greater of the fixed conversion price of or a variable conversion price as set forth in the Note. The fixed conversion price is $0.00009. The variable conversion price is 61% (39% discount) of the market price. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

113

On January 14, 2019, the Company entered into a Securities Purchase Agreement with LABRYS FUND, LP, pursuant to which the Company issued to the Purchaser a Convertible Promissory Note in the aggregate principal amount of $282,000. The Note has a maturity date of July 14, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. In connection with the issuance of the Note, the Company issued to the Purchaser 1,000,000 shares of its common stock (the “Returnable Shares”) that shall be returned to the Company’s treasury if the Note is fully repaid and satisfied. The Company issued 130,000 shares of common stock in connection with this note. The Note and the Returnable Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On January 14, 2019, the Company issued 130,000 shares of common stock of the Company were issued to Labrys Fund LP in connection with a Securities Purchase Agreement. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On January 23, 2019, the Company issued an unsecured Convertible Promissory Note to GS Capital Partners in the principal amount of $100,000 due on February 23, 2020 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $95,000 (less an original issue discount of $5,000). The Note is convertible into common stock, at holder’s option, at a 42% discount of the lowest closing price of the common stock during the 12 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On January 28, 2019, the Company issued an unsecured Convertible Promissory Note to One 44 Capital, LLC, in the principal amount of $100,000 due on January 28, 2020 and bears 8% per annum interest, due at maturity. The total net proceeds the Company received was $95,000 (less an original issue discount of $5,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On February 5, 2019, 100,000 shares of common stock of the Company were issued to Whitney Cluff as part of a conversion agreement for consulting services. These shares were issued pursuant to an exemption from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act as the common stock was issued in exchange for debt of the Company held by each shareholder, there was no additional consideration for the exchange and there was no remuneration for the solicitation of the exchange.

On February 5, 2019, the Company issued an unsecured Convertible Promissory Note to JSJ Investments, in the principal amount of $100,000 due on February 5, 2020 and bears 12% per annum interest, due at maturity. The total net proceeds the Company received was $98,000 (less an original issue discount of $2,000). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On February 12, 2019, the Company issued an unsecured Convertible Promissory Note to Coventry Enterprises, LLC in the principal amount of $50,000 due on February 12, 2020 and bears 10% per annum interest, due at maturity. The total net proceeds the Company received was $47,500 (less an original issue discount of $2,500). The Note is convertible into common stock, at holder’s option, at a 40% discount of the lowest trading price of the common stock during the 20 trading day period prior to conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased an additional 10% discount while the “Chill” is in effect. The Note was issued without registration under the Securities Act of 1933, as amended, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On March 12, 2019, 500,000 shares of common stock were issued to Trent D’Ambrosio as payment for services performed for the Company. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On March 12, 2019, 75,000 shares of common stock were issued to Whitney Cluff as payment for services performed for the Company. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

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On March 12, 2019, 25,000 shares of common stock were issued to Rod Sperry as payment for services performed for the Company. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On March 12, 2019, 50,000 shares of common stock were issued to Kyle Pickard as payment for services performed for the Company. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On March 28, 2019, 375,000 shares of common stock of the Company were issued to Richard Bass Jr. for a cash payment of $48,750 or $0.13 per share. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On May 22, 2019, 2,200,000 shares of common stock were issued to Rock Mills Capital Partners as payment for services performed for the Company as a consultant. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)(1)(2)	Financial Statements. See the audited financial statements for the year ended December 31, 2018 contained in Item 8 above which are incorporated herein by this reference.
(a)(3)	Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation (1)
3.2	Certificate of Amendment, effective March 5, 2010(2)
3.3	Certificate of Amendment, effective June 23, 2010(3)
3.4	Articles of Merger, effective May 17, 2013 (4)
3.5	Bylaws (1)
4.1	Form of Subscription Agreement entered by and between Inception Mining Inc. and Accredited Investors (5)
4.2	Letter Amendment dated November 1, 2013 to Promissory Note dated January 17, 2013 between Inception Resources, LLC and U.P and Burlington Development, LLC (8)
4.3	Securities Purchase Agreement with Typenex Co-Investment, LLC dated February 27, 2017(13)
4.4	Convertible Promissory Note issued to Typenex Co-Investment, LLC dated February 27, 2017(13)
4.5	Warrant to Purchase Shares of Common Stock issued to Labrys Fund LP dated March 7, 2017(13)
4.6	Convertible Promissory Note issued to Labrys Fund LP dated March 7, 2017(13)
4.7	Securities Purchase Agreement with Labrys Fund LP dated March 7, 2017 (13)
4.8	Convertible Promissory Note issued to Power Up Lending Group Ltd. on April 21, 2017(14)
4.9	Securities Purchase Agreement with Power Up Lending Group Ltd. dated April 21, 2017 (14)
5.1	Opinion of Counsel
10.1	Asset Purchase Agreement dated February 25, 2013, by and between Gold American, its majority shareholder Brett Bertolami, and its wholly-owned subsidiary, Inception Development Inc. on one hand, and Inception Resources, LLC on the other hand (6)
10.2	Employment Agreement by and between the Company and Michael Ahlin dated February 25, 2013 (6)
10.3	Employment Agreement by and between the Company and Whit Cluff dated February 25, 2013 (6)
10.4	Employment Agreement by and between the Company and Brian Brewer dated February 25, 2013 (6)
10.5	Employment Agreement with Michael Ahlin dated August 1, 2015 (11)

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10.6	Consulting Agreement by and between the Company and Michael Ahlin dated January 1, 2017 (13)
10.8	Debt Exchange Agreement by and between Gold American Mining Corp. and Brett Bertolami dated February 25, 2013 (6)
10.9	Agreement by and between Crawford Cattle Company LLC, as seller, and, Inception Mining Inc., as Buyer dated as of August 30, 2013 (7)
10.10	Agreement and Plan of Merger dated August 4, 2015 (11)
10.11	Addendum to Agreement and Plan of Merger (11)
10.12	List of Subsidiaries (12)
10.13	Joint Venture Agreement with Corpus Mining and Exploration, LTD dated as of October 1, 2017. (15)
10.14	Restated Employment Agreement with Trent D’Ambrosio*
10.15	Note Purchase Agreement dated May 20, 2019*
10.16	Senior Secured Redeemable Convertible Note dated as of May 20, 2019, LLC*
10.17	Warrant issued on May 20, 2019*
23.1	Consent of Counsel (Brunson Chandler & Jones, PLLC)* Filed herewith, included in Exhibit 5.1
23.2	Consent of Independent Registered Public Accounting Firm (Sadler Gibb & Associates, LLC)* Filed herewith.

*	Filed herewith.

(1)	Incorporated by reference from Form SB-2 filed with the SEC on October 31, 2007.
(2)	Incorporated by reference from Form 8-K filed with the SEC on March 10, 2010.
(3)	Incorporated by reference from Form 8-K filed with the SEC on June 28, 2010.
(4)	Incorporated by reference from Form 10-Q filed with the SEC on May 20, 2013.
(5)	Incorporated by reference from Form 8-K filed with the SEC on August 5, 2013.
(6)	Incorporated by reference from Form 8-K filed with the SEC on March 1, 2013.
(7)	Incorporated by reference from Form 8-K filed with the SEC on September 6, 2013.
(8)	Incorporated by reference from Form 10-Q filed with the SEC on June 20, 2014.
(9)	Incorporated by reference from Form 8-K filed with the SEC on March 12, 2014.
(10)	Incorporated by reference from Form 8-K filed with the SEC on October 7, 2014.
(11)	Incorporated by reference from Form 8-K filed with the SEC on October 7, 2015.
(12)	Incorporated by reference from the Form 10-K filed with the SEC on May 3, 2016.
(13)	Incorporated by reference from the Form 10-K filed with the SEC on April 17, 2017.
(14)	Incorporated by reference from the Form 10-Q filed with the SEC on May 16, 2017.
(15)	Incorporated by reference from the Form 8-K filed with the SEC on October 19, 2017.

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UNDERTAKINGS

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Murray, Utah on the 29th day of May, 2019.

INCEPTION MINING INC.

Date: June 3, 2019	By:	/s/ Trent D’Ambrosio
Trent D’Ambrosio
Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures/Title	Date

/s/ Trent D’Ambrosio	June 3, 2019
Trent D’Ambrosio, Chief Executive Officer and Chief Financial Officer

/s/ Whit Cluff	June 3, 2019
Whit Cluff, Director

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